PRELIMINARY OFFERING CIRCULAR DATED JANUARY 24, 2025

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR

Odyssey Marine Exploration, Inc.

Up to 12,000,000 Shares of Common Stock

By this offering circular (the “Offering Circular”), Odyssey Marine Exploration, Inc., a Nevada corporation, is offering on a “best-efforts” basis a maximum of 12,000,000 shares of its common stock, par value $0.0001 per share (the “Offered Shares”), at a fixed price of $1.00 to $3.00 per share (to be fixed by post-qualification supplement), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). The minimum investment established for each subscription is $100,000, though we reserve the right to accept a subscription for a lesser amount at our sole discretion.

This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow or trust account. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of SEC qualification; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) one year from the date of SEC qualification, or (c) the date on which this offering is earlier terminated by us, in our sole discretion. See “Plan of Distribution.”

	Number of Shares	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to Company(3)
Per Share	—	$3.00	$—	$3.00
Total Minimum	—	$—	$—	$—
Total Maximum	12,000,000	$36,000,000.00	$—	$36,000,000.00

(1)	Assumes a public offering price of $3.00, which represents the high end of the offering price range of $1.00 to $3.00 per share.
(2)

We may also offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(3)	Does not account for the payment of expenses of this offering estimated at $55,000.00. See “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “OMEX.” On January 23, 2025, the closing price of our common stock on the Nasdaq Capital Market was $0.6399 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors”, beginning on page 5, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to “Qualified Purchasers” on page 15. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is    , 2025.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular and the documents incorporated by reference into this Offering Circular contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” other similar expressions, and the negative of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Offering Circular. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include, but are not limited to, those noted in “Risk Factors” below and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained in other parts of this Offering Circular. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Offering Circular, any accompanying offering circular supplement, and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this Offering Circular to the “Company,” “Odyssey,” “we,” “us,” and “our” refer to Odyssey Marine Exploration, Inc.

Company Overview

Odyssey Marine Exploration, Inc. discovers, validates, and develops high-value seafloor mineral resources in an environmentally responsible manner, providing access to critical resources that can transform societies and economies for generations to come. We have a diversified mineral portfolio that includes projects controlled by us and other projects in which we are a minority owner and service provider. In addition, our team is continually working to add new projects to the portfolio by identifying potential new assets through a proprietary “Global Prospectivity Program” leading to the acquisition of appropriate rights. Our development focus is on projects that can meet stringent standards for environmental responsibility and sustainability while unlocking benefits for the host country. Environmental protection remains at the forefront of the strategic and tactical decision-making processes in all our work.

For the year ended December 31, 2023, our revenue and net loss were $804,000 and $3.9 million, respectively. For the nine months ended September 30, 2024, our revenue and net income were $632,530 and $13.4 million, respectively.

We are subject to a number of risks, which you should be aware of before you decide to buy our common stock. These risks are discussed more fully in the “Risk Factors” section of this Offering Circular.

Our Corporate Information

Our corporate offices are located at 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609. Our telephone number is (813) 876-1776. Our Internet website address is www.odysseymarine.com, and all of our filings with the SEC are available free of charge on our website. The information on or that can be accessed through our website is not a part of this Offering Circular, and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are currently also a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock, and our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies.

Offering Summary

Securities Offered	Up to 12,000,000 shares of common stock are being offered by the Company in a “best-efforts” offering.

Offering Price Per Share	A price between $1.00 and $3.00 per Offered Share (to be fixed by post-qualification supplement).

Minimum Subscription	The minimum investment established for each subscription is $100,000, though we reserve the right to accept a subscription for a lesser amount at our sole discretion.

Shares Outstanding Before This Offering(1)	29,125,333 shares of common stock issued and outstanding as of January 23, 2025.

Shares Outstanding After This Offering(1)	41,125,333 shares of common stock issued and outstanding, assuming all of the Offered Shares are sold hereunder.

Minimum Number of Shares to be Sold in This Offering	None.

Investor Suitability Standards	The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act.

Market for Our Common Stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “OMEX.”

Termination of This Offering	This offering will terminate at the earliest of (a) the date on which all of the Offered Shares have been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. See “Plan of Distribution.”

Use of Proceeds	We will use the proceeds of this offering for the repayment of outstanding debt obligations and for general corporate purposes, including working capital. See “Use of Proceeds.”

Continuing Reporting Requirements Under Regulation A	We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the “Risk Factors” section of this Offering Circular and under similar headings in any amendments or supplements to this Offering Circular and the documents incorporated herein by reference, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

(1) Based on 29,125,333 shares of common stock issued and outstanding as of January 23, 2025. Excludes the following:

•	2,152,074 shares underlying stock options outstanding under our employee stock incentive plans

•	10,727,388 shares underlying outstanding warrants for the purchase of common stock

•	20,282,409 shares underlying the conversion of convertible debt outstanding

•	7,220,141 shares underlying the right to acquire shares of our common stock pursuant to a stock purchase agreement

RISK FACTORS

An investment in our securities involves substantial risk. You should carefully consider the following risks and all other information contained in this Offering Circular and the documents incorporated by reference herein before you decide to buy any of the Offered Shares. The occurrence of any of the following risks may cause you to lose all or part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

We face risks related to the recent restatement of our financial information and the material weaknesses in our internal control over financial reporting.

We are subject to various SEC reporting and other regulatory requirements. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud and material errors in transactions and to fairly present financial statements. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing we conduct in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Stock.

As discussed in the Explanatory Note to our Annual Report on Form 10-K, we determined to restate certain financial information in our previously issued consolidated financial statements for the year ended December 31, 2022, and for the interim periods ended March 31, 2022 and 2023, June 30, 2022 and 2023, and September 30, 2022. The circumstances leading to the restatement of our previously issued financial statements, and our efforts to investigate, assess, and remediate those matters have resulted in substantial costs in the form of accounting, legal, and similar professional fees, in addition to the substantial diversion of time and attention of our senior management and members of our accounting team in preparing the restated financial statements and information.

In addition, as a result of the restatement, we have identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Although we have undertaken substantial work to maintain effective internal controls and have taken action to remediate the material weaknesses identified in connection with the restatement, we cannot be certain that we will be successful in our remediation efforts or in maintaining adequate internal controls over our financial reporting. As a result of the material weaknesses, management determined that our internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2023. If we fail to maintain an effective system of internal controls over financial reporting and disclosure controls and procedures, we may not be able to accurately determine our results of operations or financial conditions or to prevent fraud.

As a result of the restatement, we have become subject to a number of additional risks and uncertainties, which may affect investor confidence in the accuracy of our financial disclosures and may raise reputational issues for our business. We expect to continue to face the risks and challenges related to the restatement, including the following: (a) we may face potential litigation or other disputes, which may include, among others, claims invoking the federal and state securities laws, contractual claims, or other claims arising from the restatement; (b) the SEC may review the restatements and require further amendment of our public filings; and (c) the processes undertaken to effect the restatement may not have been adequate to identify and correct all errors in our historical financial statements and, as a result, we may discover additional errors and our financial statements remain subject to the risk of future restatement. We cannot provide assurance that all of the risks and challenges described above will be eliminated or that general reputational harm will not persist. If any of the foregoing risks or challenges persists, our business, operations, and financial condition could be materially adversely affected.

We face risks related to being delinquent in our SEC reporting obligations.

Primarily due to the matters that led to our restatement of prior financial statements and the material weaknesses identified in connection therewith, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, and our Annual Report on Form 10-K for the year ended December 31, 2023, were not timely filed. We expect to continue to face many of the risks and challenges related to the matters that led to the delay in the filing of that Form 10-Q and Form 10-K, including the following:

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we may fail to remediate material weaknesses in our internal control over financial reporting and other material weaknesses may be identified in the future, which would adversely affect the accuracy and timing of our financial reporting;

•

failure to timely file our SEC reports and make our current financial information available may place downward pressure on our stock price and result in the inability of our employees to sell the shares of our common stock underlying their awards granted pursuant to our equity compensation plans, which may adversely affect hiring and employee retention;

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litigation and claims, and any as regulatory examinations, investigations, proceedings, and orders arising out of our failure to file SEC reports on a timely basis, including the reasons and causes for the delay in filing, could divert management attention and resources from the operation of our business; and

•

negative reports or actions on our commercial credit ratings would increase our costs of, or reduce our access to, future commercial credit arrangements and limit our ability to refinance existing indebtedness.

If any of the foregoing risks or challenges persists, our business, operations, and financial condition are likely to be materially and adversely affected.

We have identified material weaknesses in our internal control over financial reporting, which could, if not remediated, adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner.

We have concluded that our internal control over financial reporting was not effective as of March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2023, and certain prior periods, due to the existence of material weaknesses in our internal control over financial reporting. Although we have initiated remediation measures to address the identified material weaknesses, we cannot provide assurance that our remediation efforts will be adequate to allow us to conclude that such controls will be effective in the future. We also cannot assure that additional material weaknesses in our internal control over financial reporting will not arise or be identified in the future. We intend to continue our control remediation activities and to continue to improve our overall control environment and our operational, information technology, financial systems, and infrastructure procedures and controls, as well as to continue to train, retain, and manage our personnel who are essential to effective internal controls. In doing so, we will continue to incur expenses and expend management time on compliance-related issues. If we are unable to successfully complete our remediation efforts or favorably assess the effectiveness of our internal control over financial reporting, our operating results, financial position, ability to accurately report our financial results and timely file our SEC reports, and stock price could be adversely affected.

Moreover, because of the inherent limitations of any control system, material misstatements due to error or fraud may not be prevented or detected on a timely basis, or at all. If we are unable to provide reliable and timely financial reports in the future, our business and reputation may be further harmed. Restated financial statements and failures in internal controls may also cause us to fail to meet reporting obligations, negatively affect investor and customer confidence in our management or result in adverse publicity and concerns from investors and customers, any of which could have a negative effect on the price of our common stock, subject us to further regulatory investigations, potential penalties or stockholder litigation, and have a material adverse impact on our business and financial condition.

Our business involves a high degree of risk.

An investment in Odyssey is extremely speculative and of exceptionally high risk. With respect to mineral exploration projects, there are uncertainties with respect to the quality and quantity of the material and their economic feasibility, the price we can obtain for the sale of the deposit or the ore extracted from the deposit, the granting of the necessary permits to operate, environmental safety, technology for extraction and processing, distribution of the eventual ore product, and funding of necessary equipment and facilities. In projects where Odyssey takes a minority ownership position in the company holding the mining rights, there may be uncertainty as to that company’s ability to move the project forward.

We may continue to experience significant losses from operations.

We have experienced a loss from operations in every fiscal year since our inception except for 2004. Our net losses were $3.9 million in 2023 and $30.0 million in 2022. Even if we do generate operating income in one or more periods in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long term, or even for any quarter. The audit report covering our consolidated financial statements contains an explanatory paragraph that states that the Company’s operating losses and need for additional capital to fund operations and capital expenditures raise substantial doubt about our ability to continue as a going concern.

The research and data we use may not be reliable.

The success of a mineral project is dependent to a substantial degree upon the research and data we or the contracting party have obtained. By its very nature, research and data regarding mineral deposits can be imprecise, incomplete, outdated, and unreliable. For mineral exploration, data is collected based on a sampling technique and available data may not be representative of the entire ore body or tenement area. Prior to conducting off-shore exploration, we typically conduct on-shore research. There is no guarantee that the models and research conducted onshore will be representative of actual results on the seafloor. Offshore exploration typically requires significant expenditures, with no guarantee that the results will be useful or financially rewarding.

Operations may be affected by natural hazards.

Underwater exploration and recovery operations are inherently difficult and dangerous and may be delayed or suspended by weather, sea conditions or other natural hazards. Further, such operations may be undertaken more safely during certain months of the year than others. We cannot guarantee that we, or the entities we are affiliated with, will be able to conduct exploration, sampling or extractions operations during favorable periods. In addition, even though sea conditions in a particular search location may be somewhat predictable, the possibility exists that unexpected conditions may occur that adversely affect our operations. It is also possible that natural hazards may prevent or significantly delay operations. Seabed mineral extraction work may be subject to interruptions resulting from storms that adversely affect the extraction operations or the ports of delivery. Project planning considers these risks.

We may be unable to establish our rights to resources or items we discover or recover.

We may discover potentially valuable seabed mineral deposits, but we may be unable to get title to the deposits or get the necessary governmental permits to commercially extract the minerals. Mineral deposits may be in controlled waters where the policies and laws of a certain government may change abruptly, thereby adversely affecting our ability to operate in those zones. We have a process for evaluating this risk in our proprietary “Global Prospectivity Program”.

The market for minerals we recover is uncertain.

During the time between when a mineral deposit is discovered and the first extracted minerals are sold, world and local prices for the mineral may fluctuate drastically and thereby adversely affect the economics of the mineral project.

We could experience delays in the disposition or sale of minerals.

It may take significant time between when a mineral deposit is discovered, and the first extracted minerals are sold. Stakes in the mineral deposits can potentially be sold at an earlier date, but there is no guarantee that there will be readily available buyers at favorable competitive prices.

Legal, political, or civil issues could interfere with our marine operations.

Legal, political, or civil issues of governments throughout the world could restrict access to our operational marine sites or interfere with our marine operations or rights to seabed mineral deposits. In many countries, the legislation covering ocean exploration lacks clarity or certainty. As a result, when we are conducting projects in certain areas of the world for our own account or on our behalf of a contracting party, we may be subjected to unexpected delays, requests, and outcomes as we work with local governments to define and obtain the necessary permits and to assert our claims over assets on the seafloor bottom. Our vessel, equipment, personnel and cargo could be seized or detained by government authorities. We may have to work with different units of a government, and there may be a change of government representatives over time. This may result in unexpected changes or interpretations in government contracts and legislation.

Non-governmental organizations, or NGOs, that are opposed to seafloor mineral extraction may attempt to disrupt business operations. NGOs may also use disinformation in the media to damage our reputation and the reputations of our projects. This may result in delays to project timelines and incremental costs to the company to implement strategies to mitigate and counter NGO activities.

We may be unable to get permission to conduct exploration, or extraction operations.

It is possible we will not be successful in obtaining the necessary permits to conduct exploration and extraction operations. In addition, permits we obtain may be revoked or not honored by the entities that issued them. In addition, certain governments may develop new permit requirements that could delay new operations or interrupt existing operations.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses.

As changes in our business environment occur, we may need to adjust our business strategies to meet these changes, or we may otherwise find it necessary to restructure our operations or particular businesses or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets or sell certain assets. In any of these events our costs may increase, and we may have significant charges associated with the write-down of assets.

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash inflows is dependent upon our ability to provide mineral exploration and development services to our subsidiaries and other subsea mineral companies or monetize mineral rights. However, we cannot guarantee that the sales and other cash sources will generate sufficient cash inflows to meet our overall cash requirements. If cash inflows are not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. While we have been successful in raising the necessary funds in the past, there can be no assurance we can continue to do so in the future.

We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with the majority of our key employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

We depend on consultants and subcontractors to perform services in certain technical areas, and may face competition and creditor risk in engaging such consultants or vendors.

Our technical consultants and subcontractors supplement and complement the work performed by our employees and are difficult to replace. We may not be able to engage highly qualified consultants or vendors in the future, or there may be contract or credit risk relating to engagement of key consultants or vendors, which could adversely affect our business.

Technological obsolescence of our marine assets or failure of critical equipment could put a strain on our capital requirements or operational capabilities.

From time to time, we employ state-of-the-art technology including sonars, magnetometers, ROVs, vessels, and other advanced science and technology to perform seabed mineral exploration. Although we try to maintain back-ups on critical equipment and components, equipment failures may require us to delay or suspend operations. Also, while we endeavor to keep marine equipment in excellent working condition and current with all available upgrades, technological advances in new equipment may provide superior efficiencies compared to the capabilities of our existing equipment, and this could require us to purchase new equipment which would require additional capital.

We may not be able to contract with clients or customers for marine services or third-party projects.

From time to time we earn revenue by chartering out equipment and crew and providing marine services to clients or customers. Even if we do contract out our services, the revenue may not be sufficient to cover administrative overhead costs. Although the operational results of these third-party projects are generally successful, the clients or customers may not be willing or financially able to continue with third-party projects of this type in the future. Failure to secure such revenue producing contracts in the future may have a material adverse impact on our revenue and operating cash flows.

The issuance of shares at conversion prices lower than the market price at the time of conversion and the sale of such shares could adversely affect the price of our common stock.

Some of our outstanding shares may have been acquired from time to time upon the conversion of convertible notes at conversion prices that are lower than the market price of our common stock at the time of conversion. In the past, Odyssey has issued debt obligations that could be converted into common shares at prices below the current market price. Conversion of the notes at conversion prices that are lower than the market price at the time of conversion and the sale of the shares issued upon conversion could have an adverse effect upon the market price of our common stock.

Investments in subsea mineral exploration companies may prove unsuccessful.

We have invested in marine mineral companies that to date are still in the exploration phase and have not begun to earn significant revenue from operations. We may or may not have control or input on the future development of these businesses. There can be no assurance that these companies will achieve profitability or otherwise be successful in capitalizing on the mineralized materials they intend to exploit or through other revenue-generating activities.

We may be subject to short selling strategies.

Short sellers of our stock may be manipulative and may attempt to drive down the market price of our common stock. Short selling is the practice of selling securities that the seller does not own but rather has, supposedly, borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. Although traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called “research reports” that mimic the type of investment analysis performed by large Wall Street firms and independent research analysts. These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base. Issuers who have limited trading volumes and are susceptible to higher volatility levels than large-cap stocks, can be particularly vulnerable to such short seller attacks. These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the

U.S., are not subject to certification requirements imposed by the SEC and, accordingly, the opinions they express may be based on distortions or omissions of actual facts or, in some cases, fabrications of facts. In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running just one successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed short sellers will continue to issue such reports.

Some of our equipment or assets could be seized or we may be forced to sell certain assets.

We have pledged certain assets, such as equipment and shares of subsidiaries, as collateral under our loan agreements. Some suppliers have the ability to seize some of our assets if we do not make timely payments for the services, supplies, or equipment that they have provided to us. If we were unable to make payments on these obligations, the lender or supplier may seize the asset or force the sale of the asset. The loss of such assets could adversely affect our operations. The sale of the asset may be done in a manner and under circumstances that do not provide the highest cash value for the sale of the asset.

We could be delisted from the Nasdaq Capital Market.

Our common stock is listed on the Nasdaq Capital Market, which imposes, among other requirements, a minimum bid price requirement. The closing bid price for our common stock must remain at or above $1.00 per share to comply with Nasdaq’s minimum bid requirement for continued listing. If the closing bid price for our common stock is less than $1.00 per share for 30 consecutive business days, Nasdaq may send us a notice stating we will be provided a period of 180 days to regain compliance with the minimum bid requirement or else Nasdaq may make a determination to delist our common stock. Another requirement for continued listing on the Nasdaq Capital Market is to maintain our market capitalization above $35.0 million. Nasdaq notified us on October 30, 2024 that we did not meet the $35.0 million market capitalization requirement, and on November 4, 2024 that we did not meet the $1.00 minimum bid price requirement.

Our failure to regain compliance with the above-mentioned and other Nasdaq continued listing requirements may lead to the delisting of our common from the Nasdaq Capital Market. Delisting from the Nasdaq Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from the Nasdaq Capital Market, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

Our insurance coverage may be inadequate to cover all of our business risks.

Although we seek to obtain insurance for some of our main operational risks, there is no guarantee that the insurance policies that we have are sufficient, that they will be in place when needed, that we will be able to obtain insurance coverage when desired, that insurance will be available on commercially attractive terms, or that we will be able to anticipate the risks that need to be insured. Although we may be able to ensure our marine assets for certain risks such as certain possible loss or damage scenarios, we may lack insurance to cover against government seizure or detention of our certain marine assets. Permanent loss or temporary loss of our marine assets and the associated business interruption without commensurate compensation from an insurance policy could severely impact the financial results and operational capabilities of the company.

We may be exposed to cyber security risks.

We depend on information technology networks and systems to process, transmit and store electronic information and to communicate among our locations around the world and among ourselves within our company. Additionally, one of our significant responsibilities is to maintain the security and privacy of our confidential and proprietary information and the personal data of our employees. Our information systems, and those of our service and support providers, are vulnerable to an increasing threat of continually evolving cybersecurity risks. Computer viruses, hackers and other external hazards, as well as improper or inadvertent staff behavior could expose confidential company and personal data systems and information to security breaches. Techniques used to obtain unauthorized access or cause system interruption change frequently and may not immediately produce signs of intrusion. As a result, we may be unable to anticipate these incidents or techniques, timely discover them, or implement adequate preventative measures. With respect to our commercial arrangements with service and support providers, we have processes designed to require third-party IT outsourcing, offsite storage and other vendors to agree to maintain certain standards with respect to the storage, protection and transfer of confidential, personal and proprietary information. However, we remain at risk of a data breach due to the intentional or unintentional non-compliance by a vendor’s employee or agent, the breakdown of a vendor’s data protection processes, or a cyber-attack on a vendor’s information systems or our information systems.

Subsea, development, and operating have inherent risks.

Mining operations generally involve a high degree of risk. The financing, exploration, development and mining of any of our properties is furthermore subject to a number of macroeconomic, legal and social factors, including commodity prices, laws and regulations, political conditions, currency fluctuations, the ability to hire and retain qualified people, the inability to obtain suitable and adequate machinery, equipment or labor and obtaining necessary services in the jurisdictions in which we may operate. Unfavorable changes to these and other factors have the potential to negatively affect our operations and business. Major expenses may be required to locate and establish mineral reserves and resources, to develop processes and to construct mining and processing facilities at a particular site. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Unusual or infrequent weather phenomena, sabotage, government or other interference could adversely affect our operations, financial condition and results of operations. It is impossible to ensure that the exploration or development programs planned by us will result in a profitable commercial mining operation. Whether precious or base metal or mineral deposits will be commercially viable depends upon a number of factors, some of which are: the particular attributes of the deposit, such as the quantity and quality of mineralization; mineral prices, which are highly volatile; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in not receiving an adequate return on invested capital. There is no certainty that the expenditures to be made by us towards the exploration and evaluation of our projects will result in discoveries or production of commercial quantities of the minerals. In addition, once in production, mineral reserves are finite and there can be no assurance that we will be able to locate additional reserves as existing reserves are depleted.

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

Our exploration operations are subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labor standards. For us to carry out our activities, various licenses and permits must be obtained and kept current. There is no guarantee that the Company’s licenses and permits will be granted, or that once granted will be maintained and extended. In addition, the terms and conditions of such licenses or permits could be changed and there can be no assurances that any application to renew any existing licenses will be approved. There can be no assurance that all permits that we require will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on our operations. We may be required to contribute to the cost of providing the required infrastructure to facilitate the development of our properties and will also have to obtain and comply with permits and licenses that may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies and financial assurances. There can be no assurance that we will be able to comply with any such conditions and non-compliance with such conditions may result in the loss of certain of our permits and licenses on properties, which may have a material adverse effect on us. Future taxation of mining operators cannot be predicted with certainty so planning must be undertaken using present conditions and best estimates of any potential future changes. There is no certainty that such planning will be effective to mitigate adverse consequences of future taxation on us.

We may not be able to obtain all required permits and licenses to place any of our properties into production.

Our current and future operations, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, environmental protection, mine safety and other matters. Companies engaged in mineral property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We cannot predict if all permits which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Calculations of mineral resources and mineral reserves are estimates only and subject to uncertainty.

The estimation of mineral resources is an imprecise process and the accuracy of such estimates is a function of the quantity and quality of available data, the assumptions used and judgments made in interpreting engineering and geological information and estimating future capital and operating costs. There is significant uncertainty in any reserve or resource estimate, and the economic results of mining a mineral deposit may differ materially from the estimates as additional data are developed or interpretations change.

Estimated mineral resources and mineral reserves may be materially affected by other factors.

In addition to uncertainties inherent in estimating mineral resources, other factors may adversely affect estimated mineral resources and mineral reserves. Such factors may include but are not limited to metallurgical, environmental, permitting, legal, title, taxation, socio-economic, marketing, political, gold prices, and capital and operating costs. Any of these or other adverse factors may reduce or eliminate estimated mineral reserves and mineral resources and could have a material adverse effect on our business, prospects, results of operations, cash flows, financial condition and corporate reputation.

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed per share price of $3.00, which represents the high end of the offering price range herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	3,000,000.00	6,000,000	9,000,000	12,000,000
Gross proceeds	$9,000,000.00	$18,000,000	$27,000,000	$36,000,000
Offering expenses(1)	55,000.00	55,000.00	55,000.00	55,000.00

Net proceeds	$8,945,000.00	$17,945,000.00	$26,945,000.00	$35,945,000.00

(1)	Represents legal and accounting fees and expenses and miscellaneous out-of-pocket costs. See “Plan of Distribution.”

Management of the Company has wide latitude and discretion in the use of proceeds from this offering. Ultimately, we intend to use the net proceeds from this offering for general corporate purposes, including working capital.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. There is no arrangement to return funds to subscribers if all of the securities offered are not sold.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 12,000,000 Offered Shares on a “best-efforts” basis, at a fixed price of $1.00 to $3.00 per Offered Share (to be fixed by post-qualification supplement). The minimum investment established for each subscription is $100,000, though we reserve the right to accept a subscription for a lesser amount at our sole discretion. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our management team, including our executive officers, among others. Members of our management team will not receive any compensation for offering or selling the Offered Shares. We believe that the members of our management team are exempt from registration as broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, each such individual:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act;

•	is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Odyssey Marine Exploration, Inc. at: subscriptions@odysseymarine.com; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest thereon or deduction therefrom.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of the Company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

State Law Exemption and Offerings to “Qualified Purchasers”

The Securities are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Securities offered hereby are offered and sold only to “qualified purchasers.”

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Securities to qualified purchasers in every state of the United States and Canadian province.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Listing of the Offered Shares

The Offered Shares will be listed on the Nasdaq Capital Market under the symbol “OMEX.”

Fees, Commissions and Discounts

Members of our management team will not receive any compensation for offering or selling the Offered Shares.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock, together with the additional information included in any applicable offering circular supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock because those documents, and not this description, set forth the terms of our capital stock.

Authorized Capital Stock

Our authorized capitalization consists of 75,000,000 shares of common stock, par value $0.0001 per share, and 24,984,166 shares of preferred stock, par value $.0001 per share.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of January 23, 2025, we had 29,125,333 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of our preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking-fund provisions available to the common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this Offering Circular will be, fully paid and nonassessable.

Preferred Stock

We have authority under our articles of incorporation to issue up to 24,984,166 shares of our preferred stock, par value $.0001 per share. As of the date of this Offering Circular, there are no shares of our preferred stock issued and outstanding.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	redemption prices;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of Nevada Law

We are subject to anti-takeover provisions of the Nevada Revised Statutes (“NRS”), including NRS 78.411 through 78.444, inclusive (the “Combinations with Interested Stockholder Statute”) with respect to combinations with interested stockholders, and NRS 78.378 through 78.3793 (the “Control Share Acquisitions Statute”), with respect to the acquisition of a controlling interest in certain corporations doing business in the state.

Combinations with Interested Stockholder Statute. Sections 78.411-78.444, inclusive, of the NRS contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation of a Nevada corporation or any subsidiary of a Nevada corporation with the interested stockholder or any other entity, whether or not itself is an interested stockholder of the Nevada corporation, which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder; (ii) any sale, lease, exchange mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the Nevada corporation or any subsidiary of the Nevada corporation (x) having an aggregate market value equal to more than 5% of the aggregate market value of all of the consolidated assets of the Nevada corporation, (y) having an aggregate market value equal to more than 5% of the aggregate market value of all the outstanding voting shares of the Nevada corporation, or (z) representing more than 10% of the earning power or net income of the Nevada corporation (determined on a consolidated basis); (iii) the issuance or transfer by the Nevada corporation or any subsidiary of the Nevada corporation, in one transaction or a series of transactions, of any shares of the Nevada corporation or any subsidiary of the Nevada corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of the Nevada corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Nevada corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Nevada corporation under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or affiliate or associate of the interested stockholder; (v) except for transactions that would not constitute a combination pursuant to subsection (iii) above, any reclassification of securities (including share splits, share dividend or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares), any recapitalization of the Nevada corporation, any merger or consolidation of the Nevada corporation with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving the interested stockholder, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the Nevada corporation or any subsidiary of the Nevada corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; and (vi) any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the Nevada corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the Nevada corporation.

For purposes of the NRS, an “interested stockholder” is defined to include any person, other than the Nevada corporation or any subsidiary of the Nevada corporation, that is: (a) a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Nevada corporation or (b) an affiliate or associate of the Nevada corporation and was, at any time within two years immediately before the date in question, the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the Nevada corporation.

Subject to certain exceptions, the provisions of the Combinations with Interested Stockholder Statute provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder or (ii) during the two-year period, the transaction is approved by the board and by 60% of the disinterested stockholders at an annual or special meeting of the stockholders.

After such two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless: (i) the business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power (excluding the shares held by the interested stockholder or any affiliate or associate of the interested stockholder); or (iii) the combination meets the requirements of 78.411 through 78.444 of the NRS, inclusive.

The NRS allows a corporation to “opt out” of the Combinations with Interested Stockholder Statute, by providing in such corporation’s original articles of incorporation or bylaws that such statute does not apply to the corporation. Unless certain limited exceptions apply, corporations cannot opt out of such statute by amending their articles of incorporation or bylaws. We have not opted out of the Combinations with Interested Stockholder Statute; provided, however, that pursuant to our Second Amended and Restated Bylaws, as amended, and in accordance with the provisions of NRS 78.273, we have opted out of the Combinations with Interested Stockholder Statute with respect to any acquisition of a controlling interest by Minera del Norte S.A. de C.V., Epsilon Acquisitions LLC or any of their respective affiliates.

Control Share Acquisitions Statute. If applicable to a Nevada corporation, the Control Share Acquisition Statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions (i) a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and (ii) an “issuing corporation” means a Nevada corporation, as of any date, that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation (excluding the shares held by the acquiring person) at an annual or special meeting of the stockholders.

The NRS allows a corporation to “opt out” of the Control Share Acquisitions Statute by providing in such corporation’s articles of incorporation or bylaws, in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, that the Control Share Acquisitions Statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. We have not opted out of the Control Share Acquisitions Statute.

Market Information

Our common stock is traded on the Nasdaq Capital Market under the symbol “OMEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., Golden, Colorado.

BUSINESS

Overview

Odyssey Marine Exploration, Inc. discovers, validates and develops high-value seafloor mineral resources in an environmentally responsible manner, providing access to critical resources that can transform societies and economies for generations to come.

The company has a diversified mineral portfolio that includes projects controlled by us and other projects in which we are a minority owner and service provider. In addition, our team is continually working to add new projects to the portfolio by identifying potential new assets through a proprietary Global Prospectivity Program leading to the acquisition of appropriate rights. Our development focus is on projects that can meet stringent standards for environmental responsibility and sustainability while unlocking benefits for the host country. Environmental protection remains at the forefront of the strategic and tactical decision-making processes in all our work.

Each project in the portfolio is advanced along a defined development path, decreasing risk and increasing confidence and value along the way. These steps may include, but are not limited to, verification and quantification of the mineral asset, collection of baseline environmental data essential for environmental permitting, environmental impact studies and reports, design and verification of extraction systems and definition and verification of commercial programs. Odyssey may elect to sell equity in individual projects to fund continued advancement of the project.

For nearly 30 years, we have deployed cutting-edge ocean technology and processes at depths up to 6,000 meters, under the direction of some of the industry’s most skilled and successful ocean exploration professionals, scientists, and environmental specialists.

Importance of Seabed Mineral Exploration

There is growing global demand for critical mineral resources to power the green economy, feed the world’s growing population and provide vital infrastructure. Land based deposits of cobalt, manganese, rare earth minerals, phosphorite, gold, silver, copper and zinc are being depleted. As the worldwide population continues to grow, it is necessary to explore additional and alternative sources of these much-needed materials to meet increasing forecasted demand.

Climate change and the global transition to a lower carbon economy presents opportunities for Odyssey given the increased demand for raw materials for the future green economy, including those required for renewable energy generation and storage. Furthermore, as the worldwide population continues to grow, it is necessary to explore additional and alternative sources of these much-needed materials.

Subsea mineral deposits can provide these critical resources with less adverse social and environmental impact. We have the expertise and technology to find and access these deposits and to prepare the project for extraction in an economically feasible and environmentally sensitive way.

Benefits of Ocean Mineral Resource Development

Some of the benefits of ocean mineral resource development include:

•

Infrastructure Expense. No site-specific infrastructure and generally low capital expenditures. Ship-based extraction systems provide the ability to redeploy, repurpose or increase equipment productivity through cost/tonne or ship charter financing options.

•	Overburden. Compared to terrestrial projects, overburden to be removed in most proposed seafloor mining projects is less or none, which contributes to operational efficiencies.

•	Flexibility. Extraction ships can be repurposed and moved to different types of deposits/minerals or projects to suit market conditions without infrastructure loss at minimal costs.

•	Social Displacement. No people are displaced, no disruption of society or property.

•

Environmental Impact. Seafloor mining can be done responsibly with limited biological impact and a manageable, minimal footprint. No forested lands will be impacted, and freshwater systems are not affected. Seafloor dredging, aggregate, and diamond mining have been carried out for many years in shallow waters around the world and with appropriate mitigation programs have posed minimal adverse impact to marine ecosystems.

•

Transshipment. Shipping logistics are efficient as ore and materials are extracted and moved directly to bulk carriers, lowering the number of steps in the delivery process thus reducing time and costs.

Considering the benefits of subsea mineral resource extraction, we are convinced that ocean mining will be the best practice for responsible provision of critical resources required worldwide. Odyssey is taking the lead in preparing for this future through the validation and development of environmentally and socially responsible seafloor mineral projects.

Mineral and Offshore Services

We provide specialized mineral exploration, project development and marine services to clients (subsidiary companies, other companies and/or governments). As our business is focused on the development of a diversified portfolio of subsea resources, we may elect to receive equity for the provision of our services on select mineral projects. We have an extensive history conducting deep-ocean projects down to 6,000 meters in depth including deep-ocean resource explorations, ship and airplane wreck explorations, archaeological recovery and conservation and insurance documentation. We also apply this experience and expertise to advance our project portfolio.

Operational Projects and Status

We focus on projects that can meet stringent standards for environmental responsibility while unlocking benefits for the host community and country.

Our subsea project portfolio contains multiple projects in various stages of development throughout the world and across different mineral resources. We are regularly evaluating new projects through the development of new deposits, acquisition of mineral rights/deposits and through a leveraged contracting model, which allows the company to earn equity in deep-sea mineral projects.

With respect to mineral deposits, Subpart 1300 of Regulations S-K outlines the Securities and Exchange Commission’s (“SEC”) basic mining disclosure policy and what information may be disclosed in public filings. See Item 2 Properties.

Although Odyssey has a variety of projects in various stages of development, only projects with material activity in the past 12 months are included below.

ExO Phosphate Project

The “Exploraciones Oceánicas” Phosphate Project is a rich deposit of phosphate sands located 70-90 meters deep within Mexico’s Exclusive Economic Zone (“EEZ”). This deposit contains a large amount of high-grade phosphate ore that can be extracted on a financially attractive basis (essentially a standard dredging operation). The product will be attractive to Mexican and other world producers of fertilizers and can provide important benefits to Mexico’s agricultural development.

The deposit lies within an exclusive mining concession licensed to the Mexican company Exploraciones Oceánicas S. de R.L. de CV (“ExO”). Oceanica Resources, S. de R.L., a Panamanian company (“Oceanica”) owns 99.99% of ExO, and Odyssey owns 56.04% of Oceanica through Odyssey Marine Enterprises, Ltd., a wholly owned Bahamian company (“Enterprises”).

In 2012, ExO was granted a 50-year mining license by Mexico (extendable for another 50 years at ExO’s option) for the deposit that lies 25-40 km offshore in Baja California Sur.

We spent more than three years preparing an environmentally sustainable development plan with the assistance of experts in marine dredging and leading environmental scientists from around the world. Key features of the environmental plan included:

•	No chemicals would be used in the dredging process or released into the sea.

•

A specialized return down pipe that exceeds international best practices to manage the return of dredged sands close to the seabed, limiting plume or impact to the water column and marine ecosystem (including primary production).

•	The seabed would be restored after dredging in such a way as to promote rapid regeneration of seabed organisms in dredged areas.

•	Ecotoxicology tests demonstrated that the dredging and return of sediment to the seabed would not have toxic effects on organisms.

•

Sound propagation studies concluded that noise levels generated during dredging would be similar to whale-watching vessels, merchant ships and fisherman’s ships that already regularly transit this area, proving the system is not a threat to marine mammals.

•	Dredging is limited to less than one square kilometer each year, which means the project would operate in only a tiny proportion of the concession area each year.

•

Proven turtle protection measures were incorporated, even though the deposit and the dredging activity are much deeper and colder than where turtles feed and live, making material harm to the species highly remote.

•	There will be no material impact on local fisheries as fishermen have historically avoided the water column directly above the deposit due to the naturally low occurrence of fish there.

•	The project would not be visible from the shoreline and would not impact tourism or coastal activities.

•	Precautionary mitigation measures were incorporated into the development plan in line with best-practice global operational standards.

•	The technology proposed to recover the phosphate sands has been safely used in Mexican waters for over 20 years on more than 200 projects.

Notwithstanding the factors stated above, in April 2016 the Mexican Ministry of the Environment and Natural Resources (“SEMARNAT”) unlawfully rejected the permit to move forward with the project.

ExO challenged the decision in Mexican federal court and in March 2018, the Tribunal Federal de Justicia Administrativa (“TFJA”), an 11-judge panel, ruled unanimously that SEMARNAT denied the application in violation of Mexican law and ordered the agency to re-take its decision. Just prior to the change in administration later in 2018, SEMARNAT denied the permit a second time in defiance of the court. ExO once again challenged the unlawful SEMARNAT decision before the TFJA. On October 25, 2024, the TFJA announced its ruling in favor of SEMARNAT. ExO has appealed the TFJA’s ruling.

In addition, in April 2019, we filed a claim under the North American Free Trade Agreement (“NAFTA”) against Mexico to protect our shareholders’ interests and significant investment in the project.

Our claim sought compensation on the basis that SEMARNAT’s wrongful repeated denial of authorization has destroyed the value of our investment in violation of NAFTA.

On June 14, 2019, Odyssey and ExO executed an agreement that provided up to $6.5 million in funding for prior, current and future costs of the NAFTA action. On January 31, 2020, this agreement was amended and restated, as a result of which the availability increased to $10.0 million. In December 2020, Odyssey announced it secured an additional $10.0 million from the funder to aid in our NAFTA case. On June 14, 2021, the funder agreed to fund up to an additional $5.0 million for arbitration costs. The funder will not have any right of recourse against us unless the environmental permit is awarded or if proceeds are received.

On September 17, 2024, Odyssey received notification from the International Centre for Settlement of Investment Disputes (“ICSID”) of the arbitral award on the claims brought by Odyssey, on behalf of itself and ExO, against the United Mexican States under Chapter Eleven of NAFTA. The arbitral tribunal issued an award in favor of the Company and ExO. The award orders Mexico to pay US$37.1 million for breaching its obligations under NAFTA, plus interest at the one-year Mexico

Treasury bond rate, compounded annually, from October 12, 2018, until the award is paid in full, plus the arbitrators’ fees and ICSID administrative costs. The amounts awarded are net of Mexican taxes and Mexico may not tax the award.

In October 2024, the Company discovered that the Mexican mining authority unlawfully cancelled ExO’s mining concessions in June and August 2024. ExO is challenging the cancellation.

CIC Project

CIC Limited (“CIC”) is a deep-sea mineral exploration company. CIC is supported by a consortium of companies providing expertise and financial contributions in support of development of the project. Odyssey is a member of the consortium, which also includes Royal Boskalis Westminster N.V.

In February 2022, the Cook Islands Seabed Minerals Authority (“SBMA”) awarded CIC a five-year exploration license beginning June 2022. Offshore explorations and research commenced in the third quarter of 2022 with positive results in early sampling, which tested vessel and equipment functions and performance, and provided information and data further defining the requirements for viable operational functions as the basis for a longer-term operation over the license period. The early operations also resulted in preliminary resource sampling, which will ultimately accrue to the resource evaluation and regional environmental assessment.

Through a wholly owned subsidiary, we have earned and now hold approximately 15.3% of the current outstanding equity units of CIC issued in exchange for provision of services by the Company.

We have the ability to earn up to an aggregate of 20.0 million equity units over the next calendar year, which represents an approximate 16.0% interest in CIC, based upon the currently outstanding equity units. This means we can earn approximately 1.1 million additional equity units in CIC under our current services agreement. We achieved our current equity position through the provision of services rendered to CIC (see Note 6, Investment in Unconsolidated Entity).

Ocean Minerals, LLC Project

Ocean Minerals, LLC (“OML”) is a deepwater critical metals exploration and development company incorporated in the Cayman Islands. Moana Minerals Limited (“Moana Minerals”) is a wholly owned subsidiary of OML and is a deepwater critical metals exploration and development company incorporated in the Cook Islands with offices and operations based in Rarotonga, Cook Islands. In 2022, the SBMA awarded Moana Minerals a five-year exploration license (“EL3”) for a 23,630 square kilometer area in the Cook Islands’ EEZ.

Moana Minerals has validated vast polymetallic nodules in its exploration license area and, in compliance with SBMA’s regulations, standards and guidelines, it is conducting further exploration activities to increase confidence in the reported mineral resource and size of the reported mineral resources and to secure environmental approvals to perform commercial operations. OML and its project partners are also advancing work to develop recovery systems to harvest and process these high-quality seafloor polymetallic nodules and processing solutions to convert them into commercial grade metals.

On June 4, 2023, Odyssey entered into a purchase agreement to acquire an approximately 13% interest in OML in exchange for a contribution by Odyssey of its interest in its then wholly owned subsidiary, ORI, whose sole asset was a 6,000-meter remotely operated vehicle (“ROV”), cash contributions of up to $10.0 million in a series of transactions over the following year, a Contribution Agreement and an Equity Exchange Agreement (the “OML Put Option”). On July 3, 2023, the parties consummated the initial closing of the purchase agreement, pursuant to which Odyssey’s wholly owned subsidiary obtained approximately 6.28% of OML’s outstanding equity interests. On October 18, 2024, Odyssey and OML entered into a Termination Agreement pursuant to which the parties terminated the OML Purchase Agreement. The Termination Agreement terminated the parties’ rights and obligations relating to the Second OML Units, Third OML Units and Optional Units (see Note 6, Investment In Unconsolidated Entity), but did not affect Odyssey’s ownership of the Initial OML Units or its obligation to pay the lease payments for the Retriever asset (see Note 6, Investment In Unconsolidated Entity). The Termination Agreement also did not affect the Equity Exchange Agreement or Contribution Agreement (each as defined above), each of which remains in effect.

The 6,000-meter rated ROV contributed to OML by Odyssey provides OML with an additional tool to advance the project toward eventual applications for an environmental permit and harvesting license when exploration and feasibility studies are completed and demonstrate how harvesting can be done without serious environmental harm. OML continues to advance its current Joint Ore Reserve Committee (“JORC”) compliant report, substantially increasing resources reporting to indicated and measured confidence levels and completing its preliminary Feasibility Study, among other important project milestones it is working to achieve.

LIHIR Gold Project

The exploration license for the Lihir Gold Project covers a subsea area that contains several prospective gold exploration targets in two different mineralization types: seamount-related epithermal and modern placer gold. Two subaqueous debris fields within the area are adjacent to the terrestrial Ladolam Gold Mine and are believed to have originated from the same volcanogenic source. The resource lies 500-2,000 meters deep in the Papua New Guinea Exclusive Economic Zone off the coast of Lihir Island, adjacent to the location of one of the world’s largest know terrestrial gold deposits. We have an 85.6% interest in Bismarck Mining Corporation, Ltd, the Papua New Guinea company that holds the exploration license (the “Bismarck Exploration License”) for the project.

Previous exploration expeditions in the license area, including research conducted by Odyssey, indicate it is highly prospective for commercially viable gold content.

In November 2023, Papua New Guinea issued a permit extension allowing Odyssey to continue with our exploration program. We have developed an exploration program for the Lihir Gold Project to validate and quantify the precious and base metal content of the prospective resource. The Company met with local regulatory authorities, specialists in local mining, environmental legal experts, and logistics support service companies in Papua New Guinea to establish baseline business functions essential for a successful program to support upcoming marine exploration operations in the license area. This offshore work began in late 2021 and is ongoing. Bismarck and Odyssey value the environment and respect the interests and people of Papua New Guinea and Lihir and are committed to transparent sharing of all environmental data collected during the exploration program.

Offshore survey and mapping operations commenced in December 2021 in the Papua New Guinea, Lihir license area and was completed in 2022. This work produced a high-resolution acoustic terrain model of the seafloor in the area, as well as acquiring acoustic images of subseafloor sediments and lithology. This allowed characterization of the geologic setting of the area and essentially created a “snapshot” of the environment. These activities will help us to further characterize the value of this project and allow informed decision making on how to proceed with environmentally sensitive direct geologic sampling.

During 2023, Odyssey continued exploration in the exploration license area to continue to validate the geological prospectivity of the property. In addition to examining the regional geological and tectonic settings of the region, additional multibeam data and 127 geological samples were collected, and seven ROV dives were conducted. These activities increased Bismarck’s confidence in the presence of enriched mineral targets within the exploration license area. Likewise, two target sites were identified for future resource sampling. On November 13, 2023, Bismarck received a further renewal of the Bismarck Exploration License. Future exploration will focus on continued sampling in these locations while working towards a defined resource assessment and gathering environmental baseline data to compile an environmental impact assessment.

Odyssey’s multi-year exploration program is planned to focus on robust environmental surveys and studies that will accrue to environmental permitting in compliance with Papua New Guinea’s requirements as well as the development of an Environmental Impact Assessment (“EIA”). During the exploration phase, steps to validate and quantify the precious and base metal content of the prospective resource would also be carried out. Once completed, if the data shows extraction can be carried out responsibly, Odyssey will apply for a mining license.

Further development of this project is dependent on the characterization of any present resources during exploration and license approvals.

Legal and Political Issues

Odyssey works with several leading international maritime lawyers and policy experts to constantly monitor international legal initiatives that might affect our projects.

To the extent that we engage in mineral exploration or marine activities in the territorial, contiguous or exclusive economic zones of countries, we work to comply with verifiable applicable regulations and treaties.

We believe there will be increased interest in the recovery of subsea minerals throughout the oceans of the world. We are uniquely qualified to provide governments and international agencies with knowledge and skills to help manage these resources.

Related to mineral exploration, we evaluate the political climate and specific legal requirements of any areas in which we plan to work or are currently working. We may partner with third parties who have unique industry experience in specific geographical areas to assist with navigation of the regulatory landscape.

Competition

We conduct mineral exploration on both shallow and deep-sea terrains. There are several companies that publicly identify themselves as engaged in aspects of deep-ocean mineral exploration or mining, including Deep Sea Mining Finance Limited, OML, The Metals Company, Global Sea Mineral Resources, and Chatham Rock Phosphate, Ltd., as well as countries that are evaluating options to mine deep-ocean mineralized materials. As our mineral exploration business plan includes partnering with others in the industry, we view these entities as potential partners rather than pure competitors. As mineral rights are generally granted on an exclusive basis for a specific area or tenement, once licenses are granted, we do not anticipate any competitive intrusion on those areas. It is possible that one of these companies or some currently unknown group may secure licenses on an area desired by us or one of our partners; but since exploration work does not start until licenses are secured, we do not believe that competition from one or more of these entities, known or unknown, would materially affect our operating plan or alter our current business strategy. For offshore mineral exploration, there are providers of vessels and equipment that could be competitors or partners for certain projects. These companies generally service the oil, gas, wind and telecom industries with survey capabilities. We view these companies as potential strategic partners or services providers for our projects.

Cost of Environmental Compliance

With the exception of marine operations, our general business operations do not expose us to environmental risks or hazards. We carry insurance that provides a layer of protection in the event of an environmental exposure resulting from the operation of vessels we may utilize. The cost of such coverage is not material on an annual basis. Our seabed mineral business is currently in the exploration and validation phase and has thus not exposed us to any significant environmental risks or hazards, other than those which are standard to basic marine operations.

Human Capital Management

We believe our success has always been dependent on our team of professionals in various fields who are passionate about the ocean, discovery, and making a difference. Therefore, we invest in our people and cultivate a dynamic, engaging, safe and welcoming workplace that drives innovation, encourages collaboration, and helps our people thrive.

As of the date of this Offering Circular, we had 12 full-time employees, most working from our corporate offices in Tampa, Florida. Additionally, we contract with specialized technicians to perform technical marine survey and recovery operations and from time to time hire subcontractors and consultants to perform specific services.

Recruitment, Retention, Training and Development

Odyssey has a long-tenured team that continues to attract world class experts. We believe this is a testament to our culture of treating our employees with respect, providing them with the tools and setting to be productive and innovative, and providing benefits that allow employees to maintain a healthy home and work life. To foster their and our success, we have made the recruitment, retention and development of dedicated and experienced professionals a cornerstone of our corporate strategy.

A key contributing factor to our historically high employee retention rates is our ability to rescale and upscale them through internal and external training and development programs. These include seminars, educational courses and webinars, degree programs, professional organization memberships, scholarly journal subscriptions, books and computer-based resources.

Compensation, Benefits and Well-being

Odyssey strives to support our employees in various ways and provide compensation and benefits that reflect our vested interest in them and their families. We offer generous health, dental and vision insurance coverage, company funded Health Reimbursement Accounts, as well as zero cost short-term disability, long-term disability and life insurance coverage for all full-time employees. We recognize that our team’s needs are varied and changing and that our benefits should be as well. Our Beyond Benefits program provides other, non-traditional assistance to employees to help them maintain their unique needs.

Diversity, Equity and Inclusion

Our ability to retain and recruit employees with diverse backgrounds and perspectives is critical to driving innovation and adapting to future challenges. As we grow our employee base and expand our work in other countries with diverse local communities, we strive to foster an inclusive company culture through increased training and awareness programs.

To date, our primary focus has been on improving gender diversity. Currently, 50% of our employees are female.

Enhancing gender and racial/ethnic diversity in management and our broader workforce is among Odyssey’s priorities for the coming years. When recruiting for senior leadership roles, we aspire to have at least 50% of candidates represent diverse backgrounds.

Health and Safety

Odyssey is committed to maintaining an incident-free, healthy work environment for employees and contractors. Our focus on responsible seafloor exploration includes complying with applicable laws and regulations in all material respects and adhering to international best practices in occupational health and safety. We require that any contracted vessel, ship management agency, ship company, and staffed crew be in good standing with various national, international and trade association codes.

To measure progress towards our safety goals outlined in our Quality, Health, Safety and Environment policies and procedures, we track several key performance indicators (“KPIs”). These include recordable medical incidents, lost workdays, first aid cases, restricted workdays, and the frequency of safety meetings. We also implement additional risk control measures such as safety drills and management visits. KPIs and control measures continue to evolve as our organization and project requirements change.

Properties

Corporate Office

We maintain our corporate offices in Tampa, Florida where we lease approximately 6,000 square feet of office space. We currently do not own any buildings or land. We believe our current leased facility is sufficient for our foreseeable needs.

Don Diego Phosphorite Project

Summary

We have one material mining project, the Don Diego Phosphorite Project, which is located in the Mexican Exclusive Economic Zone (the “Mexican EEZ”) offshore Baja California Sur, Mexico in the Pacific Ocean. The exclusive mining concessions for the Don Diego Phosphorite Project are held by Exploraciones Oceánicas S. de R.L. de CV (“ExO”), a Mexican company in which we hold, through other subsidiaries, a 56.04% interest. The Primary concession (concession No. 244813) was granted in 2012, and rights for the two additional adjacent concessions (Norte concession No. 242994 and Sur concession No. 242995) were acquired in 2014. Exploration has confirmed the Don Diego West Phosphorite Deposit lies within the Primary and Norte concessions. The Don Diego Phosphorite Project currently has no reportable mineral reserves.

Location and Brief Description

The Don Diego Phosphorite Project concession area is a sedimentary marine phosphorite deposit located in the Mexican EEZ offshore Baja California Sur, Mexico in the Pacific Ocean. The property is located using a multi-point polygonal property demarcation bounded by latitudes 26.1°, 25.4°, and longitudes -112.2°, -112.9° WGS 1984. The property is roughly 20 to 45 kilometers from shore. Following is a map denoting the three concessions in relation to Baja California Sur, Mexico.

Infrastructure and Access

There is no material infrastructure located on the property where the concessions are located. Access to the site is by sea-going vessels dispatched from various nearby ports of opportunity. Project engineering anticipates use of existing dredging technology to recover the phosphorite ore, including a trailing suction hopper dredger, and on-site mechanical beneficiation using a floating production and storage platform to produce phosphate ore concentrate, none of which introduces chemicals to the marine environment.

Description of Concessions

Total concessions encompass approximately 114,775 hectares of seafloor at a water depth of approximately 80 meters and consist of three concessions in total (see section Location and Brief Description above). The concessions were granted to ExO by the Mexican Secretary of Economy, General Coordination of Mining, and are valid for 50 years, with an option for a 50-year extension. The Primary concession was granted in 2012, and rights for the other two concessions (Norte and Sur) were acquired thereafter in 2014. To commence further operations on the Don Diego Phosphorite Project, ExO must obtain approval of its Environmental and Social Impact Assessment (“ESIA”) from the Mexican Ministry of Environment and Natural Resources (“SEMARNAT”). In October 2024, the Company discovered that the Mexican mining authority unlawfully cancelled ExO’s mining concessions in June and August 2024. ExO is challenging the cancellation. See ExO Phosphate Project in the above ITEM 1. BUSINESS for additional information.

The property is subject to rents, fees and other payments to the Government of Mexico or its designated government ministry or agency. The anticipated annual obligations for each of the years in the three-year period ending December 31, 2025, are set forth in the table below.

Primary Concession

Year	Area (Hectares)	Annual Rent, MxN Pesos, owed semesterly

2024	80,050.5	33,999,030

2025	80,050.5	The above is based on 212.36 MXN per hectare per semester, with an increase in this rate from inflation

2026	80,050.5	The above is based on 212.36 MXN per hectare per semester, with an increase in this rate from inflation

Norte Concession

Year	Area (Hectares)	Annual Rent, Mx Pesos, owed semesterly

2024	14,300	6,073,496

2025	14,300	Will be based on 212.36 MXN per hectare per semester, with an increase in this rate from inflation

2026	14,300	Will be based on 212.36 MXN per hectare per semester, with an increase in this rate from inflation

Sur Concession

Year	Area (Hectares)	Annual Rent, Mx Pesos, owed semesterly

2024	20,425	8,674,906

2025	20,425	Will be based on 212.36 MXN per hectare per semester, with an increase in this rate from inflation

2026	20,425	Will be based on 212.36 MXN per hectare per semester, with an increase in this rate from inflation

Work Completed

The Don Diego Phosphorite Project has sufficient data to confirm the geological continuity of the deposit and the estimation of measured, indicated and inferred resource tonnes. ExO, through exploration operations conducted by Odyssey, explored the area, characterized the environmental baseline to enable drafting and submittal of the ESIA, and acquired approximately 200 vibracore samples for assay. These cores were split into individual strata core units each of approximately 1 meter length. The cores were assayed at Florida Industrial and Phosphate Research Institute (“FIPR”) in Bartow, Florida under the guidance of Mr. Henry Lamb.

Related Matters

This Offering Circular does not include a resource estimate for the Don Diego Phosphorite Project because currently we do not have a technical report summary for the project that meets the requirements of Item 601(b)(96) of Regulation S-K.

Legal Proceedings

The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. The Company is not presently a party to any litigation that it believes to be material and the Company is not aware of any pending or threatened litigation against the Company that it believes could have a material adverse effect on its business, operating results, financial condition or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to provide a narrative of our financial results and an evaluation of our results of operation and financial condition. The discussion should be read in conjunction with our consolidated financial statements and the related notes to the financial statements, beginning on page F-1 of this Offering Circular, and our Annual Report on Form 10-K for the year ended December 31, 2023.

In addition to historical information, this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 regarding the Company’s expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the Company’s expectations, but the expectations concerning its future operations, earnings and prospects may change. The Company’s expectations involve risks and uncertainties and are based on many assumptions that the Company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the Company’s expectations and the forward-looking statements will be correct. Please refer to “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this Offering Circular for a description of uncertainties, risks and assumptions that could cause actual results to differ from the expectations stated in this discussion. Odyssey disclaims any obligation to update any of these forward-looking statements except as required by law.

A discussion of our comparison between the three and nine months ended September 30, 2024 and 2023 and between the years ended December 31, 2023 and 2022 is presented below.

Results of Operations

The dollar values discussed in the following tables, except as otherwise indicated, are approximations to the nearest thousands and therefore do not necessarily sum in columns or rows. For more detail refer to the Financial Statements in Part I, Item 1. For tables referring to the years ended December 31, 2023 and December 31, 2022, the tables identify years 2023 and 2022, all of which included a twelve-month period ended December 31.

Three Months Ended September 30, 2024 compared to Three Months Ended September 30, 2023

	Three months ended September 30,		Change
Increase/(Decrease) (in thousands)	2024	2023	$	%
Total revenue	$214	$176	$38	21.6%
Marketing, general and administrative	1,733	1,564	$169	10.8%
Operations and research	1,349	1,067	$282	26.4%
Total operating expenses	3,082	2,631	$451	17.1%
Total other income (expense)	19,104	(3,597)	$22,701	631.1%
Income tax benefit (provision)	—	—	$—	—%
Non-controlling interest	2,453	2,240	$213	9.5%

Net income (loss)	$18,688	$(3,813)	$22,501	590.1%

Revenue

The revenue generated in each period was a result of performing marine research and project administration services for our customers and related parties. Total revenue for the three months ended September 30, 2024 was $0.21 million, an increase of $38,000 as compared to $0.18 million for the three months ended September 30, 2023. We do not consider the fluctuation period over period to be significant.

One company to which we provided these services in both years is a deep-sea mineral exploration company, CIC, which we consider to be a related party because our lead director has an indirect interest in the company (see Note 5, Related Party Transactions). In addition, during 2024, we also provided services to OML, which is also a related party and that we account for under the equity method of accounting.

Operating Expenses

Marketing, general and administrative expenses primarily include all costs within the following departments: Executive, Finance & Accounting, Legal, Information Technology, Human Resources, Marketing & Communications, Sales and Business Development. Marketing, general and administrative expenses for the three months ended September 30, 2024 were $1.7 million, an increase of $0.2 million as compared to the three months ended September 30, 2023. The increase was primarily due to $0.4 million of increased professional services fees for audit and consulting, offset by a decrease of $0.2 million in stock-based compensation.

Operations and research expenses are primarily focused around deep-sea mineral exploration, which include minerals research, scientific services, marine operations and project management. Operations and research expenses decreased by $0.3 million to $1.3 million for the three months ended September 30, 2024 from $1.1 million for the three months ended September 30, 2023. The increase was primarily due to $0.3 million of increased licenses and permits and $0.2 million of increased depreciation and other operating expenses, offset by a decrease of $0.2 million in compensation expenses.

Total Other Income/Expense

Total other income/expense was an income of $19.1 million and an expense of $3.6 million for the three months ended September 30, 2024 and 2023, respectively, resulting in a net income increase of $22.7 million. The increased income was attributable to: (i) $21.4 million increase in the change in fair value of derivative liabilities, relating primarily to the change in fair value of warrants; (ii) $0.4 million of other income from our residual economic interest from our legacy shipwreck business, (iii) $0.3 million increased foreign exchange income, and (iv) an increase of $0.4 million in the gain from our equity investment, which were offset by a $0.2 million reduction of the gain on sale of wholly owned entity.

Income Taxes

Due to losses and our net operating loss carryforwards, we did not accrue any taxes in either period ending 2024 or 2023.

Non-Controlling Interest

Starting in 2013, we became the controlling stockholder of Oceanica. Our financial statements thus include the financial results of Oceanica and its subsidiary, ExO. Except for intercompany transactions that are fully eliminated upon consolidation, Oceanica’s revenues and expenses, in their entirety, are shown in our condensed consolidated financial statements. The share of Oceanica’s net losses corresponding to the equity of Oceanica not owned by us is subsequently shown as the “Non-Controlling Interest” in the condensed consolidated statements of operations.

The non-controlling interest adjustment in the three months ended September 30, 2024 was $2.5 million as compared to $2.2 million for the three months ended September 30, 2023. The substance of these amounts is primarily due to the increase in costs relating to permits and other standard operating costs. We do not consider the fluctuation period over period to be significant.

Nine Months Ended September 30, 2024 Compared to Nine Months Ended September 30, 2023

	Nine months ended September 30,		Change
Increase/(Decrease) (in thousands)	2024	2023	$	%
Total revenue	$633	$637	$(4)	(1)%
Marketing, general and administrative	7,973	5,189	$2,784	53.7%
Operations and research	3,261	3,563	$(302)	(8.5)%
Total operating expenses	11,234	8,752	$2,482	28.4%
Total other income (expense)	24,029	14,887	$9,142	61.4%
Income tax benefit (provision)	—	—	$—	—
Non-controlling interest	7,231	6,790	$441	6.5%
Net income (loss)	$20,659	$13,563	$7,096	52.3%

Revenue

Total revenue for the nine months ended September 30, 2024 was $0.6 million, a decrease of $4,000 as compared to $0.6 million for the nine months ended September 30, 2023. We do not consider the fluctuation period over period to be significant.

One company to which we provided these services in both periods is a deep-sea mineral exploration company, CIC, which we consider to be a related party because our lead director has an interest in the company (see Note 5, Related Party Transactions). In addition, during the six months ended 2024, we also provided services to OML, which is also a related party and that we account for under the equity method of accounting.

Operating Expenses

Marketing, general and administrative expenses for the nine months ended September 30, 2024 were $8.0 million, an increase of $2.8 million as compared to the nine months ended September 30, 2023. The increase primarily resulted from an increase of $2.0 million in professional services primarily attributable to audit and consulting fees and an increase of $1.2 million in non-cash share-based compensation expense, offset by a $0.4 million reduction in employee compensation.

Operations and research expenses decreased by $0.3 million to $3.3 million for the nine months ended September 30, 2024 from $3.6 million the nine months ended September 30, 2023, primarily as a result of a $0.3 million decrease in professional legal fees services, $0.2 million decrease in compensation expenses, and $0.1 million decrease in depreciation expense, offset by an increase of $0.3 million in licenses and permits.

Total Other Income and Expense

Total other income/expense was $24.0 million and $14.9 million in net income for both the nine months ended September 30, 2024 and 2023, respectively, resulting in a net increase of $9.1 million.

The increased income was attributable to: (i) $20.0 million increased gain in the change in fair value of derivative liabilities, relating primarily to the change in fair value of warrants and Litigation financing liability, (ii) $9.8 million of other income from our residual economic interest from our legacy shipwreck business, and (iii) $2.5 million increased foreign exchange income, which were offset by (x) $21.2 million of gain on debt extinguishment in 2023 that did not reoccur in 2024, (y) $1.7 million increase in interest expense which includes debt discount amortization; and (z) $0.3 million in decreased interest income.

Income Taxes

Due to losses and our net operating loss carryforwards, we did not accrue any taxes in either period ending 2024 or 2023.

Non-Controlling Interest

The non-controlling interest adjustment in the nine months ended September 30, 2024 was $7.2 million as compared to $6.8 million for the nine months ended September 30, 2023. The substance of these amounts is primarily due to the increase in permits and other standard operating costs. We do not consider the fluctuation period over period to be significant.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Increase/(Decrease)			2023 vs. 2022
(Dollars in thousands)	2023	2022 ( As Restated)	$	%
Total revenues	$804	$1,335	$(531)	(39.8%)

Marketing, general and administrative	6,843	9,427	(2,584)	(27.4%)
Operations and research	4,298	9,761	(5,463)	(56.0%)

Total operating expenses	$11,141	$19,188	$(8,047)	(41.9%)

Total other income (expense)	$6,453	$(11,969)	$18,422	(153.9%)

Income tax benefit	$—	$—	$—	0.0%
Net loss attributable to non-controlling interest	$9,230	$7,742	$1,488	19.2%

Net Income / (Loss) attributable to Odyssey Marine Exploration, Inc.	$5,346	$(22,080)	$27,426	(124.2%)

Revenue

The revenue generated in each period was a result of performing marine research and project administration for our customers and related parties. Total revenue for the year ended December 31, 2023 was $804,000, a $531,000 decrease compared to $1.3 million from the year ended December 31, 2022. We provided these services in both years to a deep-sea mineral exploration company, CIC, which we consider to be a related party because our lead director is an indirect minority equity holder of CIC (see NOTE 8 Related Party Transactions). In 2023, we started providing services to OML, which is also a related party as we account for OML investment under the equity method of accounting.

Operating Expenses

Marketing, general and administrative expenses primarily include all costs within the following departments: Executive, Finance & Accounting, Legal, Information Technology, Human Resources, Marketing & Communications, Sales and Business Development. Costs decreased $2.6 million to $6.8 million for the year ended December 31, 2023 compared to $9.4 million for the year ended December 31, 2022. The primary items contributing to this $2.6 million decrease was a decrease of non-cash long-term incentive share-based compensation of $1.2 million. Legal fees also decreased by $462,000, and a decrease in offering costs related to the 2022 Warrant by $1.1 million. These decreases were offset in part by an increase in audit fees of $350,414.

Operations and research expenses are primarily focused around deep-sea mineral exploration, which includes minerals research, scientific services, marine operations and project management. Operations and research expenses decreased by $5.5 million to $4.3 million during the year ended December 31, 2023 as compared to the year ended December 31, 2022, primarily as a result of a $5.7 million decrease in litigation financing costs directly associated with our NAFTA arbitration and a $674,000 decrease in professional services. These decreases were partially offset by a $402,000 increase in the cost for the Mexican exploration license, a $223,000 contract labor expense associated with ROV sea trials, a $143,000 increase in depreciation expense for certain marine equipment, a $142,000 increase in employee benefits and compensation related expenses, a $95,000 increase in freight, and a gain on sale of equipment of $135,000.

Total Other Income and Expense

Total Other income and expense was $6.5 million in net income and $12.0 million in net expense for the years ended December 31, 2023 and 2022, respectively, resulting in a net change of $18.4 million. This change is primarily attributable to an increase in interest income of $316,000 related to our equity investment partners, $22.2 million gain on debt extinguishment predominantly from the termination of the MINOSA debt, a $174,107 gain from the sale of a wholly owned subsidiary. These items were offset mainly by an increase in the loss of $279,000 from our equity investment, an increase of $2.7 million in interest expense, a $1.0 million financing fee and a $525,000 foreign exchange expense increase.

Taxes and Non-Controlling Interest

Due to losses, we did not incur any income taxes in 2023 or 2022.

In 2013, we became the controlling shareholder of Oceanica. Our financial statements thus include the financial results of Oceanica and its subsidiary, ExO. Except for intercompany transactions that are fully eliminated upon consolidation, Oceanica’s revenues and expenses, in their entirety, are shown in our consolidated financial statements. The share of Oceanica’s net losses corresponding to the equity of Oceanica not owned by us is subsequently shown as the “Non-Controlling Interest” in the consolidated statements of operations. The non-controlling interest adjustment in the year ended December 31, 2023 was $9.2 million as compared to $7.7 million for the year ended December 31, 2022. The substance of these amounts is primarily due to the increase in permits fees and other standard operating costs.

Liquidity and Capital Resources

Discussion of Cash Flows

	Nine months ended September 30,
(in thousands)	2024	2023
Summary of Cash Flows:
Net Cash Provided By (Used In) Operating Activities	$2,411	$(8,742)
Net Cash Provided By (Used In) Investing Activities	(88)	(430)
Net Cash Provided By (Used In) Financing Activities	(3,485)	8,240

Net Increase/(Decrease) In Cash	$(1,162)	$(932)
Cash At Beginning Of Period	4,022	1,443

Cash At End Of Period	$2,859	$512

Operating Activities

Net cash provided by operating activities for the nine months ended September 30, 2024 was $2.4 million, compared to cash used of $8.7 million for the nine months ended September 30, 2023.

The net cash provided by operating activities reflected a net income before non-controlling interest of $13.4 million, which includes other income of $9.8 million from a residual economic interest in a salvaged shipwreck. Cash provided by operating activities is adjusted primarily by non-cash items of $10.9 million, including: (i) $18.4 million in changes in fair value of derivative liabilities, relating primarily to the change in fair value of warrants and Litigation financing liability, (ii) the amortization of deferred discount $2.9 million, (iii) note payable accretion of $1.8 million, (iv) share-based compensation of $1.7 million, and (v) $1.2 million of PIK interest. Other operating activities resulted in an increase in working capital of $0.2 million. This $0.2 million increase includes a $0.6 million increase to accrued expenses, predominantly related to our NAFTA arbitration, offset by a decrease of $0.5 million in other assets.

Investing Activities

Cash flows used in investing activities for the nine months ended September 30, 2024 were minimal and related to purchases of property and equipment. Cash flows used in investing activities for the nine months ended June 30, 2023 primarily consisted of $1.0 million cash paid for the investment in a new unconsolidated entity and $0.6 million of purchases of property and equipment, offset by $1.0 million of proceeds from the note receivable repayment and $0.3 million of proceeds from the sale of equipment.

Financing Activities

Cash flows used in financing activities for the nine months ended September 30, 2024 were $3.5 million, consisting primarily of debt obligation payments.

Cash flows provided by financing activities for the nine months ended September 30, 2023 were $8.2 million, consisting primarily of $15.4 million received from the issuance of loans payable and $4.1 million of net proceeds from the sale leaseback financing, which were offset by $11.4 million of debt obligation payments.

Other Cash Flow and Equity Areas

General Discussion

At September 30, 2024, we had cash and cash equivalents of $2.9 million, a decrease of $1.1 million from the December 31, 2023 balance of $4.0 million. Financial debt of the company was $23.2 million at September 30, 2024 and $23.3 million at December 31, 2023.

Financings

The Company’s consolidated notes payable consisted of the following carrying values and related interest expense at:

	Note payable
	September 30, 2024	December 31, 2023
March 2023 Note	$12,689,588	$14,858,816
December 2023 Note	6,373,454	6,000,000
Emergency Injury Disaster Loan	150,000	150,000
Vendor note payable	484,009	484,009
AFCO Insurance note payable	—	468,751
Pignatelli note	—	500,000
37N Note	389,202	804,997
Finance liability (Note 14)	4,183,728	4,112,332

Total Loans payable	$24,269,981	$27,378,905
Less: Unamortized deferred lender fee	(29,045)	(106,488)
Less: Unamortized deferred discount	(1,063,361)	(3,955,449)

Total Loans payable, net	$23,177,575	$23,316,968
Less: Current portion of loans payable	(19,383,847)	(15,413,894)

Loans payable-long term	$3,793,728	$7,903,074

March 2023 Note and Warrant Purchase Agreement

On March 6, 2023, Odyssey entered into a Note and Warrant Purchase Agreement (the “March 2023 Note Purchase Agreement”) with an institutional investor pursuant to which Odyssey issued and sold to the investor (a) a promissory note (the “March 2023 Note”) in the principal amount of up to $14.0 million and (b) a warrant (the “March 2023 Warrants” and, together with the March 2023 Note, the “Securities”) to purchase shares of our Common Stock.

On January 30, 2024, the March 2023 Warrants were amended to add a cashless exercise provision. Due to that amendment, the Company determined that the March 2023 Warrants meet the definition of a derivative and is not considered indexed to the Company’s own stock due to the settlement adjustment that provides that the share price input upon cashless exercise is always based on the highest of three prices. As such, the March 2023 Warrants are now recognized as a derivative liability, which was initially measured at fair value and any subsequent changes in fair value will be recognized in earnings in the period incurred.

The amended March 2023 Warrants were measured using the Black-Scholes valuation method on January 30, 2024, and re-classified from equity to warrant liability. The difference between the warrant liability and initial equity balance was recognized as an additional discount to additional paid-in capital (“APIC”). The change in fair value of the March 2023 Warrants for the three and six months ended June 30, 2024 was an increase of $2.2 million and a decrease of $0.3 million, respectively, which was recorded in the condensed consolidated statement of operations. The fair value of the March 2023 Warrants at September 30, 2024 was $1.5 million.

For the three months ended September 30, 2024 and 2023, we incurred $0.5 million and $0.6 million, respectively, of interest expense from the amortization of the debt discount and $12,157 and $16,447, respectively, interest from the fee amortization which has been recorded in interest expense on the condensed consolidated Statement of Operations.

For the nine months ended September 30, 2024 and 2023, we incurred $1.7 million and $1.4 million, respectively, of interest expense from the amortization of the debt discount and $44,693 and $37,363, respectively, interest from the fee amortization which has been recorded in interest expense on the condensed consolidated Statement of Operations.

The September 30, 2024 carrying value of the debt was $12.7 million, which includes interest Paid-In-Kind (“PIK”) of $1.7 million. The total face value of this obligation on September 30, 2024, and December 31, 2023, was $12.7 million and $14.9 million, respectively.

On September 5, 2024, the Company entered into amendments of the March 2023 Note with the holders thereof pursuant to which the maturity date of the March 2023 Note was extended from September 6, 2024 to December 6, 2024. In connection with the amendments, the Company repaid an aggregate amount of $3.0 million of the principal outstanding on September 6, 2024.

December 2023 Notes and Warrant Purchase Agreement

On December 1, 2023, we entered into a Note and Warrant Purchase Agreement (the “December 2023 Note Purchase Agreement”) with institutional investors pursuant to which we issued and sold to the investors (a) a series of promissory notes (the “December 2023 Notes”) in the aggregate principal amount of up to $6.0 million and (b) two tranches of warrants (the “December 2023 Warrants” and, together with the December 2023 Notes, the “December 2023 Securities”) to purchase shares of our Common Stock.

The Company determined that the December 2023 Warrants meet the definition of a derivative and are not considered indexed to the Company’s own stock due to the settlement adjustment that provides that the share price input upon cashless exercise is always based on the highest of three prices. As such, the December 2023 Warrants were recognized as derivative liabilities and were initially measured at fair value with subsequent gains or losses due to changes in fair value recognized in the condensed consolidated statement of operations.

The Company noted that when debt is issued with liability-classified stock purchase warrants, the residual method should be used so that the warrants are recognized at fair value at issuance and the residual proceeds are allocated to the debt. We incurred $65,500 in related expenses, which are being amortized over the term of the December 2023 Note Purchase Agreement and charged to interest expense. The total proceeds of $6.0 million were allocated between debt and warrant liability by recognizing the warrants at their full fair value and allocating the residual proceeds to the December 2023 Notes. The initial fair value of the December 2023 Warrants was $2.4 million, resulting in a corresponding discount on the December 2023 Notes which is being amortized over the remaining term of the December 2023 Note Purchase Agreement using the effective interest method, which is charged to interest expense.

For the three and nine months ended September 30, 2024, we recorded $0.4 million and $1.2 million, respectively, of interest expense from the amortization of the debt discount and $10,996 and $32,750, respectively, of interest from the fee amortization.

At September 30, 2024, the carrying value of the debt was $5.3 million and was net of unamortized debt fees of $29,045, net of unamortized debt discount of $1.1 million associated with the fair value of the warrants. The change in fair value of the December 2023 Warrants for the three and nine months ended September 30, 2024 was a decrease of $2.7 million and a decrease of $1.7 million, respectively, which has been recorded in the change in derivative liabilities fair value in the condensed consolidated statement of operations. The total face value of this obligation at September 30, 2024 was $6.4 million. The current interest rate of the December 2023 Notes was 11.0%.

37North

On June 29, 2023 we entered into a Note Purchase Agreement (“Note Agreement”) with 37N pursuant to which 37N agreed to loan us $1.0 million. The proceeds from this transaction were received in full on June 29, 2023. Pursuant to the Note Agreement, the indebtedness was non-interest bearing and matured on July 30, 2023. At any time from 31 days after the maturity date, 37N has the option to convert all or a portion of the outstanding amount of the indebtedness into conversion shares equal to the quotient obtained by dividing (A) 120% of the amount of the indebtedness, by (B) the lower of $3.66 or 70% of the 10-day volume-weighted average principal (“VWAP”) market trading price of Common Stock. The aggregate maximum number of shares of Common Stock to be issued in connection with conversion of the indebtedness is not to exceed (i) 19.9% of the outstanding shares of Common Stock prior to the date of the Agreement, (ii) 19.9% of the combined voting power of the outstanding voting securities, or (iii) such number of shares of Common Stock that would violate the applicable listing rules of the Principal Market if the stockholders did not approve the issuance of Common Stock upon conversion of the indebtedness.

Any time prior to maturity, we had the option to prepay the indebtedness at an amount of 108% of the unpaid principal. From the maturity date to 29 days after the maturity date (August 27, 2023), we were permitted to repay all (but not less than) of an amount equal to 112.5% of the unpaid amount of the indebtedness. At any time after the 30th day after the maturity date (August 28, 2023), we are permitted to repay all (but not less than) of an amount equal to 115% of the unpaid amount of the indebtedness after 10 days’ notice. If 37N delivers an exercise notice during this 10-day period, the note issued pursuant to the Note Agreement (the “37N Note”) would be converted to shares of Common Stock, instead of being repaid. As of September 30, 2024, we have not repaid this Note Agreement.

If 37N delivers an exercise notice and the number of shares issuable is limited by the 19.9% limitation outlined above, then we are permitted to repay all the remaining unpaid amount of the Loan in an amount equal to 130% of the remaining unpaid amount. On December 27, 2023, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $360,003 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $2.3226 under the agreement, we issued 155,000 shares of our common Stock to 37N on December 29, 2023.

In June 2024, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $230,806 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $3.6491 under the agreement, we issued 55,000 shares of our common Stock to 37N on June 24, 2024.

In July 2024, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $101,621 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $3.2781, we issued 31,000 shares of our Common Stock to 37N on July 18, 2024.

In September 2024, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $250,633 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $2.8161, we issued 89,000 shares of our Common Stock to 37N on September 12, 2024.

In October 2024, 37N delivered exercise notices to us pursuant to which it exercised its right to convert the remainder of the outstanding indebtedness under the Note Agreement, amounting to $467,043, into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rates of ranging between $0.41055 and $0.6993, we issued 853,671 shares of our Common Stock to 37N during October 2024.

We evaluated the indebtedness and, based on the criteria of ASC 480 Distinguishing Liabilities from Equity and 815 Derivatives and Hedging, the 37N Note is classified as a liability on the consolidated balance sheet with a share settled redemption feature that is recorded as an embedded derivative. As a result, the share settled redemption and conversion features were recorded at fair value at each reporting period outstanding with changes recognized through Interest expenses on the consolidated statement of operations. The Company analyzed the conversion feature of the note and determined that, because it includes a conditional obligation to issue a variable number of shares based on a fixed amount known at inception, the debt is properly classified as a liability in the balance sheet. The Company identified seven embedded features, all of which were of de minimis fair value other than the Share Settled Redemption Feature. As such, only that was bifurcated and accounted for separately from the debt host. Certain default put provisions were not considered to be clearly and closely related to the debt host, but management concluded that the value of these default put provisions was de minimis.

At September 30, 2024, the debt instrument and embedded derivatives were recorded on the consolidated balance sheets at fair value of $0.4 million and $0.1 million, respectively, under Loans payable – short term and Litigation financing and other – long term.

At December 31, 2023, the debt instrument and embedded derivatives were recorded on the consolidated balance sheets at fair value of $0.8 million and $0.7 million, respectively, under Loans payable – short term and Litigation financing and other – long term.

Going Concern Consideration

We have experienced several years of net losses and may continue to do so. Our ability to generate net income or positive cash flows for the following twelve months is dependent upon financings, our success in developing and monetizing our interests in mineral exploration entities, generating income from contracted services, collecting on amounts owed to us.

Our 2024 business plan requires us to generate new cash inflows to effectively allow us to perform our planned projects. We continually plan to generate new cash inflows through the monetization of our receivables and equity stakes in seabed mineral companies, financings, syndications or other partnership opportunities. If cash inflow becomes insufficient to meet our desired projected business plan requirements, we would be required to follow a contingency business plan based on curtailed expenses and fewer cash requirements.

In 2024, we received a payment of approximately $9.8 million arising from a residual economic interest in a salvaged shipwreck. The balance of those proceeds, together with other anticipated cash inflows, is expected to provide sufficient operating funds through at least the fourth quarter of 2024.

Our consolidated non-restricted cash balance at September 30, 2024 was $2.9 million. We have a working capital deficit at September 30, 2024 of $27.7 million. The total consolidated book value of our assets was approximately $21.8 million at September 30, 2024, which includes cash of $2.9 million. The fair market value of these assets may differ from their net carrying book value. The factors noted above raise substantial doubt about our ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Critical Accounting Estimates

The discussion and analysis of our financial position and results of operations is based upon our financial statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect our financial position and results of operations. Changes in these estimates and assumptions by our management could materially impact our results of operations and financial condition. Our management has discussed these critical accounting policies and the related estimates and assumptions with the audit committee of our board of directors.

See “Note 3 – Summary of Significant Accounting Policies” to the consolidated financial statements for a description of our significant accounting policies. Critical accounting estimates are defined as those that are reflective of significant judgment and uncertainties, and potentially result in materially different results under different assumptions and conditions. We have identified the following critical accounting policies that rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements. We have discussed the development, selection and disclosure of these policies with our audit committee.

There have been no material changes in our critical accounting estimates since December 31, 2023.

New Accounting Pronouncements

Refer to “Note 2, Summary of Significant Accounting Policies,” to the Condensed Consolidated Financial Statements included elsewhere in this Offering Circular.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers, their ages as of the date of this Offering Circular, positions held, and duration of such, are as follows:

Name	Age	Position(s) Held
Mark D. Gordon	64	Chief Executive Officer and Chairman

John D. Longley, Jr.	57	President and Chief Operating Officer

Mark B. Justh	59	Lead Director

Jon D. Sawyer	78	Director

Todd E. Siegel	66	Director

Business Experience

The following sets forth biographical information for at least the last five years as to the business experience of each of the Company’s executive officers and directors.

Mark D. Gordon has been a director since January 2008, Chairman since June 2019 and Chief Executive Officer since October 2014. He also serves on the Board of Directors of Marine Applied Research and Exploration, a non-profit agency focused on working collaboratively with state and federal agencies to explore and document deep-water ecosystems. Mr. Gordon was Odyssey’s President from October 2007 until June 2019 and Chief Operating Officer from October 2007 until October 2014 after serving as Executive Vice President of Sales. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic, a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from American University.

John D. Longley was appointed President in June 2019 and has served as Chief Operating Officer since October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005, when he joined the Company. Mr. Longley works with the international research and marine operations departments to identify prospective projects and advance their value through geological, environmental, engineering, and commercial programs for mineral extraction in an environmentally responsible way. Prior to joining Odyssey, Mr. Longley served as Vice President of Sales and Marketing for Public Imagery from 2003 to 2005 and Director of Retail Marketing for Office Depot North American stores from 1998 to 2003. Mr. Longley graduated with a B.S. degree in Communications from Florida State University.

Mark B. Justh joined Odyssey’s Board in July 2013 and was appointed as Lead Director in June 2015. Mr. Justh served as the Chairman of the Audit Committee from June 2014 to June 2016 and was re-appointed as Chairman of the Audit Committee in June 2023. He also serves on the Compensation and Governance and Nominating Committees. Mr. Justh is also the CEO of JD Farms, an organic hay and antibiotic free cattle farm, as well as the co-founder of Eaton Hemp, an organic hemp farm, both of which are located in New York state. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International, responsible for Institutional Equity Sales coverage of Switzerland and France for U.S. equity products. Mr. Justh earned his A.B. degree in Economics from Princeton University, his M.S. degree in Real Estate Finance from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Compensation Committee since March 2011. He also served as chairman of the Governance and Nominating Committee from June 2010 to June 2011 and once again from June 2015 to June 2021. He also serves on Odyssey’s Audit and Governance and Nominating Committees. Mr. Sawyer opened his own securities law firm in January

2014 in Denver, Colorado, and he retired from his securities law practice in January 2018. Prior to that he was a practicing securities lawyer with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked from March 2009 until December 2013. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys, Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009, he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Todd E. Siegel joined the Board of Directors in March 2021 and has served as chairman of the Governance and Nominating Committee since June 2021. He also serves on the Audit and Compensation Committees. He is currently the Chief Executive Officer of Centered Solutions, LLC, an international company that specializes in prescription-based pharmacy automation, workflow software and supply chain integration, a position he has held since 2017. Previously, Mr. Siegel served as President and Chief Executive Officer of MTS Medication Technologies, Inc. from 1993 to 2010. After the company was taken private, he continued to serve as Chief Executive Officer until the sale of MTS to Omnicell in 2012. Mr. Siegel is currently a member of the board of directors of Superior Group of Companies, Inc. (Nasdaq: SGC), where he chairs the Corporate Governance, Nominating and Ethics Committee and serves on the Capital Committee and Compensation Committee.

Family Relationships

There are no family relationships among any of the directors or the executive officers of the Company.

Involvement in Legal Proceedings

With respect to each of the above-named executive officers and directors, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred during the past ten years.

Board Leadership Structure

The Company’s Board of Directors (the “Board of Directors” or “Board”) currently consists of four directors, each to serve until the Company’s next annual meeting of stockholders and until their successors have been duly elected and qualified. Except as otherwise provided in an employment agreement, executive officers are appointed by the Board of Directors to hold office until the next annual meeting of the Company. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our leadership structure features a non-independent director serving as Chairman of the Board and Chief Executive Officer (Mark D. Gordon), and an independent director serving as Lead Director (Mark B. Justh), and strong, active independent directors serving on and chairing our Board committees. The Board of Directors periodically reviews this structure to determine the most appropriate structure. The Board also plans for the succession of the position of Chief Executive Officer, as well as certain other senior management positions, on an annual basis.

Director Independence

The Company currently has three directors, Mark B. Justh, Jon D. Sawyer and Todd E. Siegel, who are “independent directors” as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under Nasdaq and Exchange Act Rules.

Committees of the Board

We have three standing committees: the Governance and Nominating Committee, the Compensation Committee, and the Audit Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the Investors section of our website, www.odysseymarine.com.

The members of the committees, as of the date of this Offering Circular, are identified in the following table:

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
Mark B. Justh	▲	●	●

Jon D. Sawyer	●	▲	●

Todd E. Siegel	●	●	▲

▲	Represents Committee Chair

Governance and Nominating Committee

The Governance and Nominating Committee presently consists of Mark B. Justh, Jon D. Sawyer, and Todd E. Siegel (Chairman). The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. If a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the Stockholders’ Annual Meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The Governance and Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

Compensation Committee

The Compensation Committee presently consists of Mark B. Justh, Jon D. Sawyer (Chairman) and Todd E. Siegel, all of whom are independent directors as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The Committee sets the compensation arrangements for our executive officers and makes recommendations to the Board regarding the compensation of our independent directors. The Committee may form, and where legally permissible, may delegate authority to subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible the Committee may also delegate authority to committees consisting of employees who are not directors when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans.

Audit Committee

The Audit Committee presently consists of Mark B. Justh (Chairman), Jon D. Sawyer and Todd E. Siegel, who are independent directors (as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). The Board of Directors has determined that Mark B. Justh is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows.

Code of Ethics

Our Code of Ethics applies to our directors, officers, employees, and contractors, including our Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and other persons performing similar functions. Within the time period required by the Securities and Exchange Commission (“SEC”) and NASDAQ, we will post on our website any amendment to the Code of Ethics and any waiver applicable to any of our directors, or executive officers. A copy of the Code of Ethics can be found by clicking on the Investors section of our website, www.odysseymarine.com.

Director Stock Ownership Policy

To further establish the link between our directors and stockholder interests, the Board of Directors adopted a Director Stock Ownership Policy in 2013. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them. The Stock Ownership Policy must be met no later than the fifth anniversary of a director’s initial election or appointment. Each of our current directors has met this requirement.

Insider Trading Policy

Our Insider Trading Policy expressly states that no director, officer, employee, subcontractor, consultant, visitor or business invitee of the Company who is aware of material nonpublic information relating to the Company may, directly or through a family member or other person or entities, (a) buy or sell securities of the Company, or engage in any other action to take personal advantage of that information, or (b) disclose that information to anyone outside of the Company, including family members or friends.

The Company’s Insider Trading Policy, in appropriate circumstances, permits transactions pursuant to a pre-approved trading plan that complies with Rule 10b5-1 to take place during periods in which the individual entering the transaction may have material nonpublic information or during black-out periods.

In March 2023, the Company’s Board of Directors amended our Insider Trading Policy to prohibit hedging and pledging transactions in our common stock by officers, directors, employees and any other person covered by our Insider Trading Policy.

The Company provides mandatory semi-annual training to all directors, employees and full-time consultants regarding the Company’s Insider Trading Policy.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our articles of incorporation, as amended, provide that we are authorized to provide indemnification of our directors, officers, employees or agents in excess of the indemnification expressly permitted in NRS 78.751 for breach of duty to the Company and its shareholders, subject only to the applicable limits upon such indemnification as set forth in the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Introduction

This section details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2023 to our executive officers who are named in the Summary Compensation Table and listed below:

Name	Position(s) Held
Mark D. Gordon	Chief Executive Officer and Chairman

John D. Longley, Jr.	President and Chief Operating Officer

Christopher E. Jones	Former Chief Financial Officer

Employment Agreements with our Named Executive Officers

In August 2014, Odyssey entered into an employment agreement with Mark D. Gordon providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement was for an initial term of three years and automatically renews for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon ninety (90) days written notice given prior to the end of the initial term or any renewal term. On November 30, 2016, the employment agreement was amended to reflect the effect of a one-for-twelve reverse stock split and to adjust the exercise prices at which vesting would occur as deemed appropriate by the Compensation Committee. On June 6, 2019, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon until September 30, 2020. On August 8, 2021, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon to October 1, 2022, at which time the units expired unexercised.

Pursuant to the employment agreement, as amended, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s annual incentive plan (which provides for a target award of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under the employment agreement and Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 8,333 shares of common stock that vested immediately, having a value of $15.24 per share on the date of grant; and

•

an initial grant of restricted stock units representing 41,667 shares of common stock that would vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $12.00, $13.71, $15.43, and $17.14, subject to Mr. Gordon’s continued employment. The restricted shares remained unvested on October 1, 2022, and were forfeited.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) his salary and earned annual or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards would become fully vested.

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of election or appointment. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and the other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2023, and 2022. These individuals, including the CEO, are collectively referred to in this Proxy Statement as the “Named Executive Officers” or “NEO”.

Name and Principal Position (1)	Year	Salary ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark D. Gordon	2023	503,662	201,000	—	2,376	707,038
Chief Executive Officer	2022	480,250	336,027	111,375	1,152	928,804
John D. Longley	2023	295,075	100,500	—	1,523	397,098
President and Chief Operating Officer	2022	281,250	161,070	48,938	1,058	492,316
Christopher E. Jones	2023	153,284	—	—	307	153,591
Former Chief Financial Officer	2022	280,000	261,353	48,938	15,952	606,243

(1)	The offices held by each named executive officer are as of December 31, 2023, except for Christopher E. Jones who departed the Company on July 7, 2023.
(2)

The amounts reported reflect the fair value of stock option awards, in accordance with Accounting Standards Codification topic 718 - Stock Compensation (“ASC 718”), awarded under the 2019 Stock Incentive Plan. The 2023 amounts shown for each NEO are the stock option fair value on the date of grant, June 9, 2023. The assumptions made in determining the fair value of the stock options are hereby incorporated by reference to the information under the heading “Stock-Based Compensation” in our comprehensive Form 10-K for the period ended December 31, 2023. The stock options granted vest in one-third of the number of shares awarded on each of June 9, 2024, 2025 and 2026. Once vested, the stock option may be exercised for the number of shares so vested until the expiration of the stock option award.

(3)	There was no Non-equity Incentive Plan component in our executive compensation plan for 2023.
(4)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2023 and 2022.

Narrative Disclosure for Summary Compensation Table

Oversight of Executive Compensation and Role of Executive Officers in Compensation Decisions

The Compensation Committee oversees our executive compensation program. This includes compensation paid to the NEOs. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for NEOs.

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. The Compensation Committee retained Semler Brossy as outside executive compensation consultants to review our executive compensation program and make recommendations to the Compensation Committee on compensation related matters for 2023. The analysis provided by Semler Brossy regarding base salary, annual incentive plan, 2023 bonus plan, and long-term incentive plan awards were all reviewed and considered by the Compensation Committee in a number of meetings and discussions held from November 2022 through March 2023. Based on this analysis and consultation, the Compensation Committee determined to revise base salary, adopt the 2023 Bonus Plan in lieu of an annual incentive plan, and to provide long-term incentive awards in the form of stock options rather than restricted stock units to our executive officers. The Committee believes these plan features work to retain and incentivize executive officers while eliminating uncertain cash compensation that arise from annual incentive awards and vesting of restricted stock units.

Components and Results of the 2023 Executive Compensation Plan

Base Salaries

Base salary is intended to provide our executive officers a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance, taking into account all relevant criteria, value to the Company, and the Company’s ability to pay. Based on the analysis of Semler Brossy, the incremental cost and 2023 market comparison, the Compensation Committee approved increases in Base Salary of 3% to Mr. Gordon and Mr. Longley. The changes to Base Salary effective June 1, 2023, were as follows:

Name	Title	Previous	Increase	June 1, 2023
Mark D. Gordon	Chief Executive Officer	$495,000	$14,850	$509,850
John D. Longley	President and Chief Operating Officer	$290,000	$8,700	$298,700

Annual Incentive Compensation

Recognizing the uncertain costs associated with annual incentive compensation, and upon the recommendation of Semler Brossy, the Compensation Committee discontinued the annual incentive compensation plan for 2023 and replaced it with a Special Bonus Plan linked to positive net cash proceeds from the ExO project as described below.

2023 Special Bonus Plan

On September 8, 2023, the Compensation Committee approved the 2023 Special Bonus Plan (the “2023 Bonus Plan”) for Odyssey’s full-time employees, including the chief executive officer and the other named executive officers, who meet the eligibility requirements set forth in the 2023 Bonus Plan. The 2023 Bonus Plan was approved in lieu of a traditional cash annual incentive plan for employees for 2023 in recognition of the significant dedication, work and sacrifice of Odyssey’s employees (including eligible employees under the Bonus Plan) to achieve a positive outcome for Odyssey with respect to Exploraciones Oceánicas S. de R.L. de C.V. (“ExO”), to continue to achieve success in other areas of the business with limited resources, and to incentivize the team to continue its efforts to maximize any monetary outcome with respect to ExO.

Pursuant to the 2023 Bonus Plan, individuals who were employed by Odyssey for the full year ending December 31, 2023, or whose employment or separation agreements indicate their eligibility to participate in the Bonus Plan, will be entitled to a one-time special cash bonus payment (a “2023 Special Bonus”) if Odyssey profits significantly from its ownership of ExO, including pursuant to an award in the NAFTA arbitration case by Odyssey and ExO pending against the United States of Mexico. Any 2023 Special Bonus will be payable by Odyssey only if all of the following conditions are met within specified timeframes:

•

either (a) the tribunal in the pending arbitration issues a decision in favor of and a monetary award to Odyssey and/or ExO (an “Award”); or (b) Odyssey enters into an agreement pursuant to which Odyssey is entitled to receive a monetary payment (a “Settlement”) relating to ExO or its mineral licenses; and

•

Odyssey receives cash payments from any combination of (a) a dividend or distribution resulting from an Award or Settlement based on its indirect ownership interest in ExO; (b) an Award or Settlement, or any agreement to monetize an Award; or (c) repayment of certain promissory notes issued by or relating to ExO; and

•

the aggregate net cash payments received by Odyssey, after payment of or reservation of cash for all legal and other expenses, including litigation financing for the arbitration, and all of ExO’s outstanding liabilities, equal at least $10 million. Odyssey has estimated that the amount of a monetary award or settlement amount would need to be at least $200 million for this condition to be satisfied.

If the 2023 Special Bonus conditions are satisfied, a 2023 Special Bonus will be payable to each eligible employee within 60 days of Odyssey’s receipt of the cash payments. The amount of the 2023 Special Bonus payments will be based on the amount of the net cash payment amount received by Odyssey. The 2023 Bonus Plan provides for various bonus pool amounts and percentages of each eligible employee’s salary based upon the amount of net cash payments received, and range from a pro rata share of an aggregate bonus pool of $750,000 if the net payments to Odyssey equal at least $10 million, to an amount equal to up to 40% of each eligible employee’s salary if the net payments to Odyssey equal at least $50 million, to a maximum amount equal to up to 250% of each eligible employee’s salary if the net payments to Odyssey equal at least $400 million. At each payment level, the aggregate 2023 Special Bonus paid would equal approximately 2% or less of the net proceeds received by Odyssey.

On September 17, 2024, the arbitral tribunal issued an award on the claims brought by Odyssey, on behalf of itself and ExO, against the United Mexican States under Chapter Eleven of NAFTA. See “Business—Operational Projects and Status—ExO Phosphate Project” for more information. Because Odyssey has received no cash payments relating to ExO and does not currently expect to receive any cash payments from the Award, there has been no estimate of potential future awards under this 2023 Bonus Plan.

Long-Term Equity Incentive Awards

Long-term equity incentive (“LTI”) awards are designed to align a significant portion of total compensation with our long-term goal of increasing the value of the Company. These equity awards are designed to reward longer-term performance and facilitate equity ownership. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. The Compensation Committee granted stock options for the 2023 long-term incentive component of executive compensation to our NEOs. The compensation value reported for the long-term incentive awards is the ASC 718 fair value on June 9, 2023, the grant date of the awards.

On June 9, 2023, Compensation Committee awarded grants of stock options with three-year service vesting to the following NEOs:

		2022 Long-Term Incentive Awards (1)
Name	Position	Stock Option (shares)(2)
Mark D. Gordon	Chief Executive Officer	100,000

John D. Longley	President and Chief Operating Officer	50,000

(1)	The long-term incentive stock option awards made from the 2019 Stock Incentive Plan are valued based upon the ASC 718 fair value on the grant date, June 9, 2023, which was $2.01.

(2)

Each stock option may be exercised for the purchase of one share of common stock at an exercise price of $3.53 per share. The options expire on June 9, 2028. The stock options vest in increments of one-third on each of June 9, 2024, 2025 and 2026.

The following table includes the actual long-term incentive awarded on June 9, 2023, as a percentage of base salary in effect at the date of the award.

Name	Position	Actual Long-Term Incentive Award as % of 2023 Base Salary
Mark D. Gordon	Chief Executive Officer	28.5%

John D. Longley	President and Chief Operating Officer	25.3%

2024 Executive Compensation Plan

On July 8, 2024, the Compensation Committee approved the 2024 Executive Compensation Plan (the “2024 Plan”) for our executives, including the chief executive officer and the other named executive officers, who meet the eligibility requirements set forth in the 2024 Plan. The 2024 Plan was approved in lieu of a traditional cash annual incentive plan for executives for 2024 in recognition of the significant dedication, work and sacrifice of our executives to achieve a positive outcome for Odyssey with respect to ExO, to continue to achieve success in other areas of the business with limited resources, and to incentivize the team to continue its efforts to maximize any monetary outcome with respect to ExO.

Pursuant to the 2024 Plan, executives who were employed by Odyssey on July 1, 2024, will be entitled to a one-time special cash bonus payment (a “2024 Special Bonus”) if Odyssey profits significantly from its ownership of ExO, including pursuant to an award in the NAFTA arbitration case by Odyssey and ExO pending against the United States of Mexico. Any 2024 Special Bonus will be payable by Odyssey only if all of the following conditions are met:

•

either (a) the tribunal in the pending arbitration issues a decision in favor of and a monetary award to Odyssey and/or ExO (an “Award”); or (b) Odyssey enters into an agreement pursuant to which Odyssey is entitled to receive a monetary payment (a “Settlement”) relating to ExO or its mineral licenses; and

•	the gross amount of the Award or Settlement is at least an amount sufficient to satisfy the Odyssey’s litigation financing obligation and to provide funds to the company; and

•	specified indebtedness of Odyssey has been repaid or the maturity date thereof extended; and

•

Odyssey has received cash from any source on or after July 1, 2024, in an aggregate amount of at least $7 million (which is expected to be sufficient, together with the Company’s cash on hand, to fund one year of the Company’s operations plus $1 million of funding for the 2024 Special Bonus).

If all of the conditions are satisfied, a 2024 Special Bonus will be payable to each eligible executive within 30 days of the date on which the conditions are met. If Odyssey does not have sufficient cash to pay the full amount of each 2024 Special Bonus, the balance will be paid from the amount by which funds received by Odyssey exceed its working capital needs on a quarterly basis. If the 2024 Special Bonus amount exceeds 200% of an executive’s base salary, fifty percent of the 2024 Special Bonus amount will not be payable until the first anniversary of the date on which the first 2024 Special Bonus payment is made.

The amount of the 2024 Special Bonus payments will be based on the gross amount of the Award or Settlement. The 2024 Plan provides for various bonus pool amounts, which will be paid on a pro rata basis to eligible executives, that range from an aggregate amount of 0.25% to 1.00% of the gross amount of the Award or Settlement.

On September 17, 2024, the arbitral tribunal issued an award on the claims brought by Odyssey, on behalf of itself and ExO, against the United Mexican States under Chapter Eleven of NAFTA. See “Business—Operational Projects and Status—ExO Phosphate Project” for more information. Because Odyssey has received no cash payments relating to ExO and does not currently expect to receive any cash payments from the Award, there has been no estimate of potential future awards under this 2024 Plan.

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawbacks”)

We adopted a clawback policy in 2013 that applied to performance-based compensation linked to our reported financial results. During August 2023, our Board of Directors approved and adopted an updated Policy for the Recovery of Erroneously Awarded Compensation (“Clawback Policy”) to provide for the recovery of erroneously awarded Incentive-based compensation (including any award of options, PSUs or RSUs) from Executive Officers in accordance with the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Act of 1934. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we will reasonably promptly recover from any executive officer Erroneously Awarded Compensation granted, earned, paid or that became vested during the three-year period preceding the date on which we are required to prepare an accounting restatement.

Retirement Plans and All Other Compensation.

Odyssey does not have any deferred compensation or retirement plans. Our officers participated in non-discriminatory life and health insurance plans as did all other employees.

Life Insurance Benefits Payable upon Death of Our NEOs.

At December 31, 2023, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Named Executive Officer	Life insurance benefits payable upon the death of our NEOs as of December 31, 2023
Mark D. Gordon	$300,000
John D. Longley	$290,000

Outstanding Equity Awards at 2023 Year-End

The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable as of December 31, 2023. There were no shares of common stock covered by unvested restricted stock awards for our NEOs as of December 31, 2023.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Mark D. Gordon	39,333	—	12.48	12/31/2024	(1)
	208,736	45,718	3.60	12/9/2027	(2)
	—	100,000	3.53	6/9/2028	(3)
John D. Longley	4,167	—	12.84	12/31/2024	(4)
	17,917	—	12.48	12/31/2024	(5)
	92,243	21,915	3.60	12/9/2027	(6)
	—	50,000	3.53	6/9/2028	(7)

(1)	This option vested as to 13,111 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.
(2)	These options vested as to 117,300 shares on December 9, 2022, 45,718 shares on each of December 20, 2022 and 2023, and will vest in 45,718 shares on December 20, 2024.

(3) These options will vest in 33,333 of the shares indicated on each of June 9, 2024 and 2025 and 33,334 shares on June 9, 2026.

(4) This option vested in one-third increments of 1,389 shares on each of October 6, 2015, 2016 and 2017.

(5) This option vested as to 5,972 shares on December 31, 2015, and in 1/36th of the award monthly thereafter.

(6) These options vested as to 48,415 shares on December 9, 2022, 21,914 shares on each of December 20, 2022 and 2023, and will vest in 21,915 shares on December 20, 2024.

(7) These options will vest in 16,666 shares on each of June 9, 2024 and 2025 and 16,667 shares on June 9, 2026.

Potential Payments Upon Termination or Change in Control

Change in Control

Mr. Gordon has a written employment agreement that provides for payments at, following, or in connection with a change-in-control of the Company or termination. There are no other employment contracts or agreements, whether written or unwritten, with our other NEOs. Under our stock incentive plans, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change in control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change in control.

Termination

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason on 90 days’ written notice. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards will become fully vested. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations. Payments that would have been due to Mr. Gordon and the value of equity awards that would have vested had he been terminated on December 31, 2023, are shown in the table below.

Severance Benefit Due to Mr. Gordon Upon Termination	Without Cause; For Good Reason; Disability; Company Non-Renewal ($)		For Cause; Without Good Reason; Death; Mr. Gordon Non- Renewal ($)	Severance Benefit Due to Mr. Gordon Upon Change in Control ($)
Accrued Obligations (1)	—		—	—
Cash Severance	1,886,445	(2)	—	2,358,058	(5)
Equity (3)	379,177		—	377,177
COBRA (4)	32,191		—	—

(1)

The Accrued Obligations may consist of (i) base salary through date of termination, (ii) annual incentives earned prior to year of termination, (iii) the value of unused vacation accrued though date of termination, or (iv) reimbursement of unreimbursed reasonable business expenses.

(2)

The Cash Severance consists of two times the sum of Mr. Gordon’s base salary in effect on December 31, 2023, and his target annual incentive award which is calculated at 85.0% of base salary, calculated as follows: 2 x ($509,850 + $433,373).

(3)

On December 31, 2023, Mr. Gordon had 254,454 in-the-money stock options with an exercise price of $3.60 per share and 100,000 in-the-money stock options having an exercise price of $3.53 per share. The closing price of our common stock on December 31, 2023 was $4.65 per share.

(4)	COBRA payments are estimated over an 18-month period and would be reimbursable to Mr. Gordon on a monthly basis.

(5)

The Cash Severance for Termination due to a Change in Control consist of two-and-one-half times the sum of Mr. Gordon’s base salary in effect on December 31, 2023, and his target annual incentive award which is calculated at 85.0% of base salary, calculated as follows: 2.5 x ($509,850 + $433,373).

Director Compensation

The Compensation Committee approved a 2023 Board of Directors Compensation Plan for directors who are not our employees under which they would be entitled to receive the following compensation for their service on our Board of Directors:

•	Annual retainer of $40,000 per director. Additional annual retainers as follows for chairmanship duties:

Lead Director	$15,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$5,000
Governance and Nominating Committee Chairman	$5,000

•	An equity component valued at $45,000 per director in the form of stock or option awards from the Company stock incentive plan.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-in-control, retirement or legacy obligations.

We began 2023 having five independent directors who served until our annual meeting of stockholders on June 5, 2023. We have had three independent members of our board of directors since that date.

The table below indicates the amounts earned by each independent director and former independent director at December 31, 2023, for 2023:

2023 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Equity Award ($)(6)	Total ($)
John C. Abbott (1)	$21,566	$18,750	$40,316
Mark B. Justh (2)	$65,000	$45,000	$110,000
James S. Pignatelli (3)	$17,253	$18,750	$36,003
Jon D. Sawyer (4)	$45,000	$45,000	$90,000
Todd E. Siegel (5)	$45,000	$45,000	$90,000

(1)	Mr. Abbott served as a director until June 5, 2023 and held 11,418 stock options outstanding as of December 31, 2023.

(2)	Mr. Justh held 5,000 stock options as of December 31, 2023.

(3)	Mr. Pignatelli served as a director until June 5, 2023.

(4)	Mr. Sawyer had 11,908 stock options as of December 31, 2023.

(5)

Mr. Siegel elected to receive 3,160 shares of common stock and 6,541 stock options with a fair value of $22,500 in lieu of $22,500 of cash compensation earned for 2023. Mr. Siegel held 6,541 stock options outstanding as of December 31, 2023.

(6)

Each director received 5,311 shares of common stock with a fair market value of $3.53 per share during June 2023, and each of Mr. Justh, Mr. Sawyer and Mr. Siegel received 10,057 stock options with a fair market value of $2.61 during January 2024 in satisfaction of the equity component of director compensation for 2023. These stock options were included in an aggregate award of 30,000 stock options per director, 19,943 of which were awarded as 2024 director equity compensation. Each of these options has an exercise price of $4.65 per share and a term of five years.

Director Compensation for 2024

Director compensation for 2024 is expected to remain generally the same as 2023 director compensation with stock options making up the equity component of director compensation. Directors will have the choice of accepting their retainers in cash or equity. The equity component has been increased due to providing stock options in lieu of restricted stock awards for 2024. The following table provides an estimate of director compensation for 2024:

2024 ESTIMATED DIRECTOR COMPENSATION

	Lead Director	Audit Chair	Compensation Chair	Governance Chair	Committee Member Only(2)
Total retainer	$60,000	$50,000	$45,000	$45,000	$40,000
Estimated equity value(1)	$52,000	$52,000	$52,000	$52,000	$52,000
Estimated total compensation	$112,000	$102,000	$97,000	$97,000	$92,000

(1)

Equity awards are determined by the Board of Directors and may be in stock options or restricted stock awards. During January 2024, Mr. Justh, Mr. Sawyer and Mr. Siegel each received 19,943 stock options valued at $2.61 per share as the equity component of 2024 director compensation. Each option is exercisable for one share of common stock at an exercise price of $4.65 per share. The options have a five-year term.

(2)	Assumes no chair duties.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the Nasdaq Capital Market under the symbol “OMEX.”

Holders

The number of record holders of our common stock January 23, 2025, was approximately 7,500. This does not include approximately stockholders that hold their stock in accounts included in street name with broker/dealers.

Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. We have never declared or paid dividends with respect to our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Odyssey Marine Exploration, Inc.’s common stock as of January 15, 2025, by each person known to us to beneficially own more than 5% of our common stock, each director, each named executive officer listed in the “Summary Compensation Table,” other than Mr. Jones, who departed the company July 7, 2023, and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following January 15, 2025.

Except as described below under “Certain Relationships and Related Party Transactions,” or as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Class(2)
Named Executive Officers and Directors:
Mark D. Gordon, Chief Executive Officer and Chairman	805,736	(3)	2.72%
John D. Longley, Chief Operating Officer	492,721	(4)	1.67%
Mark B. Justh, Director	856,611	(5)	2.91%
Jon D. Sawyer, Director	151,978	(6)	*
Todd E. Siegel, Director	76,539	(7)	*
All executive officers and directors as a group (six individuals)	2,430,492		8.00%
5% Stockholders:
John Addis/ FourWorld Capital Management LLC 7 World Trade Center, Floor 46 New York, NY 10007	4,292,367	(8)	14.74%
FW Deep Value Opportunities Fund I LLC 7 World Trade Center, Floor 46 New York, NY 10007	2,062,165	(8)	7.08%
FourWorld Global Opportunities Fund, Ltd C/O Mourant Governance Services (Cayman) Limited 94 Solaris Avenue PO Box 1348 Grand Cayman, Camana Bay KY, KY1-1108	1,355,941	(8)	4.66%
Sina Toussi/Two Seas Capital LP/Two Seas Capital GP LLC 32 Elm Place 3rd Floor Rye, NY 10580	1,816,384	(9)	6.24%
Capital Latinoamericano, S.A. de C.V./Juan Antonio Carlos Cortina Gallardo Monte Caucaso 915-6 Lomas de Chapultepec Mexico City 11000	2,481,819	(10)	8.52%

*	Indicates less than one percent of common stock.
(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.
(2)	As of January 15, 2025, the Company had 29,125,333 shares of common stock outstanding.
(3)	Consists of 267,949 shares and 348,069 shares underlying currently exercisable stock options held by Mr. Gordon.

(4)	Consists of 111,896 shares and 214,327 shares underlying currently exercisable stock options held by Mr. Longley.
(5)

Consists of 551,124 shares held by Mr. Justh, 834 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, the right to acquire 244,653 shares pursuant to the Securities Purchase Agreement dated December 23, 2024, and 60,000 shares underlying currently exercisable stock options held by Mr. Justh.

(6)

Consists of 70,448 shares held jointly by Mr. Sawyer and his wife, 10,455 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 41,908 shares underlying currently exercisable stock options held by Mr. Sawyer.

(7)	Consists of 39,998 shares and 35,000 shares underlying currently exercisable stock options held by Mr. Siegel.
(8)	Based on Schedule 13G/A filed by FourWorld Capital Management LLC, FourWorld Global Opportunities Fund, Ltd, FW Deep Value Opportunities Fund I LLC, and John Addis on February 28, 2024.
(9)	Based on Schedule 13G/A filed by Sina Toussi, Two Seas Capital LP and Two Seas Capital GP LLC on November 14, 2024.
(10)

Based on Schedule 13G filed by Capital Latinoamericano, S.A. de C.V. (“Capital Latinoamericano”) and Juan Antonio Carlos Cortina Gallardo, as sole manager of Capital Latinoamericano, on January 2, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides certain transactions with these related persons are subject to the review, approval and/or ratification of the disinterested members of the Board of Directors. All proposed or completed related party transactions are to be reported to our Disclosure Committee no later than the end of the current quarter and the Disclosure Committee will present the transaction to the Board of Directors for review, ratification or approval. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Board of Directors, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Board of Directors for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. The Board of Directors may use any process and review any information that it determines is reasonable to determine if a transaction is obtained in a comparable arm’s length transaction with a third party unrelated to the Company.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Board of Directors annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2023, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. In accordance with the procedures in the Company’s policy, the Board of Directors reviewed and determined the following related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

CIC Limited

We currently provide services to and own approximately 15.3% of the equity interests in a deep-sea mineral exploration company, CIC Limited (“CIC”). Odyssey’s lead director, Mark B. Justh, made an investment into CIC’s parent company and indirectly owns approximately 11.5% of CIC. We believe Mr. Justh’s indirect ownership in CIC does not impair his independence under applicable rules and Odyssey’s board of directors has formed a special committee to address any matters relating to CIC. We are providing services to CIC in accordance with the terms of a Services Agreement pursuant to which Odyssey provides certain back-office services to CIC in exchange for a recurring monthly fee, as well as other deep-sea mineral related services on a cost-plus profit basis and is compensated for these services with a combination of cash and equity in CIC.

Pignatelli

On July 15, 2021, MINOSA assigned $404,633 of its indebtedness with accumulated accrued interest of $159,082 to James Pignatelli, then a director of the Company, under the same terms as the original agreement, and that indebtedness continued to be convertible at a conversion price of $4.35. This transaction was reviewed and approved by the independent members of the Company’s board of directors. On March 6, 2023, this note was terminated and Odyssey issued a new note. Mr. Pignatelli’s term as a director of the Company expired in June 2023.

Ocean Minerals, LLC

We also provide services to a deep-sea mineral exploration company, Ocean Minerals, LLC (“OML”), in which we hold approximately 7.0% of the equity interests. We are providing these services to OML pursuant to the Contribution Agreement that provides for deep-sea mineral related services on a cost-plus profit basis and will be compensated for these services with equity in OML.

Salvage Agreement

We hold a 40% interest in potential proceeds under a salvage agreement from our legacy shipwreck business. A company controlled by Mr. Justh obtained the right to the remaining 60% of those proceeds from an unrelated third party in exchange for the obligation to pay up to $1.0 million in legal expenses relating to the recovery of the proceeds, pursuant to a funding arrangement to which we are also a party. Odyssey and Mr. Justh’s controlled entity were responsible for remaining legal costs on a pro rata basis.

Oceanica and ExO

Odyssey and its subsidiary, Oceanica Marine Operations S.R.L. (“OMO”), hold three convertible notes (the “Oceanica-ExO Notes”) issued and/or guaranteed by our majority-owned subsidiaries, ExO and Oceanica in the aggregate principal amount of approximately $23.0 million, which was advanced to ExO and Oceanica to fund working capital, exploration and legal expenses. In addition, Odyssey provides management and administrative services to ExO and funds ExO’s ongoing administrative expenses pursuant to a services agreement in exchange for a recurring monthly fee and reimbursement of funded amounts. Certain of Odyssey’s former and current directors and officers are also directors or officers of ExO and Oceanica.

Shareholders

We have entered into financing transactions with certain shareholders that hold more than five percent of our issued and outstanding Common Stock. FourWorld Capital Management LLC and its affiliates (“FourWorld”) beneficially own approximately 20.0% of our Common Stock. Funds managed by Two Seas Capital LP (“Two Seas”) own 9.99% of our Common Stock after giving effect to the 9.99% beneficial ownership limitation applicable to warrants held by its funds. Greywolf Opportunities Master Fund II LP and its affiliates (“Greywolf”) beneficially own approximately 9.20% of our Common Stock.

EXPERTS

The audited financial statements included in this Offering Circular have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon for us by Akerman LLP, Tampa, Florida, counsel to Odyssey Marine Exploration, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.

We also make available, free of charge, on or through our Internet website, www.odysseymarine.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Odyssey Marine Exploration, 205 S. Hoover Blvd. Suite 210, Tampa, Florida 33609, telephone: (813) 876-1776.

We have filed an Offering Circular on Form 1-A with the SEC under the Securities Act with respect to the securities offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be accessed at the SEC’s website www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

PART I – FINANCIAL INFORMATION

Odyssey Marine Exploration, Inc.

PART I: FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,859,267	$4,021,720
Accounts and other related party receivables	84,123	110,320
Other current assets	278,736	743,439

Total current assets	3,222,126	4,875,479

NON-CURRENT ASSETS
Investment in unconsolidated entities	9,924,954	9,001,646
Option to purchase equity securities in related party	6,200,730	6,373,402
Bismarck exploration license	1,821,251	1,821,251
Property and equipment, net	554,872	524,656
Right of use - operating leases	—	121,568
Other non-current assets	34,295	34,295

Total non-current assets	18,536,102	17,876,818

Total assets	$21,758,228	$22,752,297

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$406,515	$345,378
Accrued expenses	9,605,818	8,493,358
Operating lease liability, current portion	—	129,140
Forward contract liability	1,446,796	1,446,796
Put option liability	108,437	5,637,162
Loans payable, current portion	19,383,847	15,413,894

Total current liabilities	30,951,413	31,465,728

LONG-TERM LIABILITIES
Loans payable	3,793,728	7,903,074
Warrant liabilities	4,411,645	15,792,385
Litigation financing and other	58,816,331	52,817,938
Deferred contract liability	507,034	679,706

Total long-term liabilities	67,528,738	77,193,103

Total liabilities	98,480,151	108,658,831

Commitments and contingencies (Note 8)
STOCKHOLDERS’ DEFICIT
Preferred stock – $0.0001 par value; 24,984,166 shares authorized; none outstanding	—	—
Common stock – $0.0001 par value; 75,000,000 shares authorized; 20,863,100 and 20,420,896 issued and outstanding	2,086	2,042
Additional paid-in capital	259,373,077	263,616,186
Accumulated deficit	(275,437,800)	(296,096,957)

Total stockholders’ deficit before non-controlling interest	(16,062,637)	(32,478,729)
Non-controlling interest	(60,659,286)	(53,427,805)

Total stockholders’ deficit	(76,721,923)	(85,906,534)

Total liabilities and stockholders’ deficit	$21,758,228	$22,752,297

The accompanying notes are an integral part of these condensed consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUE
Marine services	$207,363	$190,699	$590,248	$628,907
Operating and other	6,538	(14,823)	42,282	8,283

Total revenue	213,901	175,876	632,530	637,190

OPERATING EXPENSES
Marketing, general and administrative	1,733,247	1,564,156	7,972,626	5,189,410
Operations and research	1,348,817	1,067,142	3,261,199	3,562,705

Total operating expenses	3,082,064	2,631,298	11,233,825	8,752,115

LOSS FROM OPERATIONS	(2,868,163)	(2,455,422)	(10,601,295)	(8,114,925)
OTHER INCOME (EXPENSE)
Interest income	108,047	655	115,770	412,611
Interest expense	(1,668,358)	(1,836,153)	(5,322,125)	(3,617,336)
Income / (Loss) on equity method investment	250,857	(190,000)	(96,508)	(190,000)
Change in derivative liabilities fair value	19,542,434	(1,859,147)	18,471,872	(1,574,658)
Gain / (Loss) on debt extinguishment	—	—	—	21,177,200
Gain / (Loss) on wholly owned entity	—	174,107	—	174,107
Residual economic interest in shipwreck	439,006	—	9,839,006	—
Other	431,612	113,102	1,020,956	(1,494,581)

Total other income (expense)	19,103,598	(3,597,436)	24,028,971	14,887,343

INCOME/(LOSS) BEFORE INCOME TAXES	16,235,435	(6,052,858)	13,427,676	6,772,418
Income tax benefit	—	—	—	—

INCOME/(LOSS)	16,235,435	(6,052,858)	13,427,676	6,772,418
Net loss attributable to non-controlling interest	2,452,801	2,239,573	7,231,481	6,790,375

NET INCOME/(LOSS) attributable to Odyssey Marine Exploration, Inc.	$18,688,236	$(3,813,285)	$20,659,157	$13,562,793

NET INCOME/(LOSS) PER SHARE
Basic	$0.90	$(0.19)	$1.01	$0.68

Diluted	$0.13	$(0.19)	$(0.11)	$0.46

Weighted average number of common shares outstanding:
Basic	20,665,783	20,025,067	20,524,779	19,871,381

Diluted	25,219,258	20,025,067	25,914,533	21,536,962

The accompanying notes are an integral part of these condensed consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN

STOCKHOLDERS’ DEFICIT – Unaudited

	$		$		$		$		$
	Three Months Ended September 30, 2024
	Common Stock		Additional Paid-in Capital		Accumulated Deficit		Non-controlling Interest		Total
Balance at June 30, 2024		$2,059		$258,412,973		$(294,126,036)		$(58,206,485)		$(93,917,489)
Share-based compensation		—		101,785		—		—		101,785
Common stock issued for convertible debt conversion		27		858,319		—		—		858,346
Net income/(loss)		—		—		18,688,236		(2,452,801)		16,235,435

Balance at September 30, 2024		$2,086		$259,373,077		$(275,437,800)		$(60,659,286)		$(76,721,923)

	$		$		$		$		$
	Three Months Ended September 30, 2023
	Common Stock		Additional Paid-in Capital		Accumulated Deficit		Non-controlling Interest		Total
Balance at June 30, 2023		$1,998		$262,164,455		$(284,066,698)		$(48,748,186)		$(70,648,431)
Share-based compensation		9		166,069		—		—		166,078
Common stock issued for debt extinguishment		—		303,340		—		—		303,340
Fair value of warrants issued		—		390,809		—		—		390,809
Net income/(loss)		—		—		(3,813,285)		(2,239,573)		(6,052,858)

Balance at September 30, 2023		$2,007		$263,024,673		$(287,879,983)		$(50,987,759)		$(75,841,062)

	$		$		$		$		$
	Nine Months Ended September 30, 2024
	Common Stock		Additional Paid-in Capital		Accumulated Deficit		Non-controlling Interest		Total
Balance at December 31, 2023		$2,042		$263,616,186		$(296,096,957)		$(53,427,805)		$(85,906,534)
Share-based compensation		1		1,666,317		—		—		1,666,318
Cancellation of stock awards for payment of withholding tax requirements		—		(16,398)		—		—		(16,398)
Director fees settled with stock options		—		246,150		—		—		246,150
Fair value of warrants classified as liabilities		—		(7,754,438)		—		—		(7,754,438)
Common stock issued for convertible debt conversion		33		1,185,701		—		—		1,185,734
Common stock issued and exchanged with related party		10		429,559		—		—		429,569
Net income/(loss)		—		—		20,659,157		(7,231,481)		13,427,676

Balance at September 30, 2024		$2,086		$259,373,077		$(275,437,800)		$(60,659,286)		$(76,721,923)

	$		$		$		$		$
	Nine Months Ended September 30, 2023
	Common Stock		Additional Paid-in Capital		Accumulated Deficit		Non-controlling Interest		Total
Balance at December 31, 2022		$1,954		$256,963,264		$(301,442,776)		$(44,197,384)		$(88,674,942)
Share-based compensation				538,900		—		—		538,900
Director compensation paid in share-based instruments		14		292,236		—		—		292,250
Common stock issued for debt extinguishment		39		1,303,310		—		—		1,303,349
Fair value of warrants issued		—		3,926,963		—		—		3,926,963
Net income/(loss)		—		—		13,562,793		(6,790,375)		6,772,418

Balance at September 30, 2023		$2,007		$263,024,673		$(287,879,983)		$(50,987,759)		$(75,841,062)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – Unaudited

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$13,427,676	$6,772,418
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Services provided to unconsolidated entities	(590,248)	(628,907)
Depreciation	58,164	236,192
Financing fees amortization	77,443	502,729
Amortization of finance liability	71,395	274,152
Amortization of deferred discount	2,892,088	1,412,726
Note payable interest accretion	1,773,903	963,596
Note interest paid-in-kind (“PIK”)	1,204,226	468,891
Note receivable interest accretion	—	(288,991)
Right of use asset amortization	121,568	132,085
Share-based compensation	1,666,318	538,900
Loss on equity method investment	96,509	190,000
Gain on debt extinguishment, net of note receivable write-off	—	(21,177,200)
Gain on sale of equipment	—	(40,000)
Change in derivatives liability fair value	(18,471,872)	1,574,658
Director fees settled with stock options	246,150	—
(Increase) decrease in:
Accounts and other related party receivables	26,197	(3,087)
Short-term notes receivable, related party	—	514,294
Changes in operating lease liability	(129,140)	(137,259)
Other assets	464,703	212,843
Accounts payable	30,321	(1,005,903)
Accrued expenses and other	(554,326)	746,039

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,411,075	(8,741,824)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	—	323,103
Purchase of property and equipment	(88,380)	(578,554)
Cash paid for investment in unconsolidated entity	—	(1,000,000)
Proceeds from related party	—	1,000,000
Gain on sale of entity	—	(174,106)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(88,380)	(429,557)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	—	15,415,000
Repurchase of stock-based awards withheld for payment of withholding tax requirements	(16,398)	—
Offering cost paid on financing	—	(98,504)
Payment of debt obligations	(3,468,750)	(11,379,677)
Proceeds from sale leaseback financing, net	—	4,050,000
Proceeds from warrants exercised	—	303,349
Warrants issued	—	184,601
Payment on sale leaseback financing	—	(235,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,485,148)	8,239,769

NET INCREASE/(DECREASE) IN CASH	(1,162,453)	(931,612)
CASH AT BEGINNING OF PERIOD	4,021,720	1,443,421

CASH AT END OF PERIOD	$2,859,267	$511,809

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$430,282	$86,687
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of debt to common stock	$1,185,701	$1,000,000
Warrants issued	$—	$3,742,362
Director compensation settled with equity	$246,150	$—
Ocean Minerals, LLC (“OML”) acquisition liabilities	$—	$5,719,834
Non-cash contribution of Investment in Odyssey Retriever, Inc. for equity interest in OML	$—	$2,735,000
Non-cash financing related to litigation financing	$—	$4,633

The accompanying notes are an integral part of these condensed consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Odyssey Marine Exploration, Inc. and subsidiaries (the “Company,” “Odyssey,” “us,” “we” or “our”) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and the instructions to Form 10-Q and, therefore, do not include all information and footnotes normally included in financial statements prepared in accordance with generally accepted accounting principles. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

In the opinion of management, these financial statements reflect all adjustments, including normal recurring adjustments, necessary for a fair presentation of these interim condensed consolidated financial statements. Operating results for the three and nine months ended September 30, 2024, are not necessarily indicative of the results that may be expected for the full year.

Going Concern Consideration

We have experienced several years of net losses and may continue to do so. Our ability to generate net income or positive cash flows for the following twelve months is dependent upon financings, our success in developing and monetizing our interests in mineral exploration entities, generating income from contracted services, and collecting amounts owed to us.

Our 2024 business plan requires us to generate new cash inflows to effectively allow us to perform our planned projects. We continually plan to generate new cash inflows through the monetization of our receivables and equity stakes in seabed mineral companies, financings, syndications or other partnership opportunities. If cash inflow becomes insufficient to meet our desired projected business plan requirements, we would be required to follow a contingency business plan based on curtailed expenses and fewer cash requirements.

In 2024, we received a payment of approximately $9.8 million arising from a residual economic interest in a salvaged shipwreck. The balance of those proceeds, together with other anticipated cash inflows, is expected to provide sufficient operating funds through at least the fourth quarter of 2024.

Our consolidated non-restricted cash balance at September 30, 2024 was $2.9 million. We have a working capital deficit at September 30, 2024 of $27.7 million. The total consolidated book value of our assets was approximately $21.8 million at September 30, 2024, which includes cash of $2.9 million. The fair market value of these assets may differ from their net carrying book value. The factors noted above raise substantial doubt about our ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding our condensed consolidated financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity and have prepared them in accordance with our customary accounting practices.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries, both domestic and international. Equity investments in which we exercise significant influence but do not control and of which we are not the primary beneficiary are accounted for using the equity method. All significant inter-company and intra-company transactions and balances have been eliminated. The portion of the consolidated subsidiaries not owned by the Company and any related activity is eliminated through non-controlling interests in the condensed consolidated balance sheets and net income or loss attributable to redeemable non-controlling interests in the condensed consolidated statements of operations. The results of operations attributable to the non-controlling interest are presented within equity and net income or loss and are shown separately from the Company’s equity and net income attributable to the Company. Some of the existing inter-company balances, which are eliminated upon consolidation, include features allowing the liabilities of Exploraciones Oceánicas S. de R.L. de CV (“ExO”) and Oceanica Resources, S. de R.L. (“Oceanica”), majority-owned subsidiaries of the Company, to be converted into additional equity of a subsidiary, which, if exercised, could increase the Company’s direct or indirect interest in the non-wholly owned subsidiaries.

Use of Estimates

Management used estimates and assumptions in preparing these condensed consolidated financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could vary from the estimates that were used.

Bismarck Exploration License

The Company follows the guidance pursuant to Financial Accounting Standards Board (“FASB”) ASC 350, “Intangibles-Goodwill and Other” (“ASC 350”) in accounting for the exploration license held by Bismarck Mining Corporation, Ltd., (the “Bismarck Exploration License”). Management determined the rights to use the license to have an indefinite life. This assessment is based on the historical success of renewing the license every two years since 2006, and the fact that management believes there are no legal, regulatory, or contractual provisions that would limit the useful life of the asset. The Company was notified in November 2023 that the 2022 exploration license renewal application was approved. The Bismarck Exploration License is not dependent on another asset or group of assets that could potentially limit the useful life of the Bismarck Exploration License. We test the Bismarck Exploration License for impairment annually, and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired, per the guidance of the ASC 350. We did not have any impairment indicators for the three and nine months ended September 30, 2024 and 2023.

Investment in Unconsolidated Entities

As discussed in Note 6, Investment in Unconsolidated Entities, the Company has cost basis method investments and equity method investments with related parties. As of September 30, 2024 and December 31, 2023, there were no variable interest entities (“VIE”) for which the Company was the primary beneficiary. We also review these investments for any potential impairment annually.

Long-Lived Assets

We did not have any impairment indicators related to long-lived assets for the three and nine months ended September 30, 2024 and 2023.

Earnings Per Share (“EPS”)

Basic EPS has been computed pursuant to FASB ASC Topic 260, Earnings Per Share, and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in our earnings. We use the treasury stock method to compute potential common shares from stock options, restricted stock units and warrants and use the if-converted method to compute potential common shares from preferred stock, convertible notes or other convertible securities.

Dilutive common stock equivalents include the dilutive effect of in-the-money stock equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common stock equivalents if their effect would be anti-dilutive. The potential common shares in the following tables represent potential common shares from outstanding options, restricted stock awards, convertible notes and other convertible securities that were excluded from the calculation of diluted EPS during periods due to having an anti-dilutive effect are:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Average market price during the period	$3.75	$3.79	$4.16	$3.41
Option awards	1,233,090	1,116,855	1,529,824	1,098,433
Unvested restricted stock awards	—	207,200	10,087	10,999
Convertible notes	—	573,813	—	—
Common Stock Warrant related	5,878,427	12,096,169	2,174,716	7,156,654
Put Options	—	3,994,419	—	—

The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss) attributable to Odyssey Marine Exploration, Inc.	$18,688,236	$(3,813,285)	$20,659,157	$13,562,793

Numerator:
Basic net income (loss) available to stockholders	$18,688,236	$(3,813,285)	$20,659,157	$13,562,793
Income (loss) on equity method investment	746,505	—	(256,062)	—
Fair value change of debt instruments	(5,285,472)	—	(5,528,725)	(214,339)
Fair value change of warrants	(10,798,965)	—	(17,394,715)	(3,398,976)
Fair value change of convertible debt	(6,279)	—	(360,690)	—

Diluted net income (loss) available to stockholders	$3,344,025	$(3,813,285)	$(2,881,035)	$9,949,478

Denominator:
Weighted average common shares outstanding – Basic	20,665,783	20,025,067	20,524,779	19,871,381
Dilutive effect of options	24,862	—	—	5,236
Dilutive effect of other derivative instruments	3,871,880	—	3,871,880	174,754
Dilutive effect of warrants	519,690	—	1,386,386	91,459
Dilutive effect of convertible instruments	137,043	—	131,488	1,394,132

Weighted average common shares outstanding – Diluted	25,219,258	20,025,067	25,914,533	21,536,962

Net income (loss) per share:
Basic	$0.90	$(0.19)	$1.01	$0.68

Diluted	$0.13	$(0.19)	$(0.11)	$0.46

Segment Reporting

We evaluate the products and services that produce our revenue and the geographical regions in which we operate to determine reportable segments in accordance with ASC 280 – Segment Reporting. Based on that evaluation, we have determined that we have only one operating segment.

Accounting Standards Not Yet Adopted

In November 2023, the FASB issued new guidance on segment reporting (ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”). This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company operates in one reportable segment; however, it is currently evaluating the effect that implementation of this standard will have on the Company’s condensed consolidated financial statements and disclosures.

In December 2023, the FASB issued new guidance on income tax disclosures (ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”). Among other requirements, this update adds specific disclosure requirements for income taxes, including: (1) disclosing specific categories in the rate reconciliation and (2) providing additional information for reconciling items that meet quantitative thresholds. The guidance is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact of the adoption of ASU 2023-09 on the Company’s condensed consolidated financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, the AICPA and the SEC did not or are not believed by management to have a material effect, if any, on the Company’s financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE AND OTHER RELATED PARTY, NET

Our accounts receivable consist of the following:

	September 30, 2024	December 31, 2023
Related party (see Notes 5 and 6)	$67,320	$46,394
Other	16,803	63,926

Total accounts receivable and other, net	$84,123	$110,320

NOTE 4 – OTHER CURRENT ASSETS

Our other current assets consisted of the following:

	September 30, 2024	December 31, 2023
Prepaid assets	$135,917	$608,353
Other	107,553	119,820
Deposits	35,266	15,266

Total other current assets	$278,736	$743,439

All prepaid expenses are amortized on a straight-line basis over the term of the underlying agreements. Deposits may be held by various entities for equipment, services, and in accordance with agreements in the normal course of business.

NOTE 5 – RELATED PARTY TRANSACTIONS

CIC Limited

The Company provides services to and owns approximately 15.3% of the equity interests in CIC Limited (“CIC”), a deep-sea mineral exploration company. The Company’s lead director, Mark B. Justh, made an investment into CIC’s parent company and indirectly owns approximately 11.5% of CIC. We believe Mr. Justh’s indirect ownership in CIC does not impair his independence under applicable rules, and Odyssey’s board of directors has formed a special committee of disinterested directors to address any matters relating to CIC. The Company is providing services to CIC in accordance with the terms of a Services Agreement pursuant to which Odyssey provides certain back-office services to CIC in exchange for a recurring monthly fee, as well as other deep-sea mineral related services on a cost-plus profit basis and is compensated for these services with a combination of cash and equity in CIC.

We invoiced CIC for technical services a total of $0.1 million and $0.1 million for the three months ended September 30, 2024 and 2023, respectively, and $0.4 million and $0.6 million for the nine months ended September 30, 2024 and 2023, respectively, which are recorded in Marine services in our condensed consolidated statements of operations. The Company is paid in equity for its services. In addition, the Company has the option to accept equity for payment of cash expenditures due from CIC in lieu of cash. The Company has not opted to accept equity from CIC in lieu of cash for its cash expenditures.

Ocean Minerals, LLC

The Company provides services to Ocean Minerals, LLC (“OML”), a deep-sea mineral exploration company in which we hold approximately 7.0% of the equity interests (see Note 6, Investment in Unconsolidated Entities). The Company is providing these services to OML pursuant to the Contribution Agreement (defined below) that provides for deep-sea mineral related services on a cost-plus profit basis and will be compensated for these services with equity in OML.

See Note 6, Investment in Unconsolidated Entities, for amounts the Company invoiced OML during the three and nine months ended September 30, 2024 and 2023.

Salvage Agreement

The Company held a 40% interest in proceeds under a salvage agreement from our legacy shipwreck business. A company controlled by Mr. Justh obtained the right to the remaining 60% of those proceeds from an unrelated third party in exchange for the obligation to finance legal expenses relating to the recovery of the proceeds, pursuant to a funding arrangement to which the Company is also a party. Odyssey and Mr. Justh’s controlled entity were responsible for any remaining legal costs on a pro rata basis.

In 2024, the Company received payments of approximately $9.8 million arising from its residual economic interest in one of the shipwrecks, which is recorded in Residual economic interest in shipwreck in our condensed consolidated statements of operations. The entity controlled by Mr. Justh also received a payment arising from the shipwreck.

Oceanica and ExO

Odyssey and its subsidiary, Oceanica Marine Operations S.R.L. (“OMO”), hold three notes (the “Oceanica-ExO Notes”) issued and/or guaranteed by our majority-owned subsidiaries, ExO and Oceanica, in the aggregate principal amount of approximately $23.0 million, which was advanced to ExO and Oceanica to fund working capital, exploration and legal expenses. Approximately $11.4 million was advanced to ExO and Oceanica between 2012 and 2014, and approximately $7.6 million between 2015 and 2017; the balance has been advanced since 2017. In addition, Odyssey provides management and administrative services to ExO and funds ExO’s ongoing administrative expenses pursuant to a services agreement in exchange for a recurring monthly fee and reimbursement of funded amounts. The Oceanica-ExO Notes and outstanding receivables under the management and services agreement accrue interest at 18% per annum. Certain of Odyssey’s former and current directors and officers are also directors or officers of ExO and Oceanica.

As of September 30, 2024 and December 31, 2023, the aggregate outstanding amount, including accrued interest, of the Oceanica-ExO Notes was approximately $119.3 million and $105.0 million, respectively, and the aggregate receivable pursuant to the management and services agreement was approximately $1.4 million and $0.7 million as of September 30, 2024 and December 31, 2023, respectively.

Certain Stockholders

We have entered into financing transactions with certain stockholders that beneficially own more than five percent of our Common Stock.

•	FourWorld Capital Management LLC (“FourWorld”) beneficially owns approximately 20.0% of our Common Stock.

•

Part of that holding includes two of FourWorld’s funds, each of which individually beneficially owns more than five percent of our Common Stock as of September 30, 2024, and has participated in our financial transactions: each of FW Deep Value Opportunities Fund LLC and FourWorld Global Opportunities Fund, Ltd beneficially owns approximately 6.0% of our Common Stock.

•

Funds managed by Two Seas Capital LP (“Two Seas”) own approximately 9.99% of our Common Stock after giving effect to the 9.99% beneficial ownership limitation applicable to warrants held by its funds as of September 30, 2024.

2022 Equity Transaction

On June 10, 2022, we completed the 2022 Equity Transaction, in which:

•	FourWorld funds purchased 292,628 shares of our Common Stock and 2022 Warrants (as defined below) to purchase 292,628 shares of our Common Stock.

•	Two Seas purchased 447,761 shares of our Common Stock and 2022 Warrants to purchase 447,761 shares of our Common Stock.

On August 31, 2023, FourWorld exercised 2022 Warrants to purchase 1,000 shares of Common Stock at $3.35 per share. As of September 30, 2024, FourWorld and Two Seas held 2022 Warrants to purchase 291,628 shares of our Common Stock and 447,761 shares of our Common Stock, respectively, at an exercise price of $3.35 per share.

March 2023 Note Purchase Agreement

On March 6, 2023, we entered into the March 2023 Note Purchase Agreement, pursuant to which we issued the March 2023 Note and the March 2023 Warrants. FourWorld and Two Seas each purchased portions of the March 2023 Note and March 2023 Warrants. Principal and interest payments during the nine months ended September 30, 2024 are detailed below, and there was no interest paid during the nine months ended September 30, 2023.

•

FourWorld: Interest expense for the March 2023 Note held by FourWorld amounted to $31,899 and $97,575 for the three and nine months ended September 30, 2024. During the nine months ended September 30, 2024, $64,293 of interest expense was capitalized to principal as paid-in-kind and $33,282 was paid in cash. On September 6, 2024, the Company made a cash principal payment amounting to $0.2 million. As of September 30, 2024, FourWorld held March 2023 Warrants to purchase 285,715 shares of our Common Stock at an exercise price of $3.78 per share.

•

Two Seas: Interest expense for the March 2023 Note held by Two Seas amounted to $80,459 and $246,109 for the three and nine months ended September 30, 2024. During the nine months ended September 30, 2024, $162,163 was capitalized to principal as paid-in-kind and $83,946 was paid in cash. On September 6, 2024, the Company made a cash principal payment amounting to $0.6 million. As of September 30, 2024, Two Seas held March 2023 Warrants to purchase 727,514 shares of our Common Stock at an exercise price of $3.78 per share.

On September 5, 2024, the Company entered into amendments of the March 2023 Note with the holders thereof pursuant to which the maturity date of the March 2023 Note was extended from September 6, 2024 to December 6, 2024. In connection with the amendments, the Company repaid an aggregate amount of $3.0 million of the principal outstanding on September 6, 2024. These amendments were accounted for as a debt modification in accordance with ASC 470.

December 2023 Note Purchase Agreement

On December 1, 2023, we entered into the December 2023 Note Purchase Agreement, in which FourWorld and Two Seas participated. No principal was repaid and no cash interest was paid during the three and nine months ended September 30, 2024 and 2023. Any accrued and unpaid interest is capitalized to the principal as paid-in-kind on a quarterly basis on the first day immediately following the close of the quarter.

•

FourWorld: Interest expense for the December 2023 Notes held by FourWorld amounted to $14,771 and $42,831 for the three and nine months ended September 30, 2024, which was accrued as of September 30, 2024. As of September 30, 2024, FourWorld held December 2023 Warrants to purchase 117,648 shares and 17,631 shares of our Common Stock at an exercise price of $4.25 per share and $7.09 per share, respectively.

•

Two Seas: Interest expense for the December 2023 Notes held by Two Seas amounted to $59,082 and $171,232 for the three and nine months ended September 30, 2024, which was accrued as of September 30, 2024. As of September 30, 2024, Two Seas held December 2023 Warrants to purchase 470,588 shares and 70,521 shares of our Common Stock at an exercise price of $4.25 per share and $7.09 per share, respectively.

NOTE 6 – INVESTMENT IN UNCONSOLIDATED ENTITIES

	September 30, 2024	December 31, 2023
CIC Limited	$4,890,949	$4,514,618
Ocean Minerals, LLC	5,034,005	4,487,028
Chatham Rock Phosphate, Limited	—	—
Neptune Minerals, Inc.	—	—

Investment in unconsolidated entities	$9,924,954	$9,001,646

CIC Limited

Due to the structure of CIC, we determined this venture to be a VIE consistent with ASC 810. We have determined we are not the primary beneficiary of the VIE and, therefore, we have not consolidated this entity. We record our investment under the cost method as this company is incorporated and we have determined we do not exercise significant influence over the entity. We provide services to CIC, as detailed in Note 5, Related Party Transactions. We assess our investment for impairment annually and, if a loss in value is deemed other than temporary, an impairment charge will be recorded.

Ocean Minerals, LLC

On June 4, 2023, Odyssey, Odyssey Minerals Cayman Limited, a wholly owned subsidiary of Odyssey (the “Purchaser”), and OML entered into a Unit Purchase Agreement (as amended, the “OML Purchase Agreement”) pursuant to which the Purchaser agreed to purchase, and OML agreed to issue and sell to the Purchaser, an aggregate of 733,497 membership interest units of OML (the “Purchased Units”) for a total purchase price of $15.0 million. After giving effect to the issuance and sale of all the Purchased Units, the Purchased Units would have represented approximately 15.0% of the issued and outstanding membership interest units of OML (based upon the number of membership interest units outstanding on June 1, 2023). On July 3, 2023, the Purchaser purchased 293,399 of the Purchased Units (the “Initial OML Units”).

On October 18, 2024, Odyssey and OML entered into a Termination Agreement pursuant to which the parties terminated the OML Purchase Agreement (the “Termination Agreement”). The Termination Agreement terminated the parties’ respective rights and obligations relating to the Second OML Units, the Third OML Units and the Optional Units (each as defined below), but did not affect Odyssey’s ownership of the Initial OML Units or the obligation to pay the lease payments for the Retriever asset as described below. The Termination Agreement did not affect the Equity Exchange Agreement or the Contribution Agreement (each as defined below), each of which remains in effect.

At September 30, 2024 and December 31, 2023, Odyssey owned approximately 7.0% and 6.3%, respectively, of the issued and outstanding membership interest units of OML. The Company determined that OML is a VIE as it does not have sufficient equity at-risk to permit OML to finance its activities without additional subordinated financial support. However, as Odyssey’s lack of power to direct the activities that most significantly impact OML’s economic performance, it is not the primary beneficiary of OML and therefore is not required to consolidate OML. We record our investment under the equity method.

Equity Exchange Agreement

In connection with the transactions contemplated by the OML Purchase Agreement, Odyssey and the existing members of OML entered into an Equity Exchange Agreement (the “Equity Exchange Agreement”) pursuant to which such members of OML have the right, but not the obligation, to exchange membership interest units of OML held by them for shares of Odyssey’s common stock.

Notwithstanding anything in the Equity Exchange Agreement to the contrary, the aggregate maximum number of shares of Odyssey’s common stock that may be issued under the Equity Exchange Agreement will not (a) exceed 19.9% of the number of outstanding shares of Odyssey’s common stock immediately prior to the date of the Equity Exchange Agreement, (b) exceed 19.9% of the combined voting power of the outstanding voting securities of Odyssey immediately prior to the date of the Equity Exchange Agreement, or (c) otherwise exceed such number of shares of Odyssey’s common stock that would violate applicable listing rules of the Nasdaq Capital Market.

The Equity Exchange Agreement is a liability within the scope of ASC 480 that is initially measured at fair value and was included within the initial consideration transferred. Subsequently, changes in the fair value of the liability will be recognized in earnings and not as an adjustment to the cost basis of the Company’s investment in OML.

Contribution Agreement

In connection with the transactions contemplated by the OML Purchase Agreement, Odyssey, the Purchaser, and OML also entered into a Contribution Agreement pursuant to which additional membership interest units of OML may be issued to the Purchaser in consideration of the contribution to OML by Odyssey from time to time of certain property or other assets and services with an aggregate value of up to $10.0 million (“Contribution Agreement”). We concluded that the Contribution Agreement is within the scope of ASC 606, as the services provided are within Odyssey’s ordinary activities, and OML is therefore, considered a customer of Odyssey.

Equity Method of Accounting

The Company has determined that OML operates more like a partnership, and as the Company holds more than 3%—5% and has greater than virtually no influence over OML, the investment is within the scope of ASC 323, Investments – Equity and Joint Ventures. Odyssey applied the equity method investment accounting for its interest in OML, starting on July 3, 2023. As a result, OML is considered a related party. The Company further concluded that the initial closing consideration transferred is $10.3 million, and includes the cash amount paid, the fair value of the contribution of ORI, the fair value of the second and third closings and Equity Exchange Agreement, and acquisition costs. Furthermore, the total consideration transferred is allocated to the different components identified in the OML Purchase Agreement based on their closing date fair value, including, (1) the Initial OML Units, (2) the Second OML Units option, (3) the Third OML Units option and (4) the Optional Units, each as defined below, as well as the Equity Exchange Agreement as previously defined above. Through a series of transactions pursuant to the OML Purchase Agreement, the Company agreed to pay a total purchase price of $15.0 million, or $20.45 per unit, for 733,497 units, as follows:

(1)

The Initial Closing – The Company purchased the Initial OML Units, representing approximately 6.28% of the OML Units, in return for the initial purchase price of $1.0 million cash and Odyssey’s shares of ORI. The initial closing of the purchase and sale of the Purchased Units was amended to July 3, 2023.

(2)

The Second Closing – The Company agreed to purchase 195,599 of the Purchase Units (the “Second OML Units”) in return for the second purchase price of $4.0 million, payable in cash at that time (“Second Closing”). The parties entered into the third amendment to the OML Purchase Agreement to amend the closing date of the Second Closing to be February 16, 2024, the fourth amendment to amend the closing date of the Second Closing to June 28, 2024, and the fifth amendment to amend the closing date of the Second Closing to September 30, 2024.

(3)

The Third Closing – The Company agreed to purchase 244,499 of the Purchased Units (the “Third OML Units”) in return for the purchase price of $5.0 million, payable in cash at that time. Pursuant to the fifth amendment to the OML Purchase Agreement, the third closing (“Third Closing”) will occur on the date that is six months from the date of the Second Closing.

(4)

Optional Units – The Company has the option to purchase up to additional 1,466,993 of OML Interest Units (“the Units”), at the Company’s discretion (“Optional Units”), at the agreed upon price of $20.45 per unit within the eighteen-month anniversary of the Initial Closing Date, July 3, 2023. The recorded asset value of this option is $5.7 million on September 30, 2024. The Optional Units are within the scope of ASC 321 and would therefore, be initially recognized at cost as part of the initial consideration transferred, and thereafter, will be accounted for under the measurement alternative at cost with adjustments related to impairment and observable market conditions. If the Company does not purchase all the Optional Units prior to the eighteen-month anniversary, the Company may purchase any of such unpurchased Optional Units at the higher price of (i) a discount of 10% to the price paid for which OML sold the Units in the most recent transaction for the Units immediately preceding such discounted purchase of Optional Units or (ii) $20.45. On October 17, 2023, the parties entered into the third amendment to the OML Purchase Agreement to remove the second part of the Optional Units provision. Therefore, as of the amendment date, the Company may only purchase the Optional Units through January 2, 2025 (eighteen months from the Initial Closing Date) (“Optional Units Amendment”).

The Company concluded that the Second OML Units option, the Third OML Units option and the Optional Units are within the scope of ASC 321 Investments – Equity and Joint Ventures and would therefore be initially recognized at cost as part of the initial consideration transferred, and thereafter will be accounted for under the measurement alternative at cost with adjustments related to impairment and observable market adjustments. The Company concluded that the Contribution Agreement is within the scope of ASC 606, Revenue from Contracts with Customers, as the services provided are within the Company’s ordinary activities, and OML is therefore considered a customer of Odyssey. During the three and nine months ended September 30, 2024, we invoiced OML for technical services a total of $26,439 and $0.2 million, respectively, recorded in Marine services in our condensed consolidated statements of operations. The Company concluded that the Equity Exchange Agreement is a liability within the scope of ASC 480, Distinguishing Liabilities from Equity, that is initially measured at fair value and will be included within the initial consideration transferred. Subsequently, changes in the fair value of the liability will be recognized in earnings and not as an adjustment to the cost basis of Odyssey’s investment in OML. As part of the Initial Closing, Odyssey transferred its equity interest of ORI, free of debt of the finance liability owed on the sale-leaseback arrangement. This portion was determined to be part of the Initial Consideration Transferred, as of July 3, 2023, as it meets the definition of a subsidiary of the acquirer.

ASC 805, Business Combination, further provides that the consideration transferred in a business combination is measured at fair value, determined in accordance with ASC 820, Fair Value Measurement, except for (i) assets and liabilities transferred that remain under the control of the acquiree after the business combination, and (ii) any portion of the acquirer’s shared-based replacement awards exchanged for awards held by the acquiree’s grantees included in the consideration transferred. Therefore, the Company determined that although the OML Purchase Agreement provides that the contractual amount of ORI is $5.0 million, the

Company is required to determine whether the contractual amount represents the fair value of the transferred asset. It is further noted that ORI primarily consists of one asset (the “Retriever asset”) that was previously acquired and refurbished by Odyssey. Given the uniqueness of the asset, a 6,000-meter rated remotely operated vehicle (“ROV”), and its then-relatively recent acquisition and refurbishment, the Company determined to apply the cost method in order to evaluate the estimated fair value of the asset of $3.3 million. The Company transferred ORI but retained the obligation to pay the lease payments for the Retriever asset as the Company retained the obligation to continue making payments. The net book value of ORI as of July 3, 2023 was $3.1 million. Therefore, at the Closing Date, Odyssey recognized a Gain on the sale of an entity in the consolidated statement of operations in the amount of $0.2 million related to the disposal of ORI.

The Company determined that the initial Closing Consideration is as follows:

Cash consideration	$1,000,000
Fair value of Odyssey Retriever, Inc.	3,280,261
Fair value of the Second Closing	676,921
Fair value of the Third Closing	769,875
Fair value of the Equity Exchange Agreement	4,516,007
Transaction costs	49,988

Initial closing consideration	$10,293,052

At September 30, 2024 and December 31, 2023, the Company’s accumulated investment in OML was $5.0 million and $4.5 million, respectively, which is classified as an investment in unconsolidated entities in our condensed consolidated balance sheets. For the three and nine months ended September 30, 2024, the company recognized a decrease of $5.3 million and a decrease of $5.5 million, respectively, in the put option liability assumed in the condensed consolidated statement of operations to record the fair value adjustment of the Equity Exchange Agreement.

For the three and nine months ended September 30, 2024, based on estimated financial information for our equity-method investee, we recognized income on equity method investment of $0.3 million and a loss on equity method investment of $0.1 million, respectively, in the condensed consolidated statement of operations for our proportionate share of the net loss of our equity method investee, which decreased our net income for the three and nine months ended September 30, 2024 in our consolidated statement of operations. Our proportionate share of the net loss of our equity method investee can have a significant impact on the amount of Loss on Equity Method Investment in our condensed consolidated statement of operations and our carrying value of those investments. We eliminated from our financial results all significant intercompany transactions to the extent of our ownership interest.

The following tables provide summarized financial information for OML, its equity method accounted investee, not adjusted for the percentage ownership of the Company, compiled from its financial statements, reported on a one-quarter lag.

	June 30, 2024
	Three Months Ended	Six Months Ended
Revenue	$2,089,827	$4,179,655
General expenses	(1,036,754)	(2,073,508)
Payroll expenses	(609,812)	(1,219,624)
Net Loss	$(461,542)	$(923,085)

As of
June 30, 2024
Total Assets	$39,400,310
Total Liabilities	$12,427,228

Neptune Minerals, Inc.

We have an ownership interest of approximately 14.0% in Neptune Minerals, Inc. (“NMI”). We currently apply the cost method of accounting for this investment. Previously, when we accounted for this investment using the equity method of accounting, we accumulated and did not recognize $21.3 million in our income statement because these losses exceeded our investment in NMI. Our investment has a carrying value of zero as a result of the recognition of our share of prior losses incurred by NMI under the equity method of accounting. If we recognize value on our balance sheet for any future incremental NMI investment, we would expect to allocate the loss carryforward of $21.3 million to that investment because the loss occurred when we accounted for NMI ownership as an equity-method investment.

Chatham Rock Phosphate, Limited.

We have an ownership of approximately 1.0% in Chatham Rock Phosphate, Limited (“CRPL”). We record our investment under the cost method. During 2012, we performed deep-sea exploratory services for Chatham Rock Phosphate, Ltd. (“CRP”) valued at $1.7 million. As payment for these services, CRP issued 9,320,348 ordinary shares to us. During March 2017, Antipodes Gold Limited completed the acquisition of CRP. The surviving entity is now CRPL. In exchange for our 9,320,348 shares of CRP, we received 141,884 shares of CPRL, which represents equity ownership of, at most, approximately 1.0% of the surviving entity with zero value. We continue to carry the value of our investment in CPRL at zero in our condensed consolidated financial statements.

NOTE 7 – INCOME TAXES

During the nine months ended September 30, 2024, we generated a federal taxable income of $0.9 million and generated $7.8 million of foreign net operating loss (“NOL”) carryforwards. As of September 30, 2024, we had consolidated income tax NOL carryforwards for federal tax purposes of approximately $211.6 million and net operating loss carryforwards for foreign income tax purposes of approximately $53.9 million. From 2025 through 2027, approximately $29.2 million of the NOL will expire, and from 2028 through 2037, approximately $128.0 million of the NOL will expire. The NOL generated in 2018 through 2023 of approximately $54.3 million will be carried forward indefinitely.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. We are not a party to any litigation as a defendant where a loss contingency is required to be reflected in our condensed consolidated financial statements.

Contingency

ExO owes consultants success fees of up to $0.7 million that are contingent upon the approval and issuance of the Environmental Impact Assessment (“EIA”). The EIA has not been approved as of the date of this report and the contingent success fees have not been accrued.

Lease commitments

One of the Company’s lease agreements expired during the three months ended September 30, 2024, and was extended for a one-year period ending July 31, 2025. As a result, using the short-term exception under ASC 842, the Company did not record a right-of-use (“ROU”) asset and lease obligation as of September 30, 2024.

We recognized approximately $54,619 and $60,002 in rent expense associated with the Company’s leases for the three months ended September 30, 2024 and 2023, respectively, and $164,465 and $184,666 for the nine months ended September 30, 2024 and 2023, respectively, which was recorded in Marketing, general and administrative expenses on the condensed consolidated statement of operations. Future payments under the short-term leases will be $68,327 and $95,658 for the remainder of 2024 and 2025, respectively.

NOTE 9 – LOANS PAYABLE

The Company’s consolidated loans payable consisted of the following carrying values at:

	Loan payable
	September 30, 2024	December 31, 2023
March 2023 Note	$12,689,588	$14,858,816
December 2023 Note	6,373,454	6,000,000
Emergency Injury Disaster Loan	150,000	150,000
Vendor note payable	484,009	484,009
AFCO Insurance note payable	—	468,751
Pignatelli note	—	500,000
37N Note	389,202	804,997
Finance liability (Note 14)	4,183,728	4,112,332

Total Loans payable	$24,269,981	$27,378,905
Less: Unamortized deferred lender fee	(29,045)	(106,488)
Less: Unamortized deferred discount	(1,063,361)	(3,955,449)

Total Loans payable, net	$23,177,575	$23,316,968
Less: Current portion of loans payable	(19,383,847)	(15,413,894)

Loans payable—long term	$3,793,728	$7,903,074

March 2023 Note and Warrant Purchase Agreement

On March 6, 2023, Odyssey entered into a Note and Warrant Purchase Agreement (the “March 2023 Note Purchase Agreement”) with an institutional investor pursuant to which Odyssey issued and sold to the investor (a) a promissory note (the “March 2023 Note”) in the principal amount of up to $14.0 million and (b) a warrant (the “March 2023 Warrants” and, together with the March 2023 Note, the “Securities”) to purchase shares of our Common Stock.

On January 30, 2024, the March 2023 Warrants were amended to add a cashless exercise provision. Due to that amendment, the Company determined that the March 2023 Warrants meet the definition of a derivative and are not considered indexed to the Company’s own stock due to the settlement adjustment that provides that the share price input upon cashless exercise is always based on the highest of three prices. As such, the March 2023 Warrants are now recognized as a derivative liability, which was initially measured at fair value and any subsequent changes in fair value will be recognized in earnings in the period incurred.

The amended March 2023 Warrants were measured using the Black-Scholes valuation method on January 30, 2024, and re-classified from equity to warrant liability. The difference between the warrant liability and the initial equity balance was recognized as an additional discount to additional paid-in capital (“APIC”). The change in fair value of the March 2023 Warrants for the three and nine months ended September 30, 2024 was a decrease of $5.9 million and a decrease of $6.2 million, respectively, which has been recorded in the change in derivative liabilities fair value in the condensed consolidated statement of operations. The fair value of the March 2023 Warrants at September 30, 2024 was $1.5 million.

For the three months ended September 30, 2024 and 2023, we incurred $0.5 million and $0.6 million, respectively, of interest expense from the amortization of the debt discount and $12,157 and $16,447, respectively, interest from the fee amortization which has been recorded in interest expense on the condensed consolidated Statement of Operations.

For the nine months ended September 30, 2024 and 2023, we incurred $1.7 million and $1.4 million, respectively, of interest expense from the amortization of the debt discount and $44,693 and $37,363, respectively, interest from the fee amortization which has been recorded in interest expense on the condensed consolidated Statement of Operations.

The September 30, 2024 carrying value of the debt was $12.7 million, which includes interest Paid-In-Kind (“PIK”) of $1.7 million. The total face value of this obligation on September 30, 2024, and December 31, 2023, was $12.7 million and $14.9 million, respectively.

On September 5, 2024, the Company entered into amendments of the March 2023 Note with the holders thereof pursuant to which the maturity date of the March 2023 Note was extended from September 6, 2024 to December 6, 2024. In connection with the amendments, the Company repaid an aggregate amount of $3.0 million of the principal outstanding on September 6, 2024.

December 2023 Notes and Warrant Purchase Agreement

On December 1, 2023, we entered into a Note and Warrant Purchase Agreement (the “December 2023 Note Purchase Agreement”) with institutional investors pursuant to which we issued and sold to the investors (a) a series of promissory notes (the “December 2023 Notes”) in the aggregate principal amount of up to $6.0 million and (b) two tranches of warrants (the “December 2023 Warrants” and, together with the December 2023 Notes, the “December 2023 Securities”) to purchase shares of our Common Stock.

The Company determined that the December 2023 Warrants meet the definition of a derivative and are not considered indexed to the Company’s own stock due to the settlement adjustment that provides that the share price input upon cashless exercise is always based on the highest of three prices. As such, the December 2023 Warrants were recognized as derivative liabilities and were initially measured at fair value with subsequent gains or losses due to changes in fair value recognized in the condensed consolidated statement of operations.

The Company noted that when debt is issued with liability-classified stock purchase warrants, the residual method should be used so that the warrants are recognized at fair value at issuance and the residual proceeds are allocated to the debt. We incurred $65,500 in related expenses, which are being amortized over the term of the December 2023 Note Purchase Agreement and charged to interest expense. The total proceeds of $6.0 million were allocated between debt and warrant liability by recognizing the warrants at their full fair value and allocating the residual proceeds to the December 2023 Notes. The initial fair value of the December 2023 Warrants was $2.4 million, resulting in a corresponding discount on the December 2023 Notes which is being amortized over the remaining term of the December 2023 Note Purchase Agreement using the effective interest method, which is charged to interest expense.

For the three and nine months ended September 30, 2024, we recorded $0.4 million and $1.2 million, respectively, of interest expense from the amortization of the debt discount and $10,996 and $32,750, respectively, of interest from the fee amortization.

At September 30, 2024, the carrying value of the debt was $5.3 million and was net of unamortized debt fees of $29,045, net of unamortized debt discount of $1.1 million associated with the fair value of the warrants. The change in fair value of the December 2023 Warrants for the three and nine months ended September 30, 2024 was a decrease of $2.7 million and a decrease of $1.7 million, respectively, which has been recorded in the change in derivative liabilities fair value in the condensed consolidated statement of operations. The total face value of this obligation at September 30, 2024 was $6.4 million. The current interest rate of the December 2023 Notes was 11.0%.

Emergency Injury Disaster Loan

The Company obtained an Economic Injury Disaster Loan (the “EIDL Loan”) from the United States Small Business Administration (the “SBA”) with a principal amount of $150,000, which was used for working capital purposes. The Company made payments amounting to $2,193 and $6,579 for each of the three and nine months ended September 30, 2024 and 2023, respectively. All payments reduced accrued interest first and were then applied against principal. As of September 30, 2024, the Company’s principal balance on the EIDL Loan amounted to $150,000 and is recorded as Loans payable in the condensed consolidated balance sheets.

Vendor Note Payable

We currently owe a vendor $0.5 million as an interest-bearing trade payable. This trade payable bears simple annual interest at a rate of 12.0%. As collateral, we granted the vendor a primary lien on certain of our equipment. The carrying value of this equipment is zero. This agreement matured in August 2018. Even though this agreement has matured, the creditor has not demanded payment. There are no covenant requirements to meet that would expose the Company to default situations.

AFCO Insurance Note Payable

On November 1, 2023, we entered into the Premium Finance Agreement (“AFCO Insurance Note Payable”) with AFCO Credit Corporation (“AFCO”). Pursuant to the Premium Finance Agreement, AFCO agreed to finance the D&O Insurance premiums evidenced by the promissory note, bearing interest at a rate of 4.95% per annum, maturing on October 31, 2024. During the nine months ended September 30, 2024, the Company paid $468,751 on AFCO Insurance Note Payable; therefore, as of September 30, 2024, the Company had paid off any remaining amounts owed under the AFCO Insurance Note Payable and the balance amounted to zero.

Pignatelli

On March 6, 2023, Odyssey issued a new unsecured Convertible Promissory Note in the principal amount of $0.5 million to Mr. Pignatelli bearing interest at the rate of 10.0% per annum convertible into Common Stock of Odyssey at a conversion price of $3.78 per share. On September 13, 2024, Mr. Pignatelli converted all outstanding principal and interest under the note, amounting to $0.6 million, to shares of our Common Stock. Accordingly, during the three and nine months ended September 30, 2024, the Company issued 152,461 shares of our Common Stock to Mr. Pignatelli and the balance of the note at September 30, 2024 amounted to zero.

37North

On June 29, 2023, we entered into a Note Purchase Agreement (“Note Agreement”) with 37North SPV 11, LLC (“37N”) pursuant to which 37N agreed to loan us $1.0 million. The proceeds from this transaction were received in full on June 29, 2023. Pursuant to the Note Agreement, the indebtedness was non-interest bearing and matured on July 30, 2023. At any time from 31 days after the maturity date, 37N has the option to convert all or a portion of the outstanding amount of the indebtedness into conversion shares equal to the quotient obtained by dividing (A) 120% of the amount of the indebtedness, by (B) the lower of $3.66 or 70% of the 10-day volume-weighted average principal (“VWAP”) market trading price of Common Stock. The aggregate maximum number of shares of Common Stock to be issued in connection with conversion of the indebtedness is not to exceed (i) 19.9% of the outstanding shares of Common Stock prior to the date of the Agreement, (ii) 19.9% of the combined voting power of the outstanding voting securities, or (iii) such number of shares of Common Stock that would violate the applicable listing rules of the Principal Market if the stockholders did not approve the issuance of Common Stock upon conversion of the indebtedness.

Any time prior to maturity, the Company had the option to prepay the indebtedness at an amount of 108% of the unpaid principal. From the maturity date to 29 days after the maturity date (August 27, 2023), we were permitted to repay all (but not less than) of an amount equal to 112.5% of the unpaid amount of the indebtedness. At any time after the 30th day after the maturity date (August 28, 2023), we are permitted to repay all (but not less than) of an amount equal to 115% of the unpaid amount of the indebtedness after 10 days’ notice. If 37N delivers an exercise notice during this 10-day period, the note issued pursuant to the Note Agreement (the “37N Note”) would be converted to shares of Common Stock, instead of being repaid. As of September 30, 2024, we have not repaid this Note Agreement.

If 37N delivers an exercise notice and the number of shares issuable is limited by the 19.9% limitation outlined above, then we are permitted to repay all the remaining unpaid amount of the Loan in an amount equal to 130% of the remaining unpaid amount. On December 27, 2023, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $360,003 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $2.3226 under the agreement, we issued 155,000 shares of our Common Stock to 37N on December 29, 2023.

In June 2024, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $200,701 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $3.6491, we issued 55,000 shares of our Common Stock to 37N on June 24, 2024.

In July 2024, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $101,621 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $3.2781, we issued 31,000 shares of our Common Stock to 37N on July 18, 2024.

In September 2024, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $250,633 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $2.8161, we issued 89,000 shares of our Common Stock to 37N on September 12, 2024.

We evaluated the indebtedness and, based on the criteria of ASC 480 Distinguishing Liabilities from Equity and 815 Derivatives and Hedging, the 37N convertible note is classified as a liability on the consolidated balance sheet with a share settled redemption feature that is recorded as an embedded derivative. As a result, the share settled redemption and conversion features were recorded at fair value at each reporting period outstanding with changes recognized through Interest expenses on the consolidated statement of operations. The Company analyzed the conversion feature of the note and determined that, because it includes a conditional obligation to issue a variable number of shares based on a fixed amount known at inception, the debt is properly classified as a liability in the balance sheet. The Company identified seven embedded features, all of which were of de minimis fair value other than the Share Settled Redemption Feature. As such, only that was bifurcated and accounted for separately from the debt host. Certain default put provisions were not considered to be clearly and closely related to the debt host, but management concluded that the value of these default put provisions was de minimis.

At September 30, 2024, the debt instrument and embedded derivatives were recorded on the consolidated balance sheets at fair value of $0.4 million and $0.1 million, respectively, under Loans payable – short term and Litigation financing and other – long term.

At December 31, 2023, the debt instrument and embedded derivatives were recorded on the consolidated balance sheets at fair value of $0.8 million and $0.7 million, respectively, under Loans payable – short term and Litigation financing and other – long term.

Accrued interest

Total accrued interest associated with our financings was $1.1 million and $0.9 million as of September 30, 2024 and December 31, 2023, respectively.

NOTE 10 – FAIR VALUE MEASUREMENTS

The Company did not have any financial assets measured on a recurring basis. The following tables summarize our fair value hierarchy for our financial liabilities measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023.

		Fair Value
	Level	September 30, 2024	December 31, 2023
Liabilities
37N Note embedded derivative	3	$147,963	$702,291
Put option liability	3	108,437	5,637,162
Litigation financing	3	58,668,368	52,115,647
Warrant liabilities issued with debt (December 2023 Warrants)	3	652,100	2,392,563
Warrant liabilities issued with equity (2022 Warrants)	3	2,247,643	13,399,822
March 2023 Warrants	3	1,511,902	—

Total of fair valued liabilities		$63,336,413	$74,247,485

At September 30, 2024, the Company recorded the 37N Note at fair value, Level 3, for which the valuation techniques used to measure the fair value of the Company’s debt instruments are generally based on observable inputs other than quoted prices in an active market. The Equity Exchange Agreement, which results in a Put option liability (the “Put Option”), and Litigation financing are measured at fair value, Level 3. The OML Put Option valuation was based on the exercise period of the Equity Exchange Agreement, share price and volatility. The Litigation financing valuation was based on the following assumptions: amounts funded by the Funder, the corresponding IRR calculation, applicable percentage applicable to the recovery percentage calculation and management’s good-faith estimates for estimated outcome probabilities and estimated debt repayment dates. The 2022 Warrants, the December 2023 Warrants and the March 2023 Warrants are measured at fair value, Level 3, using a Black-Scholes valuation model. The assumptions used in this model included the use of key inputs, including expected stock volatility, the risk–free interest rate, the expected life of the option and the expected dividend yield. Expected volatility is calculated based on the historical volatility of our Common Stock over the term of the warrant. Risk–free interest rates are calculated based on risk–free rates for the appropriate term. The expected life is estimated based on contractual terms as well as expected exercise dates. The dividend yield is based on the historical dividends issued by us. If the volatility rate or risk-free interest rate were to change, the value of the warrants would be impacted.

Changes in our Level 3 fair value measurements were as follows:

	March 2023 Warrants	37N Note embedded derivative	Put option liability	Litigation financing	December 2023 Warrants	2022 Warrants	Total
Year ended December 31, 2023	$—	$702,291	$5,637,162	$52,115,647	$2,392,563	$13,399,822	$74,247,485
Change in fair value	(2,491,420)	(365,434)	(1,252,385)	576,173	(124,091)	(4,197,744)	(7,854,901)
Classification of warrants as liability	7,754,438	—	—	—	—	—	7,754,438

Three months ended March 31, 2024	5,263,018	336,857	4,384,777	52,691,820	2,268,472	9,202,078	74,147,022
Debt conversion - 55,000 common shares		(96,582)					(96,582)
Change in fair value	2,161,967	11,023	1,009,132	769,995	1,128,816	3,844,530	8,925,463

Three months ended June 30, 2024	7,424,985	251,298	5,393,909	53,461,815	3,397,288	13,046,608	82,975,903
Debt conversion - 120,000 common shares	—	(97,056)	—	—	—	—	(97,056)
Change in fair value	(5,913,083)	(6,279)	(5,285,472)	5,206,553	(2,745,188)	(10,798,965)	(19,542,434)

Three months ended September 30, 2024	$1,511,902	$147,963	$108,437	$58,668,368	$652,100	$2,247,643	$63,336,413

Year ended December 31, 2022	$—	$—	$—	$45,368,948	$—	$13,602,467	$58,971,415
Change in fair value	—	—	—	1,685,517	—	(4,732,403)	(3,046,886)
Other	—	—	—	2,528	—	—	2,528

Three months ended March 31, 2023, As Restated	—	—	—	47,056,993	—	8,870,064	55,927,057
Issuance of new instrument	—	423,696	—	—	—	—	423,696
Issuance of new funding	—	—	—	4,633	—	—	4,633
Change in fair value	—	—	—	1,682,988	—	1,076,881	2,759,869

Three months ended June 30, 2023, As Restated	—	423,696	—	48,744,614	—	9,946,945	59,115,255
Issuance of new funding	—	—	4,516,007	—	—	—	4,516,007
Warrants Exercised	—	—	—	—	—	(184,600)	(184,600)
Change in fair value	—	173,287	(242,969)	1,685,516	—	243,313	1,859,147

Nine months ended September 30, 2023	$—	$596,983	$4,273,038	$50,430,130	$—	$10,005,658	$65,305,809

Additional information about the Litigation financing liability, the 2022 Warrants, the December 2023 Warrants and the March 2023 Warrants is included in Note 9, Loans Payable.

Derivative Financial Instruments

Litigation financing

On June 14, 2019, Odyssey and ExO (together, the “Claimholder”), and Poplar Falls LLC (the “Funder”) entered into an International Claims Enforcement Agreement (the “Agreement”), as amended in January 2020, December 2020, June 2021 and March 2023, pursuant to which the Funder agreed to provide financial assistance to the Claimholder to facilitate the prosecution and recovery of the claim by the Claimholder against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA related to the development of an undersea phosphate deposit off the coast of Baja Sur, Mexico (the “Project”), on our own behalf and on behalf of ExO and United Mexican States (the “Subject Claim”). Pursuant to the Agreement, as amended, the Funder agreed to specified fees and expenses regarding the Subject Claim (the “Claims Payments”) incrementally and at the Funder’s sole discretion.

The Company determined that the financing arrangement was a derivative, measured at fair value within the scope of ASC 815 Derivatives and Hedging. Subsequently, any changes in the fair value of the derivative are reported in earnings for the period. Fair value was calculated as the midpoint of estimated ranges of the probability-weighted present value of potential results based on management assumptions. As such, the fair value of the obligation is recorded in our condensed consolidated balance sheet in Litigation financing and other and as of September 30, 2024 and December 31, 2023 amounted to $58.6 million and $52.1 million, respectively, with changes in the fair value of an increase of $5.2 million and an increase of $1.7 million for the three months ended September 30, 2024 and 2023, respectively, and an increase of $6.5 million and an increase $5.1 million for the nine months ended September 30, 2024 and 2023, respectively.

On September 17, 2024, the Company received notification from the International Centre for Settlement of Investment Disputes (“ICSID”) of the arbitral award on the claims brought by the Company on behalf of itself and ExO, against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”). The arbitral tribunal issued an award in favor of the Company and ExO. The award orders Mexico to pay $37.1 million for breaching its obligations under NAFTA, plus interest at the one-year Mexico Treasury bond rate, compounded annually, from October 12, 2018, until the award is paid in full, plus the arbitrators’ fees and ICSID administrative costs. The amounts awarded are net of Mexican taxes and Mexico may not tax the award.

The Company considers the monetary award to be a gain contingency, and has not recorded any related gain in the condensed consolidated financial statements as of and for the quarter ended September 30, 2024. The Company will record any related gain when it is determined to be realized or realizable. As of September 30, 2024, the Company is in process of analyzing the probability of collectability of the arbitration award.

37N Note

See Note 9, Loans Payable, for discussion related to the accounting for the 37N embedded derivative.

Warrant Liability

2022 Warrants

On June 10, 2022, we sold an aggregate of 4,939,515 shares of our Common Stock and the 2022 Warrants to holders to purchase up to 4,939,515 shares of our Common Stock (“2022 Warrants”). The net proceeds received from sale, after offering expenses of $1.8 million, were $14.7 million. The shares of common stock and warrants were sold in units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $3.35 (the “2022 Warrant Price”) per share of common stock. Each unit was sold at a negotiated price of $3.35 per unit. The 2022 Warrants are exercisable at any time beginning on December 10, 2022, and ending on the close of business on June 10, 2027.

The Company determined that the 2022 Warrants meet the definition of a derivative and are not considered indexed to the Company’s own stock due to the input related to the price per share and any non-cash consideration. Management determined that this input would preclude the 2022 Warrants from being indexed to the Company’s stock given that this input could be affected by variables that are extraneous to the pricing of a fixed-for-fixed option or forward contract on equity shares. As such, the 2022 Warrants were recognized as derivative liabilities and will be initially and subsequently measured at fair value with the gain or loss due to changes in fair value recognized in the current period. The Company noted that when debt is issued with liability-classified stock purchase warrants, the residual method should be used so that the warrants are recognized at fair value at issuance and the residual proceeds are allocated to the debt.

The fair value of the obligation on September 30, 2024 and December 31, 2023 was $2.2 million and $13.4 million, respectively, with changes in the fair value of a decrease of $10.8 million and an increase of $0.2 million for the three months ended September 30, 2024 and 2023, respectively, and decreases of $11.2 million and $3.4 million for the nine months ended September 30, 2024 and 2023, respectively.

March 2023 Warrants and December 2023 Warrants

See Note 9, Loans Payable, for discussion related to the accounting for the March 2023 Warrants and the December 2023 Warrants.

Put Option Liability

See Note 6, Investment in unconsolidated entities, for discussion regarding the Equity Exchange Agreement.

NOTE 11 – ACCRUED EXPENSES

Accrued expenses consist of the following:

	September 30, 2024	December 31, 2023
Compensation and incentives	$1,181	$5,239
Professional services	347,717	296,332
Deposits	450,000	450,000
Interest	1,052,650	912,915
Exploration license fees	7,754,270	6,828,872

Total accrued expenses	9,605,818	8,493,358

Deposits consist of an earnest money deposit from CIC, which relates to a draft agreement related to the potential sale of a stake of our equity in CIC. This transaction has not yet been agreed upon or consummated.

NOTE 12 – STOCKHOLDERS’ EQUITY/(DEFICIT)

Share-Based Compensation

The Company recorded share-based compensation expense related to our options and restricted stock units of $0.1 million and $0.2 million, for the three months ended September 30, 2024 and 2023, respectively, and $1.7 million and $0.5 million, for the nine months ended September 30, 2024 and 2023, respectively.

On January 29, 2024, we granted options to purchase an aggregate of 90,000 shares of Common Stock to directors, options to purchase an aggregate of 200,000 shares of common stock to officers, and options to purchase an aggregate of 302,200 shares of common stock to employees. The value of the stock options granted was determined using the Black-Scholes-Merton option-pricing model (“BSM”), which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the life of the option. Expected volatilities are based on the historical volatility of the Company’s stock as well as other companies operating similar businesses. The expected term (in years) is determined using historical data to estimate option exercise patterns. Forfeitures are recognized in compensation expense when they occur. The expected dividend yield is based on the annualized dividend rate over the vesting period. The risk-free interest rate is based on the rate for US Treasury bonds commensurate with the expected term of the granted option.

The Company used the following assumptions for the BSM to determine the fair value of the stock options granted during the nine months ended September 30, 2024.

January 29, 2024
Risk free interest rate	3.97%
Expected life	5 years
Expected volatility	62.42%
Expected dividend yield	—
Grant-date fair value	2.61

NOTE 13 – CONCENTRATION OF CREDIT RISK

We do not currently have any debt obligations with variable interest rates.

For the three and nine months ended September 30, 2024, we had two customers, CIC and OML, both of which are related parties (see Note 5, Related Party Transactions), that accounted for 100% of our total revenue. For the three and nine months ended September 30, 2023, we had one customer, CIC, which is a related party, that accounted for 100% of our total revenue.

As of both September 30, 2024 and December 31, 2023, the Company held cash in financial institutions that were over the federally insured limits. The Company has not incurred losses on these accounts.

NOTE 14 – SALE-LEASEBACK FINANCING OBLIGATIONS

During the year ended December 31, 2023, the Company’s subsidiaries sold marine equipment to third-party buyers for an aggregate of $4.5 million. Simultaneously with each sale, the subsidiaries entered into lease agreements with each buyer of the respective marine equipment (the sale of the property and simultaneous leaseback is referred to as a “sale-leaseback”).

The Company accounted for the sale-leaseback transactions as financing transactions with the purchasers of the property in accordance with ASC Topic 842 as the lease agreements were determined to be finance leases. The Company concluded the lease agreements both met the qualifications to be classified as finance leases due to the obligation to repurchase the equipment.

ORI was one of Odyssey’s subsidiaries that entered into one of the sale-leaseback financing obligations noted above. As noted in Note 6, Investment in Unconsolidated Entity, Odyssey transferred all of its shares in ORI to OML as part of the Investment in OML. Pursuant to the OML Purchase Agreement, Odyssey is obligated to pay all amounts owed for rent and the repurchase of the marine equipment under the sale-leaseback agreement.

As of September 30, 2024 and December 31, 2023, the carrying values of the financing liabilities were $4.2 million and $4.1 million. The monthly lease payments are split between a reduction of principal and interest expense using the effective interest rate method.

Remaining future cash payments related to the financing liability, for the remainder of 2024 and thereafter are as follows:

Year Ending December 31,	Annual payment obligation
2024	$135,000
2025	540,000
2026	540,000
2027	4,710,000
Thereafter	—

$5,925,000

NOTE 15 – SUBSEQUENT EVENTS

Nasdaq Listing Requirements

On October 30, 2024, the Company was notified by the listing qualifications staff of Nasdaq Regulation (“Nasdaq”) that the Company did not satisfy the minimum $35.0 million market value of the listed securities requirement for 30 consecutive business days, as required under Nasdaq Listing Rule 5550(b)(2) for the Nasdaq Capital Market. In accordance with the Nasdaq Listing Rules, the Company has a 180-calendar day period, ending April 28, 2025, to regain compliance with the market capitalization requirement. To become compliant, the Company must evidence a market value of listed securities of at least $35.0 million for a minimum of ten consecutive business days.

On November 4, 2024, the Company was notified by the listing qualifications staff of Nasdaq that the Company did not satisfy the $1.00 minimum bid price requirement for 30 consecutive business days, as required under Nasdaq Listing Rule 5550(a)(2) for the Nasdaq Capital Market. In accordance with the Nasdaq Listing Rules, the Company has a 180-calendar day period, ending May 5, 2025, to regain compliance with the minimum bid price requirement. To become compliant, the Company must evidence a minimum bid price of at least $1.00 per share of its common stock for a minimum of ten consecutive business days.

If the Company does not regain compliance with both rules prior to the expiration of the respective compliance periods, it will receive written notification that its securities are subject to delisting, and at that time the Company may appeal the delisting determination to a hearing panel. The notices have no immediate impact on the listing of the Company’s securities on the Nasdaq Capital Market.

OML Purchase Agreement

As disclosed in Note 6, Investment in Unconsolidated Entity, on October 18, 2024, Odyssey and OML entered into a Termination Agreement pursuant to which the parties terminated the OML Purchase Agreement (the “Termination Agreement”). The Termination Agreement did not affect the Equity Exchange Agreement or the Contribution Agreement, each of which remains in effect.

37North Conversion

In October 2024, 37N delivered exercise notices to us pursuant to which it exercised its right to convert the remainder of the outstanding indebtedness under the Note Agreement, amounting to $467,043, into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rates of ranging between $0.41055 and $0.6993, we issued 853,671 shares of our Common Stock to 37N during October 2024.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Odyssey Marine Exploration, Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Odyssey Marine Exploration, Inc. (a Nevada corporation) and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred net operating losses during the year ended 2023, and as of December 31, 2023, the Company’s current liabilities exceeded its current assets by $26.6 million, and its total liabilities exceeded its total assets by $85.9 million. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of previously issued financial statements

As discussed in Note 2, the 2022 consolidated financial statements have been restated to correct a misstatement.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical audit matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Accounting and Valuation of Litigation Financing

As described further in note 12 to the financial statements, the Company entered into an agreement with a Funder to provide financial assistance in the Company’s claim against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA. The Company determined that the financing arrangement was a derivative and measured at fair value each reporting period. The fair value of this derivative instrument at December 31, 2023 is $52.1 million and is recorded in “Litigation financing and other” on the consolidated balance sheet. The determination of fair value of the litigation financing derivative liability involved a probability weighted present value of potential outcomes, which is determined by management estimates and assumptions. We identified the accounting and valuation of litigation financing as a critical audit matter.

The principal consideration for our determination that the accounting and valuation of litigation financing is a critical audit matter is that the interpretation and application of the relevant accounting literature required significant auditor judgment, and the assumptions used in determining the valuation, specifically the discount rate and probabilities of outcomes involved a high degree of subjectivity.

Our audit procedures related to the accounting and valuation of litigation financing included the following, among others.

•	We evaluated the Company’s accounting memoranda and other documentation, including application of the relevant accounting guidance.

•

We compared the underlying terms of the International Claims Enforcement Agreement to management’s accounting memoranda and independently interpreted and applied the accounting literature to the transaction.

•

We evaluated the reasonableness of management’s assessment of probabilities of outcomes by reviewing publicly available information, discussions with management and legal counsel regarding the status of the case and comparing the model to the legal terms of the agreement. We inspected minutes of the meetings of the Board of Directors and committees of the Board of Directors to search for any contradictory evidence which may indicate that the probabilities used by management might not be appropriate.

•

With the assistance of our valuation specialists, we evaluated the appropriateness of the model used in determining the fair value of litigation financing derivative liability. We also performed an independent valuation of the discount rate from external market data and compared it to the discount rate management used in the model.

Accounting for Equity Method Investment in Ocean Minerals, LLC

As described further in note 7 to the financial statements, the Company closed on a unit purchase agreement in July 2023 to acquire a minority share interest in Ocean Minerals, LLC (“OML Purchase Agreement”). The Company currently holds approximately 6% interest at December 31, 2023. The investment is a variable interest entity (“VIE”), of which the Company is not the primary beneficiary, and therefore not consolidated, but is accounted for as an equity method investment included in “Investment in unconsolidated entities” on the consolidated balance sheet at December 31, 2023 as the Company determined it had significant influence over the investee. The OML Purchase Agreement also included other features, including an equity exchange agreement, forward purchase contracts and optional units, which are included in “Put option liability”, “Forward contract liability” and “Option to purchase equity securities in related parties”, respectively on the consolidated balance sheet at December 31, 2023. We identified accounting for the OML Purchase Agreement as a critical audit matter.

The principal considerations for our determination that the accounting for the OML Purchase Agreement is a critical audit matter is the complexity of the agreement and interpretation and application of the relevant accounting literature required subjective auditor judgment given the multiple features. Auditing management’s application of the appropriate guidance required challenging and significant auditor judgment, including the need to involve an internal subject matter expert. There was also significant judgment by management when determining whether the Company is the primary beneficiary of the VIE.

Our audit procedures related to the accounting for the OML Purchase Agreement included the following, among others.

•	We evaluated the Company’s accounting memoranda and other documentation, including application of the relevant accounting guidance.

•

We compared the underlying terms of the OML Purchase Agreement to the Company’s accounting memoranda and with the assistance of our internal subject matter expert, independently interpreted the application of the accounting literature to the transaction.

•

We evaluated management’s analysis of significant activities of the VIE and which variable interest holder has the power to direct such activities. In our evaluation, we considered the purpose and design of the entity, the composition of the board of directors and other legal rights of the parties, including the significance of the decision making rights of each party in assessing which party has the power to direct the activities that most significantly affect the performance of the VIE, as well as the substance of the arrangements.

Investment in unconsolidated entity – CIC Limited

As described further in note 7 to the financial statements, the Company has approximately 15% interest in CIC, Limited. The investment is a variable interest entity, of which the Company is not the primary beneficiary and is accounted for as a cost method investment, included in “Investment in unconsolidated entities” on the consolidated balance sheet at December 31, 2023. We identified the determination of the primary beneficiary of the CIC Limited investment as a critical audit matter.

The principal considerations for our determination of the primary beneficiary of the CIC Limited investment as a critical audit matter due to the complexity of the accounting principles related to the determination of the primary beneficiary of a VIE and the significant judgment required by management in evaluating the agreement and structure of the CIC Limited investment in determining the primary beneficiary.

Our audit procedures related to the determination of the primary beneficiary of the CIC Limited investment included the following, among others.

•

We evaluated management’s analysis of significant activities of the VIE and which variable interest holder has the power to direct such activities. In our evaluation, we considered the purpose and design of the entity, the composition of the board of directors and other legal rights of the parties, including the significance of the decision making rights of each party in assessing which party has the power to direct the activities that most significantly affect the performance of the VIE, as well as the substance of the arrangements.

•	We compared the rights of each party to underlying executed legal documents and discussed with management the purpose and design of the VIE.

•	We evaluated the Company’s accounting memoranda and other documentation, including application of the relevant accounting guidance.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2023.

Tampa, Florida

May 17, 2024

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022 (As Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,021,720	$1,443,421
Accounts and other related party receivables	110,320	7,515
Short-term notes receivable from related party	—	1,576,717
Other current assets	743,439	947,428

Total current assets	4,875,479	3,975,081

NON-CURRENT ASSETS
Investment in unconsolidated entities	9,001,646	3,901,617
Option to purchase equity securities in related parties	6,373,402	960,968
Bismarck exploration license	1,821,251	1,821,251
Property and equipment, net	524,656	2,877,590
Right of use - operating leases	121,568	300,025
Other non-current assets	34,295	34,295

Total non-current assets	17,876,818	9,895,746

Total assets	$22,752,297	$13,870,827

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$345,378	$2,285,894
Accrued expenses	8,493,358	17,615,507
Operating lease liability, current portion	129,140	186,656
Forward contract liability	1,446,796	—
Put option liability	5,637,162	—
Loans payable, current portion	15,413,894	21,732,654

Total current liabilities	31,465,728	41,820,711

LONG-TERM LIABILITIES
Loans payable	7,903,074	663,536
Warrant liabilities	15,792,385	13,602,467
Litigation financing and other	52,817,938	45,368,948
Deferred contract liability	679,706	960,968
Operating lease liability	—	129,139

Total long-term liabilities	77,193,103	60,725,058

Total liabilities	108,658,831	102,545,769

Commitments and contingencies (NOTE 18)
STOCKHOLDERS’ DEFICIT
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 20,420,896 and 19,540,310 issued and outstanding	2,042	1,954
Additional paid-in capital	263,616,186	256,963,264
Accumulated deficit	(296,096,957)	(301,442,776)

Total stockholders’ deficit before non-controlling interest	(32,478,729)	(44,477,558)
Non-controlling interest	(53,427,805)	(44,197,384)

Total stockholders’ deficit	(85,906,534)	(88,674,942)

Total liabilities and stockholders’ deficit	$22,752,297	$13,870,827

The accompanying notes are an integral part of these consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2023	Year ended December 31, 2022 (As Restated)
REVENUE
Marine services	$779,581	$1,150,767
Other services	24,218	183,935

Total revenue	803,799	1,334,702

OPERATING EXPENSES
Marketing, general and administrative	6,843,181	9,427,428
Operations and research	4,298,179	9,760,470

Total operating expenses	11,141,360	19,187,898

LOSS FROM OPERATIONS	(10,337,561)	(17,853,196)
OTHER INCOME (EXPENSE)
Interest income	412,625	96,478
Interest expense	(5,039,952)	(2,301,794)
Loss on equity method investment	(278,910)	—
Gain on Cuota Appreciation Rights extinguishment	—	315,235
Gain on debt extinguishment	21,177,200	—
Change in derivative liabilities fair value	(8,302,866)	(9,914,545)
Other	(1,515,138)	(164,609)

Total other income (expense)	6,452,959	(11,969,235)

(LOSS) BEFORE INCOME TAXES	(3,884,602)	(29,822,431)
Income tax benefit	—	—

NET (LOSS)	(3,884,602)	(29,822,431)
Net loss attributable to noncontrolling interest	9,230,421	7,742,572

NET INCOME / (LOSS) attributable to Odyssey Marine Exploration, Inc.	$5,345,819	$(22,079,859)

NET INCOME / (LOSS) PER SHARE
Basic	$0.27	$(1.28)

Diluted	$0.27	$(1.28)

Weighted average number of common shares outstanding
Basic	19,943,633	17,310,915

Diluted	20,118,877	17,310,915

The accompanying notes are an integral part of these consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY / (DEFICIT)

	Preferred Stock – Shares	Common Stock – Shares	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Non- controlling Interest	Total
Year Ended December 31, 2021 (As Reported)	—	14,309,315	—	1,431	249,055,600	(275,090,857)	(36,454,812)	(62,488,638)

Cumulative effect of change of Restatement	—	—	—	—	(232,175)	(4,272,060)	—	(4,504,235)

Balance as of January 1, 2022 (As Restated)	—	14,309,315	—	1,431	248,823,425	(279,362,917)	(36,454,812)	(66,992,873)

Common stock issued for cash	—	4,945,159	—	494	6,014,233	—	—	6,014,727
Share-based compensation	—	—	—	—	1,811,551	—	—	1,811,551
Director compensation settled with equity	—	89,333	—	9	402,991			403,000
Cancellation of stock awards for payment of withholding tax requirements	—	196,503	—	20	(585,936)			(585,916)
Prior years accrued incentives settled with stock options	—	—	—	—	497,000			497,000
Net (loss)	—	—	—	—	—	(22,079,859)	(7,742,572)	(29,822,431)

Year Ended December 31, 2022 (As Restated)	—	19,540,310	—	1,954	256,963,264	(301,442,776)	(44,197,384)	(88,674,942)

Share-based compensation	—	—	—	—	585,654	—	—	585,654
Director compensation paid with share-based instruments		77,976	—	8	303,485			303,493
Cancellation of stock awards for payment of withholding tax requirements		188,162	—	19	(218,637)			(218,618)
Common stock issued for debt extinguishment	—	304,879	—	30	999,970	—	—	1,000,000
Fair value of warrants issued	—	—	—	—	3,926,962	—	—	3,926,962
Common stock issued for warrants exercised	—	90,552	—	9	303,340	—	—	303,349
Common stock issued for convertible debt conversion		155,000	—	16	524,094	—	—	524,110
Common stock issued for options exercised		64,017	—	6	228,054	—	—	228,060
Net income (loss)	—	—	—	—	—	5,345,819	(9,230,421)	(3,884,602)

Year Ended December 31, 2023	—	20,420,896	—	2,042	263,616,186	(296,096,957)	(53,427,805)	(85,906,534)

The accompanying notes are an integral part of these consolidated financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2023	Year ended December 31, 2022 (As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)	$(3,884,602)	$(29,822,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Services provided to unconsolidated entity	(779,581)	(1,150,767)
Depreciation	242,970	88,389
Financing fees amortization	724,185	146,896
Amortization of finance liability	432,332	—
Amortization of loan prepayment premium	—	300,000
Note payable interest accretion	985,671	295,932
Note payable interest paid in kind	858,816	—
Note receivable interest accretion	(288,991)	(61,009)
Right of use asset amortization	178,457	161,084
Share-based compensation	585,654	1,811,551
Director compensation settled with equity	178,493	—
Amortization of deferred discount	2,037,000	—
Loss on equity method investment	278,910	—
Gain on debt extinguishment	(21,177,200)	—
Gain on sale of equipment	(160,000)	—
Change in derivatives liabilities fair value	8,302,866	9,914,545
(Increase) decrease in:
Accounts and other related party receivables	(103,899)	(241,707)
Short-term notes receivable related party	514,294	(12,649)
Change in operating lease liability	(186,656)	(163,171)
Other assets	203,991	(170,798)
Accounts payable	(1,675,936)	5,974,387
Accrued expenses and other	2,562,806	2,719,808

NET CASH (USED IN) OPERATING ACTIVITIES	(10,170,420)	(10,209,940)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	317,750	—
Purchase of property and equipment	(1,346,878)	(1,477,547)
Cash paid for investment in unconsolidated entity	(1,000,000)	—
Repayment of loan from related party	1,000,000	—
Advance to related party	—	(1,000,000)

NET CASH (USED IN) BY INVESTING ACTIVITIES	(1,029,128)	(2,477,547)

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

	Year ended December 31, 2023	Year ended December 31, 2022 (As Restated)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	21,415,001	2,200,000
Proceeds from loans		—
Payment of debt obligation	(11,480,905)	(5,546,736)
Cancellations of stock awards for payment of withholding tax requirements	(218,618)	(585,936)
Proceeds from sale leaseback financing, net	4,050,000	—
Payment on sale leaseback financing	(370,000)	—
Offering cost paid on sale of common stock	—	(723,546)
Proceeds from issuance of common stock	239,303	16,512,375
Financing offering costs	(160,283)	—
Proceeds from warrants exercised	303,349	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	13,777,847	11,856,157

NET INCREASE (DECREASE) IN CASH	2,578,299	(831,330)
CASH AT BEGINNING OF YEAR	1,443,421	2,274,751

CASH AT END OF YEAR	$4,021,720	$1,443,421

	Year ended December 31, 2023	Year ended December 31, 2022 (As Restated)
SUPPLEMENTARY INFORMATION:
Interest paid	$172,346	$222,731
Income taxes paid	$—	$—
Prior year director compensation settled with equity	$125,000	$403,000
Accrued expenses converted to equity	$—	$497,000
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Fair value of liability warrants issued	$2,392,563	$—
Debt extinguished and paid in common stock	$1,000,000	$—
Conversion of debt to common stock	$300,003	$—
Non-cash contribution of investment in Odyssey Retriever, Inc.	$2,735,000	$—
Put option liability	$5,637,162	$—
Capital expenditures financed	$—	$1,400,000
Capital expenditures included in accounts payable	$—	$70,398
Conversion of accounts receivable to note receivable	$—	$503,059

Non-Cash Disclosure:

During the years ended December 31, 2023 and 2022, we received $4,633 and $5,381,588, respectively, in non-cash financing associated with our litigation financing as described in NOTE 12 Fair Value Financial Instruments – Litigation Financing. The funder paid this amount directly to vendors used in our North American Free Trade Agreement (“NAFTA”) arbitration support.

On December 27, 2023, 37North SPV 11, LLC (“37N”) delivered an exercise notice to us pursuant to which it exercised its right to convert $300,003 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement and, based on the applicable conversion rate of $2.3226 under the agreement, we issued 155,000 shares of our Common Stock with a market value of $360,003 to 37N on December 29, 2023.

During December 2023, we recorded a debt discount of $2,381,004 with a corresponding increase to a liability account for the fair value of certain warrants that were issued to the funder. We incurred $65,380 in fees related to this financing. The total proceeds of $6.0 million were allocated between debt and equity for the warrants based on the relative fair value of the two instruments. Under the April 4, 2023 and June 30, 2023 sale-leaseback arrangements, we incurred lender fees of $350,000 and $100,000, respectively, as a cost of the financing obligation.

During the year ended December 31, 2023, we recorded a debt discount of $3,742,362 and a corresponding increase to additional paid in capital for the fair value of certain warrants that were issued to the funder. We incurred $98,504 in related fees associated with this financing. The total proceeds of $14.0 million were allocated between debt and equity for the warrants based on the relative fair value of the two instruments.

On March 3, 2023, Odyssey, AHMSA, MINOSA and Phosphate One entered into the Termination Agreement whereby the parties agreed that, concurrently with the payment of the Termination Payment, a portion of the Minosa Notes would be deemed automatically converted into 304,879 shares of Odyssey’s common stock at a share market price of $3.28 per share.

The accompanying notes are an integral part of these financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

Organization

Odyssey Marine Exploration, Inc. and subsidiaries (the “Company,” “Odyssey,” “us,” “we” or “our”) is engaged in deep-ocean exploration. Our innovative techniques are currently applied to mineral exploration and other marine survey and contracted services. Our corporate headquarters are in Tampa, Florida.

Going Concern Consideration

We have experienced several years of net losses and may continue to do so. Our ability to generate net income or positive cash flows for the following twelve months is dependent upon financings, our success in developing and monetizing our interests in mineral exploration entities, generating income from contracted services or collecting on amounts owed to us.

Our 2024 business plan requires us to generate new cash inflows to effectively allow us to perform our planned projects. We plan to generate new cash inflows through the monetization of our receivables and equity stakes in seabed mineral companies, financings, syndications or other partnership opportunities. If cash inflow ever becomes insufficient to meet our desired projected business plan requirements, we would be required to follow a contingency business plan that is based on curtailed expenses and fewer cash requirements. On December 1, 2023, we entered into the December 2023 Note Purchase Agreement with institutional investors pursuant to which we issued and sold to the investors the December 2023 Notes in the principal amount of up to $6.0 million and the December 2023 Warrants to purchase shares of our common stock. We issued December 2023 Notes in the aggregate amount of $3.75 million and related warrants on December 1, 2023, and December 2023 Notes in the aggregate amount of $2.25 million and related warrants on December 28, 2023. On May 3, 2024, we received a payment of approximately $9.4 million arising from a residual economic interest in a salvaged shipwreck. The balance of the proceeds from the December 2023 Notes and a portion of the proceeds received in May 2024, together with other anticipated cash inflows, are expected to provide operating funds through at least the third quarter of 2024.

Our consolidated non-restricted cash balance at December 31, 2023 was $4.0 million. We have a working capital deficit at December 31, 2023 of $26.6 million. The total consolidated book value of our assets was approximately $22.8 million at December 31, 2023, which includes cash of $4.0 million. The fair market value of these assets may differ from their net carrying book value. The factors noted above raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

During the preparation of our consolidated financial statements for the period ended September 30, 2023, the Company reevaluated its accounting treatment of the International Claims Enforcement Agreement (the “Agreement” and the funding provided pursuant to the Agreement, as amended or amended and restated from time to time, the “Litigation Financing”) entered into on June 14, 2019, by Odyssey and Exploraciones Oceánicas S. de R.L. de C.V., our Mexican subsidiary (“ExO” and, together with Odyssey, the “Claimholder”), and Poplar Falls LLC (the “Funder”), pursuant to which the Funder agreed to provide funding to the Claimholder to facilitate the prosecution and recovery of the claim by the Claimholder against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA related to the development of an undersea phosphate deposit off the coast of Baja Sur, Mexico (the “Project”), on our own behalf and on behalf of ExO and United Mexican States (the “Subject Claim”). We determined that the Litigation Financing should be accounted for and classified as a derivative liability on the balance sheet, measured at fair value at each reporting date, with the corresponding change in market value being accounted for in the statement of operations with fees recognized as expenses when incurred. At the inception of the Litigation Financing in 2019, the Company, with the assistance of external accounting advisors, concluded that it should account for the Litigation Financing as a loan payable, and the related accrued interest as a short-term liability, in its consolidated financial statements beginning in the second quarter of 2019. We accounted for the Litigation Financing accordingly in our financial statements beginning with the interim period ended June 30, 2019, through the interim period ended June 30, 2023.

The change in accounting treatment does not reflect any change in the Company’s expectations regarding the outcome of the Arbitration or any amendment or modification of the Litigation Financing, or of the Company’s anticipated cash flows. It is a change in the accounting treatment of the Litigation Financing resulting in certain adjustments in the financial statements.

Our opening stockholders’ deficit at January 1, 2022 was adjusted by the amount of $4,501,234 as a result of this restatement.

Additional Corrections

During the preparation of our consolidated financial statements for the period ended September 30, 2023, and the restated consolidated financial statements, we reevaluated our accounting treatment with respect to certain other transactions and determined that there were certain errors in the accounting treatment of those transactions. The Company has corrected the accounting of those transactions in these financial statements.

The accounting treatments corrected in the restated financial statements include the following:

CIC Equity Investment Adjustment – A correction of an error was made to Loss on Equity Method Investment of $503,100 during the year ended December 31, 2022, to correct its investment in CIC LLC as an equity method investment through August 31, 2020, when our investment in CIC LLC was converted to an investment in CIC Limited. The CIC LLC investment was incorrectly recorded under the cost method. We no longer have an investment in CIC LLC. Our investment is now in CIC Limited, which is accounted for as a cost method investment.

CIC Services Agreement Adjustment – Under the terms of the Master Services Agreement (“MSA”), Odyssey provides services to CIC Limited in return for additional CIC Limited Shares at a fixed price (“Service Option”). Additionally, the MSA includes an option to purchase CIC Limited Shares that have not been exchanged for services at a fixed price (“Cash Option”). Odyssey Management determined that revenue from the Service Option provided subject to the MSA are within the scope of ASC 606. A correction of an error was made to record the $1,488,973 fair value of the Cash Option with a contra liability in the form of a deferred revenue at January 1, 2022. Subsequently, corrections of an error at December 31, 2022 was recorded based on the settlement of the MSA through services provided or cash settlement.

2022 Warrant Issuance Adjustment – Management determined that the 2022 Warrants previously accounted for as equity are not indexed to the Company’s own stock, and as such, they are accounted for as derivative liabilities and subsequently remeasured to fair value at each reporting date with changes in fair value being recorded in earnings. During the second quarter of 2022, a correction of an error was made to reclassify from Equity to Derivative Financial Instrument as described in this Note.

Other Adjustments:

•

Monaco Note Payable Adjustment - Management determined that the Beneficial Conversion Feature within the Monaco Termination and Settlement Agreement is an embedded derivative and should be initially and subsequently measured at fair value, with changes in fair value reported in earnings. A correction of an error was made to Equity to record the fair value of the Beneficial Conversion Feature of $232,175 at December 31, 2022.

•	Capitalization of ROV Expense adjustment – The Company capitalized refurbishments costs of its Retriever asset that were previously expensed of $131,123 during the year ended December 31, 2022.

The following presents a reconciliation of the impacted financial statement line items as previously reported to the restated amounts as of and for the year ended December 31, 2022:

	Consolidated Balance Sheet As of December 31, 2022
Corrected Consolidated Balance Sheet	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	2022 Warrant Adjustment	Other Adjustment	As Restated
ASSETS
Investment in unconsolidated entities	4,404,717	—	(503,100)	—	—	3,901,617
Option to purchase equity securities in related parties	—	—	960,968	—	—	960,968
Property and equipment, net	2,746,467	—	—	—	131,123	2,877,590
Total assets	$13,281,836	$—	$457,868	$—	$131,123	$13,870,827

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$2,285,892	$—	$—	$—	$2	2,285,894
Accrued expenses	40,481,204	(22,865,695)	—	—	(2)	17,615,507
Loans payable	25,011,049	(24,347,513)	—	—	—	663,536
Litigation financing and other	—	45,368,948	—		—	45,368,948
Deferred revenue	—	—	960,968	—	—	960,968
Warrant liability	—	—	—	13,602,467	—	13,602,467
Total liabilities	89,826,594	(1,844,260)	960,968	13,602,467	—	102,545,769

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT		—	—	—	—
Additional paid-in capital	265,882,279	—	—	(8,919,015)	—	256,963,264
Accumulated deficit	(298,231,607)	1,844,260	(503,100)	(4,683,452)	131,123	(301,442,776)

Total liabilities and stockholders’ deficit	$13,281,836	$—	$457,868	$—	$131,123	$13,870,827

	Consolidated Statement of Operations For the Twelve Months Ended December 31, 2022
Corrected Consolidated Statements of Operations	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
Marketing, general and administrative	8,487,070	(146,896)	1,087,254	—	9,427,428
Operations and research	9,891,593	—	—	(131,123)	9,760,470

Total operating expenses	18,378,663	(146,896)	1,087,254	(131,123)	19,187,898

INCOME (LOSS) FROM OPERATIONS	(17,043,961)	146,896	(1,087,254)	131,123	(17,853,196)
OTHER INCOME (EXPENSE)
Interest expense	(14,086,466)	11,784,671	—	—	(2,301,795)
Change in derivative liabilities fair value	—	(6,086,172)	(3,828,373)	—	(9,914,545)
Total other income (expense)	(13,839,361)	5,698,499	(3,828,373)	—	(11,969,235)

NET INCOME / (LOSS)	$(23,140,750)	$5,845,395	$(4,915,627)	$131,123	$(22,079,859)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$(1.34)	0.34	(0.28)	0.01	$(1.28)

Diluted (See Note 2)	$(1.34)	0.34	(0.28)	0.01	$(1.28)

Weighted average number of common shares outstanding
Basic	17,310,915	—	—	—	17,310,915

Diluted	17,310,915	—	—	—	17,310,915

Consolidated Statements Changes in Stockholders’ Equity	Preferred Stock – Shares	Common Stock – Shares	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total
Balance at December 31, 2022 (As previously reported)	—	19,540,310	$—	$1,954	$265,882,279	$(298,231,607)	$(44,197,384)	$(76,544,758)

Litigation Financing Adjustment	—	—	—	—	—	1,844,260	—	1,844,260
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
2022 Warrant Adjustment	—	—	—	—	(8,686,840)	(4,915,627)	—	(13,602,467)
Other Adjustment	—	—	—	—	(232,175)	363,298	—	131,123

Cumulative restatement adjustments	—	—	—	—	(8,919,015)	(3,211,169)	—	(12,130,184)

Balance at December 31, 2022 (As Restated)	—	19,540,310	$—	$1,954	$256,963,264	$(301,442,776)	$(44,197,384)	$(88,674,942)

	For the Twelve Months Ended December 31, 2022
Corrected Consolidated Statements of Cash Flows	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss before non-controlling interest	$(30,883,322)	$5,845,395	$(4,915,627)	$131,123	$(29,822,431)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in derivatives liabilities fair value	—	6,086,172	3,828,373	—	9,914,545
Accrued expenses and other	14,651,375	(11,931,567)	—	—	2,719,808

NET CASH USED IN OPERATING ACTIVITIES	(9,253,809)	—	(1,087,254)	(131,123)	(10,209,940)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,346,424)	—	—	(131,123)	(1,477,547)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,346,424)	—	—	(131,123)	(2,477,547)

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM FINANCING ACTIVITIES:
Offering cost paid on financing	—	—	1,087,254	—	1,087,254
NET CASH PROVIDED BY FINANCING ACTIVITIES	10,768,903	—	1,087,254	—	11,856,157

NET INCREASE (DECREASE) IN CASH	(831,330)	—	—	—	(831,330)
CASH AT BEGINNING OF YEAR	2,274,751	—	—	—	2,274,751

CASH AT END OF YEAR	$1,443,421	$—	$—	$—	$1,443,421

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding our financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity and have prepared them in accordance with our customary accounting practices.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries, both domestic and international. Equity investments in which we exercise significant influence but do not control and of which we are not the primary beneficiary are accounted for using the equity method. All significant inter-company and intra-company transactions and balances have been eliminated. The portion of the consolidated subsidiaries not wholly owned by the Company and any related activity is eliminated through Non-controlling interests in the consolidated balance sheets and Net income (loss) attributable to non-controlling interests in the consolidated statements of operations. The results of operations attributable to the non-controlling interest are presented within equity and net income (loss) and are shown separately from the Company’s equity and net income attributable to the Company. Some of the existing inter-company balances, which are eliminated upon consolidation, include features allowing the liabilities of Exploraciones Oceánicas S. de R.L. de CV (“ExO”) and Oceanica Resources, S. de R.L. (“Oceanica”), majority owned subsidiaries of the Company, to be converted into additional equity of a subsidiary, which, if exercised, could increase the Company’s direct or indirect interest in the non-wholly owned subsidiaries.

Use of Estimates

Management used estimates and assumptions in preparing these consolidated financial statements in accordance with generally accepted accounting principles in the United States (“US GAAP”). Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Revenue Recognition and Accounts Receivable

Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of Accounting Standards Codification (“ASC”) Topic 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

The Company currently generates revenues from service contracts with customers. Currently, there are two sources of revenue, marine services and other services. The contracts for the marine services provide research, scientific services, marine operations planning, management execution and project management. These services are billed generally on a monthly basis and recognized as revenue as the services are performed or provided. The Company generally does not receive any upfront consideration for these services, and there is no variable consideration for the services. Costs associated with both marine and other services include all direct consulting labor, and minimal supplies, and is charged to operations as a component of Operations and Research.

Accounts receivable are based on amounts billed to customers. We evaluate our accounts and notes receivable to estimate an allowance for credit losses over the remaining life of the financial instrument. The remaining life of our financial assets is determined by considering contractual terms among other factors. We estimate an allowance for credit losses based on ongoing evaluations of the accounts and notes receivable, the related credit risk characteristics, and the overall economic and environmental conditions affecting the financial assets. Credit losses are charged off against the allowance when we believe the uncollectibility of the financial asset is confirmed. Subsequent recoveries, if any, are credited to the allowance once received. A credit loss expense, or benefit, is recorded as Other expense in the Statement of Operations in an amount necessary to adjust the allowance for credit losses to our estimate as of the end of each reporting period. At December 31, 2023 and 2022 we determined no allowance was necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in banks. We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Bismarck Exploration License

The Company follows the guidance pursuant to ASC 350, “Intangibles-Goodwill and Other” (ASC topic 350”) in accounting for its Bismarck Exploration License. Management determined the rights to use the license to have an indefinite life. This assessment is based on the historical success of renewing the license every two years since 2006, and the fact that management believes there are no legal, regulatory, or contractual provisions that would limit the useful life of the asset. The Company was notified in November 2023 that the 2022 exploration license renewal application was approved. The next renewal period will be in November 2024. The Bismarck Exploration License is not dependent on another asset or group of assets that could potentially limit the useful life of the exploration license. We test the Bismarck Exploration License for impairment annually, and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired, per the guidance of the ASC topic 350. We did not have any triggering events or impairments for the years ended December 31, 2023 or 2022.

Derivative Financial Instruments

From time to time, we may enter into a financial instrument that may contain a derivative. In evaluating the fair value of derivative financial instruments, there are numerous assumptions which management must make that may influence the valuation of the derivatives that would be included in the financial statements.

Derivative financial instruments consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g., interest rate, security price or other variable), require a small or no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815 – Derivatives and Hedging, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements with changes in fair value reflected in our income.

As discussed in NOTE 11 Loans Payable and NOTE 12 Fair Value Financial Instruments to the consolidated financial statements, we have certain Litigation Financing with detachable warrants, warrant liabilities and an embedded derivative related to the 37N Note on the consolidated balance sheets at December 31, 2023 and 2022 that are considered derivative financial instruments.

The Litigation Financing agreement involved numerous amendments, significant non-cash financing, issuance of warrants, and issuance costs. Determination of the fair value of the derivative required significant judgment of and assumptions and estimates regarding the facts and circumstances regarding the potential liability. The fair value of the derivative was based on the amounts funded to date and management’s good-faith estimates of other inputs including the potential outcomes of the NAFTA case, potential repayment date, and certain market variables.

The Company determines the accounting classification of warrants it issues as either liability or equity classified by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the Company to settle the warrants or the underlying shares by paying cash or other assets, or if they require or may require settlement by issuing a variable number of shares. If warrants do not meet the liability classification under ASC 480, the Company assesses the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature. If the warrants do not require liability classification under ASC 815, and in order to conclude equity classification, the Company also assesses whether the warrants are indexed to its Common Stock and whether the warrants are classified as equity under ASC 815-40 or other applicable GAAP. After all relevant assessments, the Company concludes whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the Statements of Operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

The 2022 Warrant and the December 2023 Warrant were determined to meet the definition of derivative liability and the fair value was estimated using a Black-Scholes valuation model.

The 37N Note was determined to include an embedded derivative liability related to the share settled redemption feature of the Note in accordance with ASC 815. The embedded derivative fair value is determined using the with-and-without valuation method.

Investments in Unconsolidated Entities

As discussed in NOTE 7 Investment in Unconsolidated Entities, the Company has cost basis method investments and an equity method investment with related parties. We account for the investments we make in certain legal entities in which equity investors do not have (1) sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support, or (2) as a group, the holders of the equity investment at risk do not have either the power, through voting or similar rights, to direct the activities of the legal entity that most significantly impact the entity’s economic performance, or (3) the obligation to absorb the expected losses of the legal entity or the right to receive expected residual returns of the legal entity. The Company has entered into agreements with a certain related parties that required analysis of ASC 810-10 to determine if the investment is considered a variable interest entity (“VIE”). If the investment is determined to be a VIE, then the Company evaluates whether it is considered the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (i) has the power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) has the obligation to absorb losses or the right to receive benefits from the VIE. We determine whether any of the entities in which we have made investments is a VIE at the start of each new venture and if a reconsideration event has occurred. At such times, we also consider whether we must consolidate a VIE and/or disclose information about our involvement in a VIE. This analysis required judgment and review of the facts and circumstance to determine the proper accounting for the cost and equity method investments. A reporting entity must consolidate a VIE if that reporting entity has a variable interest (or combination of variable interests) that will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. A reporting entity must consider the rights and obligations conveyed by its variable interests and the relationship of its variable interests with variable interests held by other parties to determine whether its variable interests will absorb a majority of a VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. For investments in VIEs in which the Company is considered the primary beneficiary, the assets, liabilities and results of operations of the VIE are included in the Company’s consolidated financial statements. As of December 31, 2023 and 2022, there were no VIEs for which the Company was the primary beneficiary. We also review these investments for any potential impairment annually.

We use the equity method to account for investments in companies if our investment provides us with the ability to exercise significant influence over the operating and financial policies of the investee. Our Consolidated Statement of Operations includes our Company’s proportionate share of the net income or loss of these companies. It is our policy to account for our share of the investee’s net income or loss using a three-month lag period with an estimate of the most recent quarter results. Our judgment regarding the level of influence over each equity method investee includes considering key factors, such as our ownership interest, representation of the board of directors, participation in policy-making decisions, other commercial arrangements and material intercompany transactions.

We eliminate from our financial results all significant intercompany transactions, including the intercompany portion of transactions with equity method investees.

Long-Lived Assets Our policy is to recognize impairment losses relating to long-lived assets in accordance with ASC 360 Property, Plant and Equipment. Decisions are based on several factors, including, but not limited to, management’s plans for future operations, recent operating results and projected cash flows. The carrying amount of long-lived assets held and used by the Company are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of a particular asset may not be fully recoverable. In such instances, the requirement for impairment could be triggered if the estimate of the undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the asset’s carrying amount. There were no indicators of impairment for the years ended December 31, 2023 or 2022.

Any impairment losses are included in depreciation at the time of impairment. We did not have any impairments for the years ended December 31, 2023 or 2022.

Property and Equipment and Depreciation

Property and equipment is stated at historical cost. Depreciation is calculated using the straight-line method at rates based on the assets’ estimated useful lives which are normally three years for computers and peripherals, five years for furniture and office equipment and between five and ten years for marine equipment. Items that may require major overhauls (such as marine equipment) that enhance or extend the useful life of these assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever was shorter. All other repairs and maintenance are expensed when incurred.

Earnings Per Share

Basic earnings per share (“EPS”) has been computed pursuant to the guidance in FASB ASC Topic 260, Earnings Per Share, and is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in our earnings. We use the treasury stock method to compute potential common shares from stock options, restricted stock units, and warrants and use the if-converted method to compute potential common shares from preferred stock, convertible notes or other convertible securities.

Dilutive common stock equivalents include the dilutive effect of in-the-money stock equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common stock equivalents if their effect would be anti-dilutive. The potential common shares in the following tables represent potential common shares from outstanding options, restricted stock awards, convertible notes and other convertible securities that were excluded from the calculation of diluted EPS during periods due to having an anti-dilutive effect are:

	December 31, 2023	December 31, 2022 (As Restated)
Average market price during the period	$3.47	$4.22
Option awards	916,111	859,999
Unvested restricted stock awards	10,087	213,739
Convertible notes	462,628	—
Put Option Liability	4,063,759	—
Common Stock Warrant	7,948,176	8,392,466

The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income per share:

	Year ended December 31, 2023	Year ended December 31, 2022 (As Restated)
Net income (loss) attributable to Odyssey Marine Exploration, Inc.	$5,345,819	$(22,079,859)

Numerator:
Basic net income (loss)	$5,345,819	$(22,079,859)

Diluted net income (loss) available to stockholders	$5,341,008	$(22,079,859)

Denominator:
Weighted average common shares outstanding – Basic	19,943,633	17,310,915
Dilutive effect of options	5,557	—
Dilutive effect of warrants	169,687	—
Dilutive effect of other convertible securities	—	—

Weighted average common shares outstanding – Diluted	20,118,877	17,310,915

Net (loss) income per share – basic	$0.27	$(1.28)

Net (loss) income per share – diluted	$0.27	$(1.28)

Per ASC 260 Earnings Per Share, the diluted net income was calculated at $4,811 less than the basic net income due to the change in fair value of the in-the-money warrants that are measured at fair value.

Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized. We do not currently have any uncertain tax positions because we have no unrecognized tax benefits under the applicable standard that were required to be recorded as either current income taxes payable or as adjustments to the balances of the deferred tax assets or deferred tax liabilities.

Operations and research

Operations and research expenses are charged to operations as incurred.

Stock-based Compensation

Our stock-based compensation is recorded in accordance with the guidance in the ASC Topic 718 Stock-Based Compensation (see NOTE 15 Stockholders’ Equity/(Deficit)). All share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense in earnings over the requisite service period. The expense is determined on a straight-line basis over the requisite service period for the entire award. The amount of compensation costs recognized at any date is to be at least equal to the portion of grant-date value of the award that is vested at that date. For performance-based share awards, the Company recognizes expense when it is determined the performance criteria are probable of being met. The probability of vesting is reassessed at each reporting date and compensation cost is adjusted using a cumulative catch-up adjustment. Forfeitures are recognized in compensation cost when they occur. Benefits or deficiencies of tax deductions in excess of recognized compensation costs are reported within operating cash flows.

Fair Value of Financial Instruments

Financial instruments consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, equity securities, accounts payable, accrued liabilities, litigation financing and loans payable. The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair values due to their short maturities. Certain loans payable are measured at fair value based on valuation techniques using observable inputs other than Level 1 quoted prices in active markets and, accordingly, these estimates are not necessarily indicative of the amounts that we could realize in a current market exchange. The litigation financing is considered a derivative financial instrument and is carried at fair value as is required under current accounting standards. Derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

We adopted ASC Topic 820 for certain financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with US GAAP and expands disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Fair Value Hierarchy

The three levels of inputs that may be used to measure fair value are as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

Level 3. Unobservable inputs to the valuation methodology are significant to the measurement of the fair value of assets or liabilities. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that we were unable to corroborate with observable market data.

The following tables summarize our fair value hierarchy for our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2023 and 2022:

	December 31, 2023
	Level 1	Level 2	Level 3	Total Balance
Liabilities:
37N Note embedded derivative	$—	$—	$702,291	$702,291
Put option liability	—	—	5,637,162	5,637,162
Litigation financing			52,115,647	52,115,647
Warrant liabilities issued with debt (December 2023 Warrants)			2,392,563	2,392,563
Warrant liabilities issued with equity (2022 Warrants)			13,399,822	13,399,822

Total of fair valued liabilities	$—	$—	$74,247,485	$74,247,485

	December 31, 2022 (As Restated)
	Level 1	Level 2	Level 3	Total Balance
Liabilities:
Warrant liabilities issued with equity (2022 Warrants)	$—	$—	$13,602,467	$13,602,467
Litigation Financing	—	—	45,368,948	45,368,948

Total of fair valued liabilities	$—	$—	$58,971,415	$58,971,415

At December 31, 2023 the Company recorded the 37N Note measured at fair value, Level 3, for which the valuation techniques used to measure the fair value of the Company’s debt instruments are generally based on observable inputs other than quoted prices in active market. The OML Put Option, and Litigation financing are measured at fair value, Level 3. The OML Put Option valuation was based on expected timing and likelihood of completing the subsequent closings, the exercise period of the equity exchange agreement, share price and volatility. The Litigation Financing valuation was based on the following assumptions: amounts funded by the Funder, the corresponding IRR calculation, applicable percentage applicable to the recovery percentage calculation and managements good-faith estimates for estimated outcome probabilities and estimated debt repayment dates. The fair value of 2022 Warrant and the December 2023 Warrant are measured at fair value, Level 3, using a Black-Scholes valuation model. The assumptions used in this model included the use key inputs, including expected stock volatility, the risk–free interest rate, the expected life of the option and the expected dividend yield. Expected volatility is calculated based on our historical volatility of our Common Stock over the term of the warrant. Risk–free interest rates are calculated based on risk–free rates for the appropriate term. The expected life is estimated based on contractual terms as well as expected exercise dates. The dividend yield is based on the historical dividends issued by us. If the volatility rate or risk-free interest rate were to change, the value of the warrants would be impacted.

Changes in our Level 3 fair value measurements were as follows:

	37N Note embedded derivative	Put option liability	Litigation financing	Warrant liabilities issued with debt (December 2023 warrants)	Warrant liabilities issued with equity (2022 warrants)	Total
Balance as of January 1, 2022 (As Restated)	—	—	33,701,188	—	—	33,701,188

Change in fair value	—	—	6,286,172	—	3,628,373	9,914,545
Issuance of new instrument	—	—	—	—	9,974,094	9,974,094
Issuance of new funding	—	—	5,381,588	—	—	5,381,588

Year ended December 31, 2022 (As Restated)			45,368,948		13,602,467	58,971,415

Change in fair value	457,690	1,121,155	6,742,066	—	(18,045)	8,302,866
Issuance of new instrument	423,696	4,516,007	—	2,392,563	—	7,332,266
Issuance of new funding	—	—	4,633	—	—	4,633
Warrants exercised	—	—	—	—	(184,600)	(184,600)
Debt conversion to equity	(179,095)	—	—	—	—	(179,095)

Year ended December 31, 2023	702,291	5,637,162	52,115,647	2,392,563	13,399,822	74,247,485

Additional information about the Litigation Financing liability, the 2022 Warrant, and the December 2023 Warrant is included in NOTE 11 Loan Payable and NOTE 12 Fair Value Financial Instruments.

Leases

Whenever we enter into a new arrangement, we must determine, at the inception date, whether the arrangement contains a lease. This determination generally depends upon whether the arrangement conveys to us the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to us if we obtain the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset.

If a lease exists, we must then determine the separate lease and non-lease components of the arrangement. Each right to use an underlying asset conveyed by a lease arrangement should generally be considered a separate lease component if it both: (i) can benefit us without depending on other resources not readily available to us and (ii) does not significantly affect and is not significantly affected by other rights of use conveyed by the lease. Aspects of a lease arrangement that transfer other goods or services to us but do not meet the definition of lease components are considered non-lease components. The consideration owed by us pursuant to a lease arrangement is generally allocated to each lease and non-lease component for accounting purposes. However, we have elected to not separate lease and non-lease components. Each lease component is accounted for separately from other lease components, but together with the associated non-lease components.

For each lease, we must then determine:

•

The lease term – The lease term is the period of the lease not cancellable by us, together with periods covered by: (i) renewal options we are reasonably certain to exercise or that are controlled by the lessor and (ii) termination options we are reasonably certain not to exercise.

•	The present value of lease payments is calculated based on:

-

Lease payments – Lease payments include certain fixed and variable payments, less lease incentives, together with amounts probable of being owed by us under residual value guarantees and, if reasonably certain of being paid, the cost of certain renewal options and early termination penalties set forth in the lease arrangement. Lease payments exclude consideration that is: (i) not related to the transfer of goods and services to us and (ii) allocated to the non-lease components in a lease arrangement, except for the classes of assets where we have elected to not separate lease and non-lease components.

-

Discount rate – The discount rate must be determined based on information available to us upon the commencement of a lease. Lessees are required to use the rate implicit in the lease whenever such rate is readily available; however, if the implicit rate a lease is not readily determinable, we would use the hypothetical incremental borrowing rate we would have to pay to borrow an amount equal to the lease payments, on a collateralized basis, over a timeframe similar to the lease term.

•

Lease classification – In making the determination of whether a lease is an operating lease or a finance lease, we consider the lease term in relation to the economic life of the leased asset, the present value of lease payments in relation to the fair value of the leased asset and certain other factors, including the lessee’s and lessor’s rights, obligations and economic incentives over the term of the lease.

Generally, upon the commencement of a lease, we will record a lease liability and a right-of-use (“ROU”) asset. However, we have elected, for certain classes of underlying assets with initial lease terms of twelve months or less (known as short-term leases), to not recognize a lease liability or ROU asset. Lease liabilities are initially recorded at lease commencement as the present value of future lease payments. ROU assets are initially recorded at lease commencement as the initial amount of the lease liability, together with the following, if applicable: (i) initial direct costs and (ii) lease payments made, net of lease incentives received, prior to lease commencement.

Over the lease term, we increase our lease liabilities using the effective interest method and decrease our lease liabilities for lease payments made. We generally amortize the ROU asset over the shorter of the estimated useful life or the lease term and assess our ROU assets for impairment, similar to other long-lived assets.

For operating leases, a single lease cost is generally recognized in the Consolidated Statements of Operations on a straight-line basis over the lease term.

Foreign Currency

Odyssey’s functional and reporting currency is U.S. dollars. Foreign currency denominated assets and liabilities are remeasured into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations and cash flows of businesses conducted in foreign currency are remeasured using the average exchange rates throughout the period. The effect of exchange rate fluctuations on the remeasurement of assets and liabilities is included in Other expense in the Consolidated Statement of Operations.

Segment Reporting

The Company evaluates the products and services that produce its revenue and the geographical regions in which it operates to determine reportable segments in accordance with ASC 280 – Segment Reporting. Based on that evaluation, management has determined that the Company has only one operating segment and therefore it does not disclose segment information.

NOTE 4 – CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash and cash equivalents. We limit investment of cash equivalents and investments to financial institutions with high credit ratings. At times, the Company’s cash balance may exceed federally insured limits. At December 31, 2023 and 2022, our uninsured cash balance was approximately $3.7 million and $0.9 million respectively. The Company has not and does not expect to incur any losses with respect to these balances.

NOTE 5 – ACCOUNTS AND OTHER RELATED PARTY RECEIVABLES

Our accounts and other related party receivables consisted of the following:

	December 31, 2023	December 31, 2022 (As Restated)
Related party (see Note 8)	$46,394	$7,515
Other	63,926	—

Total accounts and other related party receivables	$110,320	$7,515

NOTE 6 – SHORT-TERM NOTES RECEIVABLE RELATED PARTY

Our short-term notes receivable consisted of the following:

	December 31, 2023	December 31, 2022 (Restated)
Related party (see Note 8)	$—	$1,576,717

Short-term notes receivable	$—	$1,576,717

The Related party note was owed to the Company by CIC. This note was paid in full during the first quarter of 2023. Interest income derived from this instrument was recorded using the simple interest method. The note also included an original issue discount for which income was recorded by applying the straight-line amortization method. See Note 8 for further details.

NOTE 7 – INVESTMENT IN UNCONSOLIDATED ENTITIES

	December 31, 2023	December 31, 2022 (Restated)
CIC Limited	$4,514,618	$3,901,617
Chatham Rock Phosphate, Limited	—	—
Neptune Minerals, Inc.	—	—
Ocean Minerals, LLC	4,487,028	—

Investment in unconsolidated entities	$9,001,646	$3,901,617

CIC Limited

We had approximately a 14.99% and 14.60% ownership in CIC Limited (“CIC”) at December 31, 2023 and 2022, respectively. Due to the structure of CIC, we determined this venture to be a variable interest entity (“VIE”) consistent with ASC 810. We have determined we are not the primary beneficiary of the VIE and, therefore, we have not consolidated this entity. We record our investment under the cost method as this company is incorporated and we have determined we do not exercise significant influence over the entity. We provide services to CIC (see NOTE 8. Related Party Transactions). This company is pursuing deep water exploration permits in foreign waters. We assess our investment for impairment annually and, if a loss in value is deemed other than temporary, an impairment charge will be recorded. We reviewed the following items to assist in determining CIC’s composition:

•

We account for the investments we make in certain legal entities in which equity investors do not have (1) sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support, or (2) as a group, the holders of the equity investment at risk do not have either the power, through voting or similar rights, to direct the activities of the legal entity that most significantly impact the entity’s economic performance, or (3) the obligation to absorb the expected losses of the legal entity or the right to receive expected residual returns of the legal entity. This type of legal entity is referred to as a VIE.

•

We would consolidate the results of any such entity in which we determined we had a controlling financial interest. We would have a “controlling financial interest” in such an entity if we had both the power to direct the activities that most significantly affect the VIE’s economic performance and the obligation to absorb the losses of, or right to receive benefits from, the VIE that could be potentially significant to the VIE. On a quarterly basis, we reassess whether we have a controlling financial interest in our investments in these legal entities.

•

We determine whether any of the entities in which we have made investments is a VIE at the start of each new venture and if a reconsideration event has occurred. At such times, we also consider whether we must consolidate a VIE and/or disclose information about our involvement in a VIE. A reporting entity must consolidate a VIE if that reporting entity has a variable interest (or combination of variable interests) that will absorb a majority of the VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. A reporting entity must consider the rights and obligations conveyed by its variable interests and the relationship of its variable interests with variable interests held by other parties to determine whether its variable interests will absorb a majority of a VIE’s expected losses, receive a majority of the VIE’s expected residual returns, or both. The reporting entity that consolidates a VIE is called the primary beneficiary of that VIE.

Chatham Rock Phosphate, Limited

We have approximately a 1% ownership in Chatham Rock Phosphate, Limited (“CRPL”). We record our investment under the cost method. During 2012, we performed deep-sea mining exploratory services for Chatham Rock Phosphate, Ltd. (“CRP”) valued at $1,680,000. As payment for these services, CRP issued 9,320,348 ordinary shares to us. During March 2017, Antipodes Gold Limited completed the acquisition of CRP. The surviving entity is now CRPL. In exchange for our 9,320,348 shares of CRP, we received 141,884 shares of CPRL, which represents equity ownership of, at most, approximately 1% of the surviving entity with zero value. We continue to carry the value of our investment in CPRL at zero in our consolidated financial statements.

Neptune Minerals, Inc.

We have an ownership interest of approximately 14% in Neptune Minerals, Inc. (“NMI”). We currently apply the cost method of accounting for this investment. Previously, when we accounted for this investment using the equity method of accounting, we accumulated and did not recognize $21.3 million in our income statement because these losses exceeded our investment in NMI. Our investment has a carrying value of zero as a result of the recognition of our share of prior losses incurred by NMI under the equity method of accounting.

Ocean Minerals, LLC

On June 4, 2023, Odyssey, Odyssey Minerals Cayman Limited, a wholly owned subsidiary of Odyssey (the “Purchaser”), and OML entered into a Unit Purchase Agreement (as amended on July 1, 2023, October 3, 2023 and October 17, 2023, the “OML Purchase Agreement”) pursuant to which the Purchaser agreed to purchase, and OML agreed to issue and sell to the Purchaser, an aggregate of 733,497 membership interest units of OML (the “Purchased Units”) for a total purchase price of $15.0 million. After giving effect to the issuance and sale of all the Purchased Units, the Purchased Units will represent approximately 15.0% of the issued and outstanding membership interest units of OML (based upon the number of membership interest units outstanding on June 1, 2023).

At December 31, 2023, Odyssey owned approximately 6.28% of the issued and outstanding membership interest units of Ocean Minerals, LLC (“OML”). The Company determined that OML is a VIE as it does not have sufficient equity at-risk to permit OML to finance its activities without additional subordinated financial support. However, as Odyssey’s lack of power to direct the activities that most significantly impact OML’s economic performance, it is not the primary beneficiary of OML and therefore is not required to consolidate OML. We record our investment under the equity method.

The initial closing with respect to the Purchased Units occurred on July 3, 2023, on which date OML issued 293,399 of the Purchased Units to the Purchaser in exchange for (a) a payment of $1.0 million in cash by the Purchaser to OML and (b) Odyssey’s transfer to OML of all the outstanding shares of Odyssey Retriever, Inc. (“ORI”), a wholly owned subsidiary of Odyssey, with an estimated fair value of $3.3 million. Pursuant to the OML Purchase Agreement, in one or more closings to be held no later than June 28, 2024, OML will issue an additional 195,599 of the Purchased Units to the Purchaser for an aggregate purchase price of $4.0 million cash paid to OML. The OML Purchase Agreement provides that a final closing with respect to the Purchased Units will occur on the earlier of (x) the date that is 30 days after OML notifies that it has received (and provided a copy to Odyssey of) a specified resource report providing an indicated resource estimate for the area covered by OML’s exploration license or (y) the first anniversary of the initial closing. At the final closing, OML will issue an additional 244,499 of the Purchased Units to the Purchaser for an aggregate purchase price of $5.0 million cash paid to OML.

The OML Purchase Agreement also provides the Purchaser the right, but not the obligation, at any time and from time to time prior to the 18-month anniversary of the initial closing, to purchase up to an additional 1,466,993 membership interest units of OML (the “Optional Units”) at a purchase price equal to $20.45 per membership interest unit. The OML Purchase Agreement sets forth customary representations, warranties, and covenants of the parties and customary conditions to closing and termination provisions. The Optional Units are within the scope of ASC 321 and would therefore be initially recognized at cost as part of the initial consideration transferred, and thereafter will be accounted for under the measurement alternative at cost with subsequent adjustments related to impairment and observable market conditions.

Equity Exchange Agreement

In connection with the transactions contemplated by the OML Purchase Agreement, Odyssey and the existing members of OML entered into an Equity Exchange Agreement (the “Exchange Agreement”) pursuant to which such members of OML have the right, but not the obligation, to exchange membership interest units of OML held by them for shares of Odyssey’s common stock, exercisable at any time and from time to time during the period beginning on the six-month anniversary of the date of the Exchange Agreement and ending on the date that is the earliest of (a) the date on which a dissolution event occurs with respect to OML, (b) the date on which a material adverse effect occurs with respect to OML, and (c) the date that is 18 months after the date of the Exchange Agreement. If a member of OML elects to exchange membership interest units of OML for shares of Odyssey’s common stock, the number of shares of Odyssey’s common stock such member will receive will equal the product of (x) the number of membership interest units such member desires to exchange, multiplied by (y) a fraction, the numerator of which is the per unit value of the membership interest units and the denominator of which is the per share value of the shares of Odyssey’s common stock, in each case determined pursuant to the Exchange Agreement. Under the terms of the Exchange Agreement, the per unit value of the membership interest units means the greater of $20.45 and the purchase price per membership interest unit paid in the most recent sale of membership interest units by OML, and the per share value of the shares of Odyssey’s common stock means the greater of the “Minimum Price,” as defined in Nasdaq Rule 5635(d), and the five-day volume-weighted average price per share of the common stock.

Notwithstanding anything in the Exchange Agreement to the contrary, the aggregate maximum number of shares of Odyssey’s common stock that may be issued under the Exchange Agreement will not (a) exceed 19.9% of the number of outstanding shares of Odyssey’s common stock immediately prior to the date of the Exchange Agreement, (b) exceed 19.9% of the combined voting power of the outstanding voting securities of Odyssey immediately prior to the date of the Exchange Agreement, or (c) otherwise exceed such number of shares of Odyssey’s common stock that would violate applicable listing rules of the Nasdaq Capital Market.

The Equity Exchange Agreement is a liability within the scope of ASC 480 that is initially measured at fair value and will be included within the initial consideration transferred. Subsequently, changes in the fair value of the liability will be recognized in earnings.

Contribution Agreement

In connection with the transactions contemplated by the OML Purchase Agreement, Odyssey, the Purchaser, and OML also entered into a Contribution Agreement pursuant to which additional membership interest units of OML may be issued to the Purchaser in consideration of the contribution to OML by Odyssey from time to time of certain property or other assets and services with an aggregate value of up to $10.0 million. We concluded that the Contribution Agreement is within the scope of ASC 606, as the services provided are within Odyssey’s ordinary activities, and OML is therefore considered a customer of Odyssey.

Equity Method of Accounting

The Company has determined that OML operates more like a partnership, and as the Company holds more than 3% - 5% and has greater than virtually no influence over OML, the investment is within the scope of ASC 323, Investments – Equity and Joint Ventures. Odyssey applied the equity method investment accounting for its interest in OML, starting on July 3, 2023. As a result, OML is considered a related party. The Company further concluded that the initial closing consideration transferred is $10.3 million, and includes the cash amount paid, the fair value of the contribution of ORI, the fair value of the second and third closings and Equity Exchange Agreement, and acquisition costs. Furthermore, the total consideration transferred is allocated to the different components identified in the OML Purchase Agreement based on their closing date fair value, including, (1) the Initial OML Units, (2) the Second OML Units option, (3) the Third OML Units option and (4) the Optional Units, each as defined below, as well as the Equity Exchange Agreement as previously defined above.

Through a series of transactions pursuant to the OML Unit Purchase Agreement, the Company agreed to pay a total purchase price of $15 million, or $20.45 per unit, for 733,497 units, as follows:

(1)

The Initial Closing – The Company purchased 293,399 of the Purchased Units (the “Initial OML Units”), representing approximately 6.28% of the OML Units, in return for the initial purchase price of $1.0 million cash and Odyssey’s shares of ORI. The initial closing of the purchase and sale of the Purchased Units was amended to July 3, 2023.

(2)

The Second Closing – The Company agreed to purchase 195,599 of the Purchase Units (the “Second OML Units”) in return for the second purchase price of $4 million, payable in cash at that time (“Second Closing”). The parties entered into the third amendment to the OML Purchase Agreement to amend the closing date of the Second Closing to be February 16, 2024 and the fourth amendment to amend the closing date of the Second Closing to June 28, 2024.

(3)

The Third Closing – The Company agreed to purchase 244,499 of the Purchased Units (the “Third OML Units”) in return for the purchase price of $5 million, payable in cash at that time. The third closing will occur on the earlier of (a) the date that is thirty (30) days after OML notifies the Company that it has received and provides a copy to the Company of, the Independent Resource Report, and (b) the date that is the first anniversary of the initial closing date (“Third Closing”).

(4)

Optional Units – The Company has the option to purchase up to additional 1,466,993 of OML Interest Units (“the Units”), at the Company’s discretion (“Optional Units”), at the agreed upon price of $20.45 per unit within the eighteen-month anniversary of the Initial Closing Date, July 3, 2023. The recorded asset value of this option is $5.7 million on December 31, 2023. Optional Units are within the scope of ASC 321, and would therefore be initially recognized at cost as part of the initial consideration transferred, and thereafter will be accounted for under the measurement alternative at cost with adjustments related to impairment and observable market conditions. If the Company does not purchase all the Optional Units prior to the eighteen-month anniversary, the Company may purchase any of such unpurchased Optional Units at the higher price of (i) a discount of 10% to the price paid for which OML sold the Units in the most recent transaction for the Units immediately preceding such discounted purchase of Optional Units or (ii) $20.45. On October 17, 2023, the parties entered into the third amendment to the OML Purchase Agreement to remove the second part of the Optional Units provision. Therefore, as of the amendment date, the Company may only purchase the Optional Units through January 2, 2025 (eighteen months from the Initial Closing Date) (“Optional Units Amendment”).

The Company concluded that the Second OML Units option, the Third OML Units option and the Optional Units are within the scope of ASC 321 Investments – Equity and Joint Ventures and would therefore be initially recognized at cost as part of the initial consideration transferred, and thereafter will be accounted for under the measurement alternative at cost with adjustments related to impairment and observable market adjustments.

The Company concluded that the Contribution Agreement is within the scope of ASC 606, Revenue from Contracts with Customers, as the services provided are within the Company’s ordinary activities, and OML is therefore considered a customer of Odyssey. For the year ended December 31, 2023, we invoiced OML $166,581 and $14,891 recorded in Marine services and Operating and other revenues, respectively, in our consolidated statements of operations.

The Company concluded that the Equity Exchange Agreement is a liability within the scope of ASC 480, Distinguishing Liabilities from Equity, that is initially measured at fair value and will be included within the initial consideration transferred. Subsequently, changes in the fair value of the liability was recognized in earnings and not as an adjustment to the cost basis of Odyssey’s investment in OML.

As part of the Initial Closing, Odyssey transferred its equity interest of ORI, free of debt of the finance liability owed on the sale-leaseback arrangement. This portion was determined to be part of the Initial Consideration Transferred, as of July 3, 2023, as it meets the definition of a subsidiary of the acquirer.

ASC 805, Business Combination, further provides that the consideration transferred in a business combination is measured at fair value, determined in accordance with ASC 820, Fair Value Measurement, except for (i) assets and liabilities transferred that remain under the control of the acquiree after the business combination, and (ii) any portion of the acquirer’s shared-based replacement awards exchanged for awards held by the acquiree’s grantees included in the consideration transferred.

Therefore, the Company determined that although the OML Purchase Agreement provides that the contractual amount of ORI is $5 million, the Company is required to determine whether the contractual amount represents the fair value of the transferred asset. It is further noted that ORI primarily consists of one asset (the “Retriever asset”) that was previously acquired and refurbished by Odyssey.

Given the uniqueness of the asset, a 6,000-meter rated remotely operated vehicle (“ROV”), and its relatively recent acquisition and refurbishment, the Company determined to apply the cost method in order to evaluate the estimated fair value of the asset of $3.3 million. The Company transferred ORI but retained the obligation to pay the lease payments for the Retriever asset as the Company retained the obligation to continue making payments. The net book value of ORI, as of July 3, 2023, was $3.1 million. Therefore, at the Closing Date, Odyssey recognized a Gain of the sale of an entity in the consolidated statement of operations in the amount of $174,107 related to the disposal of ORI.

The Company determined that the initial Closing Consideration is as follows:

Cash consideration	$1,000,000
Fair value of Odyssey Retriever, Inc.	3,280,261
Fair value of the Second Closing	676,921
Fair value of the Third Closing	769,875
Fair value of the Equity Exchange Agreement	4,516,007
Transaction costs	49,988

Initial closing consideration	$10,293,052

At December 31, 2023 and 2022, our accumulated investment in OML was $4,487,028 and $0, respectively, which is classified as an investment in unconsolidated entities in our consolidated balance sheets. For the year ended December 31, 2023, the company recognized a change in put option liability of $1.1 million in the consolidated statement of operations to record the fair value adjustment of the equity exchange agreement.

For the year ended December 31, 2023, based on estimated financial information for our equity-method investee, we recognized $278,910 of Loss on Equity Method Investment in the consolidated statement of operations for our proportionate share of the net loss of our equity method investee, which decreased our net income for the year ended December 31, 2023 in our consolidated statement of operations. Our proportionate share of the net loss of our equity method investee can have a significant impact on the amount of Loss on Equity Method Investment in our consolidated statement of operations and our carrying value of those investments. We eliminated from our financial results all significant intercompany transaction to the extent of our ownership interest.

NOTE 8 RELATED PARTY TRANSACTIONS

CIC Limited

Odyssey’s lead director, Mark B. Justh, made an investment into CIC’s parent company and indirectly owns approximately 11.5% of CIC. We believe Mr. Justh’s indirect ownership in CIC does not impair his independence under applicable rules and Odyssey’s board of directors has formed a special committee to address any matters relating to CIC. We are providing services to CIC in accordance with the terms of a Services Agreement pursuant to which Odyssey provides certain back-office services to CIC in exchange for a recurring monthly fee, as well as other deep-sea mineral related services on a cost-plus profit basis and is compensated for these services with a combination of cash and equity in CIC. During the years ended December 31, 2023 and 2022, we invoiced CIC a total of $613,000 and $1,150,767, respectively, recorded in marine services in our consolidated statements of operations, which was for technical services. During the years ended December 31, 2023 and 2022, we invoiced CIC a total of $9,327 and $183,935, respectively, recorded in Operating and other revenues in our consolidated statements of operations, which was for support services. We have the option to accept equity in payment of the amounts due from CIC in lieu of cash. See Note 6 Investment in Unconsolidated Entities.

On December 13, 2022, we entered into a Loan Agreement with CIC. Pursuant to the Loan Agreement, CIC issued to Odyssey a convertible promissory note in the amount of $1,350,000 that bore interest at a rate of 18% per annum. On the closing date, Odyssey advanced CIC $1,000,000 (the “Advanced Amount”) and recorded an original issue discount (“OID”) of $350,000, which we accrued as interest income in our consolidated statements of operations. Pursuant to the Note, CIC could repay the debt for the Advanced Amount and interest accrued thereon. Mr. Justh provided a limited guaranty to Odyssey in conjunction with the Loan Agreement. The December 31, 2022, carrying value of the loan was $1,061,009 and accrued interest was $12,649, which is included in the Short-term notes receivable related party balance on the Consolidated Balance Sheet. In April 2023, CIC repaid in full the Advanced Amount and accrued interest thereon ($1,068,000) in full satisfaction of indebtedness in accordance with the terms of the Loan Agreement. Upon settlement, we recognized a loss in the amount of $282,000. On December 13, 2022, CIC issued a Services Agreement Note to us. Pursuant to the Services Agreement Note, as amended on June 30, 2023, and August 8, 2023, Odyssey agreed to consolidate the outstanding accounts receivables balance for past and future services performed under the Services Agreement in an amount not to exceed $625,000. The Services Agreement Note bore interest at a rate of 1.5% per month and matured on August 15, 2023. The December 31, 2022, carrying value of the Services Agreement Note was $503,059. On August 15, 2023, CIC repaid principal and interest in the aggregate amount of $686,976 in full satisfaction of the Services Agreement Note.

The terms of the Loan Agreement and Services Agreement Note were not necessarily indicative of the terms that would have been provided had a comparable transaction been entered into with independent parties.

See Note 5 Accounts and Other Related Party Receivables for related accounts receivable and Note 6 Short-term Notes Receivable Related Party for related short-term notes receivable at December 31, 2023 and 2022 and Note 7 Investment in Unconsolidated Entities for our investment in an unconsolidated entity.

Pignatelli

On July 15, 2021, MINOSA assigned $404,633 of its indebtedness with accumulated accrued interest of $159,082 to James Pignatelli, then a director of the Company, under the same terms as the original agreement, and that indebtedness continued to be convertible at a conversion price of $4.35. This transaction was reviewed and approved by the independent members of the Company’s board of directors. On March 6, 2023, this note was terminated and Odyssey issued a new note, see Note 11 Loans Payable – MINOSA 2 for detail. Mr. Pignatelli’s term as a director of the Company expired in June 2023.

Ocean Minerals, LLC

We also provide services to Ocean Minerals, LLC (“OML”), a deep-sea mineral exploration company, in which we hold approximately 6.28% of the equity interests (see Note 7 Investment in Unconsolidated Entities). We are providing these services to OML pursuant to the Contribution Agreement that provides for deep-sea mineral related services on a cost-plus profit basis and will be compensated for these services with equity in OML. See Note 7 Investment in Unconsolidated Entities for amounts we invoiced OML during the year ended December 31, 2023.

Salvage Agreement

We hold a 40% interest in proceeds under a salvage agreement from our legacy shipwreck business. A company controlled by Mr. Justh obtained the right to the remaining 60% of those proceeds from an unrelated third party in exchange for the obligation to finance legal expenses relating to the recovery of the proceeds, pursuant to a funding arrangement to which we are also a party. Odyssey and Mr. Justh’s controlled entity will be responsible for any remaining legal costs on a pro rata basis.

Oceanica and ExO

Odyssey and its subsidiary, Oceanica Marine Operations S.R.L. (“OMO”), hold three notes (the “Oceanica-ExO Notes”) issued and/or guaranteed by our majority-owned subsidiaries, ExO and Oceanica, in the aggregate principal amount of approximately $23 million, which was advanced to ExO and Oceanica to fund working capital, exploration and legal expenses. In addition, Odyssey provides management and administrative services to ExO and funds ExO’s ongoing administrative expenses pursuant to a services agreement in exchange for a recurring monthly fee and reimbursement of funded amounts. Certain of Odyssey’s former and current directors and officers are also directors or officers of ExO and Oceanica. The Oceanica-ExO Notes and outstanding receivables under the management and services agreement accrue interest at 18% per annum. As of December 31, 2023, the aggregate outstanding amount of the Oceanica-ExO Notes with accrued interest was approximately $104.4 million, and the aggregate receivable pursuant to the management and services agreement was approximately $675,000. As of December 31, 2022, the aggregate outstanding amount of the Oceanica-ExO Notes with accrued interest was approximately $87.3 million, and the were no amounts due for services pursuant to the management and services agreement.

Stockholders

We have entered into financing transactions with certain stockholders that beneficially own more than five percent of our Common Stock. FourWorld Capital Management LLC (“FourWorld”) beneficially owns approximately 20% of our Common Stock. Part of that holding includes two of FourWorld’s funds, each of which individually beneficially owns more than five percent of our Common Stock and has participated in our financial transactions: each of FW Deep Value Opportunities Fund LLC and FourWorld Global Opportunities Fund, Ltd beneficially owns approximately 6% of our Common Stock. Funds managed by Two Seas Capital LP (“Two Seas”) own approximately 9.99% of our Common Stock after giving effect to the 9.99% beneficial ownership limitation applicable to warrants held by its funds. Greywolf Opportunities Master Fund II LP and its affiliates (“Greywolf”) beneficially own approximately 9% of our Common Stock.

On June 10, 2022, we completed the 2022 Equity Transaction, in which FourWorld participated. FourWorld funds purchased 292,628 shares of our Common Stock and 2022 Warrants to purchase 292,628 shares of our Common Stock in the 2022 Equity Transaction for a purchase price of $980,304. FourWorld exercised some of the 2022 Warrants on August 31, 2023, to purchase 1,000 shares of Common Stock at $3.35 per share. As of December 31, 2023, FourWorld held 2022 Warrants to purchase 291,628 shares of our Common Stock at an exercise price of $3.35 per share.

On March 6, 2023, we entered into the March 2023 Note Purchase Agreement, pursuant to which we issued the March 2023 Note and the March 2023 Warrants. FourWorld, Two Seas and Greywolf each purchased portions of the March 2023 Note and March 2023 Warrants. No principal amount was repaid during fiscal year 2023.

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FourWorld purchased a portion of the March 2023 Note in the principal amount of $1.08 million and March 2023 Warrants to purchase 285,715 shares of our Common Stock on March 6, 2023, for an aggregate purchase price of $1.08 million. Interest at the rate of 11% had accrued and was capitalized with respect to the March 2023 Note as of December 31, 2023, in the amount of $31,866 for the note held by FourWorld. As of December 31, 2023, FourWorld held March 2023 Warrants to purchase 285,715 shares of our Common Stock.

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Two Seas purchased a portion of the March 2023 Note in the principal amount of $2,300,641 and March 2023 Warrants to purchase 608,635 shares of our Common Stock on March 6, 2023, for an aggregate purchase price of $2,300,641; and a portion of the March 2023 Note in the principal amount of $449,359 and Warrants to purchase 118,878 shares of our Common Stock on September 22, 2023, for an aggregate purchase price of $449,359. Interest at the rate of 11% had accrued and was capitalized with respect to the March 2023 Note as of December 31, 2023, in the amount of $80,374 for the note held by Two Seas. As of December 31, 2023, Two Seas held March 2023 Warrants to purchase 608,635 shares of our Common Stock.

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Greywolf purchased a portion of the March 2023 Note in the principal amount of $7.0 million and March 2023 Warrants to purchase 1,851,852 shares of our Common Stock for an aggregate purchase price of $7.0 million. No principal amount was repaid during fiscal year 2023. Interest at the rate of 11% had accrued and was capitalized with respect to the March 2023 Note as of December 31, 2023, in the amount of $206,539 for the note held by Greywolf. As of December 31, 2023, Greywolf held March 2023 Warrants to purchase 1,851,852 shares of our Common Stock, each at an exercise price of $3.78 per share.

On December 1, 2023, we entered into the December 2023 Note Purchase Agreement, in which FourWorld, Two Seas and Greywolf participated. No principal amount was repaid during fiscal year 2023.

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FourWorld purchased a December 2023 Note in the principal amount of $500,000 and December 2023 Warrants to purchase 135,278 shares of our Common Stock for an aggregate purchase price of $500,000. Interest at the rate of 11% had accrued and was capitalized with respect to the December 2023 Notes as of December 31, 2023, in the amount of $4,671 for the note held by FourWorld. As of December 31, 2023, FourWorld held December 2023 Warrants to purchase 117,648 shares of our Common Stock at an exercise price of $4.25 per share and December 2023 Warrants to purchase 17,630 shares of our Common Stock at an exercise price of $7.09 per share.

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Two Seas funds purchased a December 2023 Note in the principal amount of $2.0 million and December 2023 Warrants to purchase 541,109 shares of our Common Stock for an aggregate purchase price of $2.0 million. Interest at the rate of 11% had accrued and was capitalized with respect to the December 2023 Notes as of December 31, 2023, in the amount of $18,871 for the note held by Two Seas. As of December 31, 2023, Two Seas held December 2023 Warrants to purchase 470,589 shares of our Common Stock at an exercise price of $4.25 per share and December 2023 Warrants to purchase 70,523 shares of our Common Stock at an exercise price of $7.09 per share.

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Greywolf purchased a December 2023 Note in the principal amount of $1.0 million and December 2023 Warrants to purchase 270,556 shares of our Common Stock for an aggregate purchase price of $1.0 million. Interest at the rate of 11% had accrued and was capitalized with respect to the December 2023 Notes as of December 31, 2023, in the amount Greywolf held December 2023 Warrants to purchase 235,295 shares of our Common Stock at an exercise price of $4.25 per share and December 2023 Warrants to purchase 35,261 shares of our Common Stock at an exercise price of $7.09 per share.

NOTE 9 – OTHER CURRENT ASSETS

Our other current assets consisted of the following:

	December 31, 2023	December 31, 2022 (As Restated)
Prepaid insurance	$608,353	$649,069
Other prepaid assets	119,820	72,956
Deposits	15,266	225,403

Total other current assets	$743,439	$947,428

All prepaid expenses are amortized on a straight-line basis over the term of the underlying agreements. Deposits may be held by various entities for equipment, services, and in accordance with agreements in the normal course of business.

NOTE 10 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2023	December 31, 2022 (As Restated)
Computers and peripherals	$483,042	$458,309
Furniture and office equipment	782,471	1,002,773
Marine equipment	559,294	6,807,067

	1,824,807	8,268,149
Less: Accumulated depreciation	(1,300,151)	(5,390,559)

Property and equipment, net	$524,656	$2,877,590

Depreciation expense for the years ended	$242,970	$88,389

NOTE 11 – LOANS PAYABLE

The Company’s consolidated notes payable consisted of the following carrying values:

	Loans Payable
	December 31, 2023	December 31, 2022 (Restated)
MINOSA 1	$—	$14,750,001
MINOSA 2	—	5,050,000
March 2023 Note	14,858,816	—
December 2023 Note	6,000,000	—
Emergency Injury Disaster Loan	150,000	149,900
Vendor note payable	484,009	484,009
Seller Note payable	—	1,400,000
AFCO Insurance note payable	468,751	562,280
Pignatelli note	500,000	—
37N Note	804,997	—
Finance liability (NOTE 13)	4,112,332	—

Total Loans payable	27,378,905	22,396,190
Less: Unamortized deferred lender fee	(106,488)	—
Less: Unamortized deferred discount	(3,955,449)	—

Total Loans payable, net	23,316,968	22,396,190
Less: Current portion of loans payable	(15,413,894)	(21,732,654)

Loans payable - long term	$7,903,074	$663,536

MINOSA 1

On March 11, 2015, in connection with the Stock Purchase Agreement (refer to the discussion of the Convertible Preferred Stock in Note 15 – Stockholders’ Equity/(Deficit) below) we issued promissory notes to Minera del Norte, S.A. de C.V. (“MINOSA”) with a principal amount of $14.75 million (the “Minosa 1 Note”). The outstanding indebtedness bears interest at 8.0% percent per annum. The Minosa 1 Note was amended from time to time in 2015, 2016, and 2017 to extend the maturity date and each amendment was accounted for as a debt modification, as the change in cash flows was not substantial. The principal balance of the Minosa 1 Note was due and payable in full upon written demand by MINOSA and was classified as short-term debt. The carrying amount of the Minosa 1 Note is equal to the principal amount since the amount of debt issuance costs were immaterial as of issuance and as of each amendment date. In connection with the Minosa 1 Note, we granted MINOSA an option to purchase interest in Oceanica Resources, S.R.L. for $40.0 million (the “Oceanica Call Option”) which expired on March 11, 2016. During December 2017, MINOSA transferred this debt to its parent company.

MINOSA 2

On August 10, 2017, we entered into a Note Purchase Agreement (the “Minosa Purchase Agreement”) with MINOSA. Pursuant to the Minosa Purchase Agreement, MINOSA agreed to loan Odyssey Marine Enterprises Ltd. up to $3.0 million. By January 2018, the Company borrowed the entire $3.0 million against this facility, and Epsilon Acquisitions LLC (“Epsilon”) assigned $2.0 million of its previously held debt to MINOSA. The indebtedness is evidenced by a secured convertible promissory note (the “Minosa 2 Note” and, together with the Minosa 1 Note, the “Minosa Notes”) and bears interest at a rate equal to 10.0% per annum. The carrying amount of the Minosa 2 Note is equal to the principal amount, as the amount of debt issuance costs were immaterial. Unless otherwise converted as described below, the entire outstanding principal balance and all accrued interest and fees are due and payable upon written demand by MINOSA. The Minosa 2 Note is classified as short-term debt.

During December 2017, MINOSA transferred this indebtedness to its parent company. On July 15, 2021, $404,633 of this indebtedness with accumulated interest of $159,082 was transferred to James Pignatelli, a director of the Company, under the same terms as the original agreement, and that indebtedness continues to be convertible at a conversion price of $4.35 per share. This transaction was reviewed and approved by the independent members of the Company’s board of directors.

The Minosa 2 Note is convertible into a maximum share count of approximately 2,177,849 shares of our common stock in the event of a default, subject to adjustment for certain dilutive events, and is settleable only in shares. MINOSA has the right to convert all amounts outstanding under the Minosa 2 Note into shares of our common stock upon 75 days’ notice to us or upon a merger, consolidation, third party tender offer, or similar transaction relating to us. Of the principal amount of the Minosa 2 Note, $2.7 million is convertible at a conversion price of $4.35 per share, $1 million is convertible at a conversion price of $4.19 per share, and $1 million is convertible at a conversion price of $4.13 per share. Upon the occurrence of an event of default, the Minosa 2 Note is convertible at MINOSA’s option at a conversion price equal to one-half of the applicable conversion price.

Upon the closing of the Minosa Purchase Agreement, along with MINOSA, and Penelope Mining LLC, an affiliate of MINOSA (“Penelope”), executed and delivered a Second Amended and Restated Waiver and Consent and Amendment No. 5 to Promissory Note and Amendment No. 2 to Stock Purchase Agreement (the “Second AR Waiver”). Pursuant to the Second AR Waiver, MINOSA and Penelope consented to the transactions contemplated by the Minosa Purchase Agreement and waived any breach of any representation or warranty and violation of any covenant in the Stock Purchase Agreement, dated as of March 11, 2015, as amended April 10, 2015 (the “SPA”), by and among us, MINOSA, and Penelope, arising out of the Company’s execution and delivery of the Minosa Purchase Agreement and the consummation of the transactions contemplated thereby. Pursuant to the Second AR Waiver, we also waived, and agreed not to exercise our right to terminate the SPA pursuant to Section 8.1(c)(ii) thereto, both (a) until after the earlier of (i) July 1, 2018, (ii) the date that MINOSA fails, refuses, or declines to fund (or otherwise does not fund) any subsequent loan under the Minosa Purchase Agreement and (iii) demand is made for repayment of all or any part of the indebtedness outstanding under the Minosa Notes, the Second AR Epsilon Note, or the Promissory Note, dated as of March 11, 2015, as amended (the “SPA Note”), in the principal amount of $14.75 million that was issued by us to MINOSA under the SPA, and (b) unless on or prior to such termination, the Minosa Notes are paid in full.

The Second AR Waiver (x) further provides that following any conversion of the indebtedness evidenced by the Minosa 2 Note, Penelope may elect to reduce its commitment to purchase our preferred stock under the SPA by the amount of indebtedness converted by MINOSA and (y) amends the SPA Note to provide that the outstanding principal balance under the SPA Note and all accrued interest and fees are due and payable upon written demand by MINOSA; provided, that Minosa agreed not make a demand for payment prior to the earlier of (a) an event of default (as defined in the Minosa 2 Note) or (b) a date, which may be no earlier than December 31, 2017, that is at least 60 days subsequent to written notice that Minosa intends to demand payment. Refer to Note 15 – Stockholders’ Equity/(Deficit) below for information on the SPA.

In addition to being due and payable upon written demand by MINOSA, the obligations under the Minosa 2 Note may be accelerated upon the occurrence of specified events of default including (a) our failure to pay any amount payable under the Minosa 2 Note on the date due and payable; (b) our failure to perform or observe any term, covenant, or agreement in the Minosa 2 Note or the related documents, subject to a five-day cure period; (c) the occurrence and expiration of all applicable grace periods, if any, of an event of default or material breach by us under any of the other loan documents; (d) the termination of the SPA; € commencement of certain specified dissolution, liquidation, insolvency, bankruptcy, reorganization, or similar cases or actions by or against us, in specified circumstances unless dismissed or stayed within 60 days; (f) the entry of a judgment or award against us in excess of $100,000; and (g) occurrence of a change in control (as defined in the Minosa 2 Note).

Pursuant to second amended and restated pledge agreements (the “Second AR Pledge Agreements”) entered into by us in favor of MINOSA on August 10, 2017, we pledged and granted security interests to MINOSA in (a) the 54 million cuotas (a unit of ownership under Panamanian law) of Oceanica held by us, (b) all notes and other receivables from Oceanica and its subsidiary owed to us, and (c) all of the outstanding equity in our wholly owned subsidiary, Odyssey Marine Enterprises, Ltd.

In connection with the execution and delivery of the Minosa Purchase Agreement, Odyssey and MINOSA entered into a second amended and restated registration rights agreement (the “Second AR Registration Rights Agreement”) pursuant to which Odyssey agreed to register the offer and sale of the shares (the “Conversion Shares”) of our common stock issuable upon the conversion of the indebtedness evidenced by the Minosa 2 Note. Subject to specified limitations set forth in the Second AR Registration Rights Agreement, including that we are eligible to use Form S-3, the holder of the Minosa 2 Note can require us to register the offer and sale of the Conversion Shares if the aggregate offering price thereof (before any underwriting discounts and commissions) is not less than $3.0 million. In addition, we agreed to file a registration statement relating to the offer and sale of the Conversion Shares on a continuous basis promptly (but in no event later than 60 days after) after the conversion of the Minosa 2 Note into the Conversion Shares and to thereafter use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission.

Settlement, Release and Termination Agreement of the MINOSA 1 and MINOSA 2

On March 3, 2023, Odyssey, Altos Hornos de México, S.A.B. de C.V. (“AHMSA”), MINOSA and Phosphate One LLC (f/k/a Penelope Mining LLC, “Phosphate One” and together with AHMSA and MINOSA, the “AHMSA Parties”) entered into Settlement, Release and Termination Agreement (the “Termination Agreement”).

Pursuant to the Termination Agreement:

•	Odyssey paid AHMSA $9.0 million (the “Termination Payment”) in cash on March 6, 2023;

•	the parties agreed that, concurrently with the payment of the Termination Payment, a portion of the Minosa Notes would be deemed automatically converted into 304,879 shares of Odyssey’s common stock;

•	the Minosa Notes, the Stock Purchase Agreement, and the Pledge Agreements were terminated;

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each of the AHMSA Parties, on the one hand, and Odyssey, on the other, agreed to release the other parties and their respective affiliates, equity holders, beneficiaries, successors and assigns (the “Released Parties”) from any and all claims, demands, damages, actions, causes of action or liabilities of any kind or nature whatsoever under the SPA, the Minosa Notes, the Minosa Purchase Agreement, or the Pledge Agreements (the “Released Matters”); and

•	each of the AHMSA Parties, on the one hand, and Odyssey, on the other, agreed not to make any claims against any of the Released Parties related to the Released Matters.

The transactions contemplated by the Termination Agreement were completed on March 6, 2023. As a result of executing this Termination Agreement, the Company recognized a gain on extinguishment of debt in the amount of $21.2 million.

On March 6, 2023, Odyssey entered into a Release and Termination Agreement with a director of the Company, James S. Pignatelli, to terminate and release a portion of the MINOSA 2 Note assigned to Mr. Pignatelli in 2021, the related Note Purchase Agreement (“NPA”) and the Pledge Agreement.

On March 6, 2023, Odyssey issued a new Unsecured Convertible Promissory Note in the principal amount of $500,000 to Mr. Pignatelli that bears interest at the rate of 10.0% per annum convertible into common stock of Odyssey at a conversion price of $3.78 per share. Pursuant to the Release and Termination Agreement with Mr. Pignatelli noted above, he agreed, in exchange for the issuance of this Unsecured Convertible Promissory Note by Odyssey, to release the assigned portion of the MINOSA 2 note issued by Odyssey Marine Exploration, Inc., a wholly owned subsidiary of the Company, to Mr. Pignatelli in the principal amount of $404,634 and convertible at a conversion price of $4.35 per share, pursuant to which the outstanding aggregate obligation with accrued interest was $630,231.

Emergency Injury Disaster Loan

On June 26, 2020, we executed the standard loan documents required for securing an Economic Injury Disaster Loan (the “EIDL Loan”) from the United States Small Business Administration (the “SBA”). The principal amount of the EIDL Loan is $150,000, with proceeds to be used for working capital purposes. Interest on the EIDL Loan accrues at the rate of 3.75% per annum and installment payments, including principal and interest of $731, are due monthly beginning 12 months from the date of the EIDL Loan. In 2021, the SBA extended this 12-month period, setting the first payment due date in December 2022. Per the agreement, payments reduce accrued interest first and then applied against the principal. The balance of principal and interest is payable thirty years from the date of the promissory note. In connection with the EIDL Loan, the Company executed the EIDL Loan documents, which include the SBA Secured Disaster Loan Note, dated May 16, 2020, the Loan Authorization and Agreement, dated May 16, 2020, and the Security Agreement, dated May 16, 2020, each between the SBA and the Company.

Vendor Note Payable

We currently owe a vendor $484,009 as an interest-bearing trade payable. This trade payable bears simple annual interest at a rate of 12%. As collateral, we granted the vendor a primary lien on certain of our equipment. The carrying value of this equipment is zero. This agreement matured in August 2018. Even though this agreement has matured, the creditor has not demanded payment. There are no covenant requirements to meet that would expose the Company to default situations.

Seller Note Payable

On December 2, 2022, we entered into an Amended and Restated Purchase and Sale Agreement (“Purchase and Sale Agreement”) with the seller of certain marine equipment (“Seller”). Pursuant to the Purchase and Sale Agreement, Seller agreed to sell us the marine equipment, related tooling items and spares for $2.5 million. On or before the closing date, Odyssey paid the Seller $1.1 million for the acquisition of the assets. Pursuant to the Purchase and Sale Agreement, we paid the Seller the $1.4 million balance of the purchase price as a fully amortizing loan, bearing interest at a rate of 20% per annum, maturing on June 5, 2024 (the “Seller Note”). On April 4, 2023, we paid this loan in full using the proceeds from the April 4, 2023 sale-leaseback transaction discussed in Note 13.

AFCO Insurance Note Payable

On November 1, 2023, we entered into the Premium Finance Agreement with AFCO Credit Corporation (“AFCO”). Pursuant to the Premium Finance Agreement, AFCO agreed to finance the D&O Insurance premiums evidenced by the promissory note, bearing interest at a rate of 7.20% per annum, maturing on October 31, 2024.

On November 1, 2022, we entered into the Premium Finance Agreement with AFCO. Pursuant to the Premium Finance Agreement, AFCO agreed to finance the D&O Insurance premiums evidenced by the promissory note, bearing interest at a rate of 4.95% per annum, that matured on November 30, 2023.

Galileo

On February 28, 2023, Odyssey issued a $300,000 11.0% Promissory Note to Galileo NCC Inc (“Galileo”). The Promissory Note was payable on April 1, 2023. On March 6, 2023, Odyssey repaid this note payable in full with proceeds from the issuance of the March 2023 Note (as defined below).

March 2023 Note and Warrant Purchase Agreement

On March 6, 2023, Odyssey entered into a Note and Warrant Purchase Agreement (the “March 2023 Note Purchase Agreement”) with an institutional investor pursuant to which Odyssey issued and sold to the investor (a) a promissory note (the “March 2023 Note”) in the principal amount of up to $14.0 million and (b) a warrant (the “March 2023 Warrant” and, together with the March 2023 Note, the “March 2023 Securities”) to purchase shares of Odyssey’s common stock. The total proceeds of $14.0 million were allocated between debt and equity for the warrants based on the relative fair value of the two instruments. As a result, there was a debt discount of $3,742,362, which is being amortized over the remaining term of the March 2023 Note Purchase Agreement using the effective interest method, which is charged to interest expense. We incurred $98,504 in related fees which are being amortized over the term of the March 2023 Note Purchase Agreement and charged to interest expense.

The principal amount outstanding under the March 2023 Note bears interest at the rate of 11.0% per annum, and interest is payable in cash on a quarterly basis, except that, (a) at Odyssey’s option and upon notice to the holder of the March 2023 Note, any quarterly interest payment may be satisfied, in lieu of paying such cash interest, by adding an equivalent amount to the principal amount of the March 2023 Note (“PIK Interest”), and (b) the first quarterly interest payment due under the March 2023 Note will be satisfied with PIK Interest. The March 2023 Note provides Odyssey with the right, but not the obligation, upon notice to the holder of the March 2023 Note to redeem (x) at any time before the first anniversary of the issuance of the March 2023 Note, all or any portion of the indebtedness outstanding under the March 2023 Note (together with all accrued and unpaid interest, including PIK Interest) for an amount equal to one hundred twenty percent (120%) of the outstanding principal amount so being redeemed, and (y) at any time on or after the first anniversary of the issuance of the March 2023 Note, all or any portion of the indebtedness outstanding under the March 2023 Note (together with all accrued and unpaid interest, including PIK Interest). Unless the March 2023 Note is sooner redeemed at Odyssey’s option, all indebtedness under the March 2023 Note is due and payable on September 6, 2024. Under the terms of the March 2023 Note Purchase Agreement, Odyssey agreed to use the proceeds of the sale of the Securities to fund Odyssey’s obligations under the Termination Agreement (as defined above), to pay legal fees and costs related to Odyssey’s NAFTA arbitration against the United Mexican States, to pay fees and expenses related to the transactions contemplated by the March 2023 Note Purchase Agreement, and for working capital and other general corporate expenditures. Odyssey’s obligations under Note are secured by a security interest in substantially all of Odyssey’s assets (subject to limited stated exclusions).

Under the terms of the March 2023 Warrant, the holder has the right for a period of three years after issuance to purchase up to 3,703,703 shares of Odyssey’s common stock at an exercise price of $3.78 per share, which represents 120.0% of the official closing price of Odyssey’s common stock on the Nasdaq Capital Market immediately preceding the signing of the March 2023 Note Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Upon exercise of the March 2023 Warrant, Odyssey has the option to either (a) deliver the shares of common stock issuable upon exercise or (b) pay to the holder an amount equal to the difference between (i) the aggregate exercise price payable under the notice of exercise and (ii) the product of (A) the number of shares of common stock indicated in the notice of exercise multiplied by (B) the arithmetic average of the daily volume-weighted average price of the common stock on the Nasdaq Capital Market for the five consecutive trading days ending on, and including, the trading day immediately prior to the date of the notice of exercise. The warrant provides for customary adjustments to the exercise price and the number of shares of common stock issuable upon exercise in the event of a stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation, or the like.

On March 6, 2023, the Company recognized the fair value of the March 2023 Warrant using the Black-Scholes valuation technique at $3,742,362 and classified the warrants as equity and debt discount of the March 2023 Note.

In connection with the execution and delivery of the March 2023 Note Purchase Agreement, Odyssey entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Odyssey registered the offer and sale of the shares (the “Exercise Shares”) of Odyssey common stock issuable upon exercise of the Warrant in a Prospectus filed with the Securities and Exchange Commission (the “SEC”) and declared effective as of June 1, 2023.

For the year ended December 31, 2023, the Company incurred $2,044,377 for the amortization of the debt discount, which has been recorded in interest expense and $53,810 interest from the fee amortization which has been recorded in interest expense. The December 31, 2023 carrying value of the debt was $13,116,138, which includes of interest Paid In Kind (“PIK”) of $858,816, and was net of unamortized debt fees of $44,693, net of unamortized debt discount of $1,697,985 associated with the fair value of the warrant. The total face value of this obligation at December 31, 2023 was $14,858,816.

37North

On June 29, 2023 we entered into a Note Purchase Agreement (“Note Agreement”) with 37N pursuant to which 37N agreed to loan us $1,000,000. The proceeds from this transaction were received in full on June 29, 2023. Pursuant to the Note Agreement, the indebtedness was non-interest bearing and matured on July 30, 2023. At any time from 31 days after the maturity date, 37N has the option to convert all or a portion of the outstanding amount of the indebtedness into conversion shares equal to the quotient obtained by dividing (A) 120% of the amount of the indebtedness, by (B) the lower of $3.66 or 70% of the 10-day volume-weighted average principal (“VWAP”) market trading price of Common Stock. The aggregate maximum number of shares of Common Stock to be issued in connection with conversion of the indebtedness is not to exceed (i) 19.9% of the outstanding shares of Common Stock prior to the date of the Agreement, (ii) 19.9% of the combined voting power of the outstanding voting securities, or (iii) such number of shares of Common Stock that would violate the applicable listing rules of the Principal Market if the stockholders did not approve the issuance of Common Stock upon conversion of the indebtedness.

Any time prior to maturity, we had the option to prepay the indebtedness at an amount of 108% of the unpaid principal. From the maturity date to 29 days after the maturity date (August 27, 2023), we were permitted to repay all (but not less than) of an amount equal to 112.5% of the unpaid amount of the indebtedness. At any time after the 30th day after the maturity date (August 28, 2023), we are permitted to repay all (but not less than) of an amount equal to 115% of the unpaid amount of the indebtedness after 10 days’ notice. If 37N delivers an exercise notice during this 10-day period, the Note would be converted to shares of Common Stock, instead of being repaid. As of December 31, 2023, we have not repaid this Note Agreement.

If 37N delivers an exercise notice and the number of shares issuable is limited by the 19.9% limitation outlined above, then we are permitted to repay all the remaining unpaid amount of the Loan in an amount equal to 130% of the remaining unpaid amount. On December 27, 2023, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $360,003 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock. In accordance with the Note Agreement, based on the applicable conversation rate of $2.3226 under the agreement, we issued 155,000 shares of our common Stock to 37N on December 29, 2023.

We evaluated the indebtedness and, based on the criteria of ASC 480 Distinguishing Liabilities from Equity and 815 Derivatives and Hedging, the 37N convertible note is classified as a liability on the consolidated balance sheet with a share settled redemption feature that is recorded as an embedded derivative. As a result, the share settled redemption and conversion features were recorded at fair value at each reporting period outstanding with changes recognized through Interest expenses on the consolidated statement of operations. The Company analyzed the conversion feature of the note and determined that, because it includes a conditional obligation to issue a variable number of shares based on a fixed amount known at inception, the debt is properly classified as a liability in the balance sheet. The Company identified seven embedded features, all of which were of de minimis fair value other than the Share Settled Redemption Feature. As such, only that was bifurcated and accounted for separately from the debt host. Certain default put provisions were not considered to be clearly and closely related to the debt host, but management concluded that the value of these default put provisions was de minimis.

At December 31, 2023, the debt instrument and embedded derivatives were recorded on the consolidated balance sheets at fair value of $804,997 and $702,291, respectively, under Loans payable – short term and Derivative liabilities and other – long term.

On March 7, 2022, we entered into a Note Purchase Agreement (“2022 Note Agreement”) with 37N in which 37N agreed to loan us up to $2,000,000. These loan proceeds were received in full on March 25, 2022. Pursuant to the 2022 Note Agreement, the indebtedness was non-interest bearing and matured on June 25, 2022. Anytime from 30 days after the maturity date, 37N had the option to convert all or a portion of the outstanding amount of the indebtedness into conversion shares equal to the quotient obtained by dividing (A) 125% of the amount of the indebtedness, by (B) the lower of $5.94 and 70% of the 10-day VWAP. The aggregate maximum number of shares of Common Stock to be issued in connection with conversion of the indebtedness was not to exceed (i) 19.9% of the outstanding shares of Common Stock prior to the date of the 2022 Note Agreement, (ii) 19.9% of the combined voting power of the outstanding voting securities, or iii) exceed the applicable listing rules of the Principal Market if the stockholders did not approve the issuance of Common Stock upon conversion of the indebtedness.

Any time prior to maturity, we had the option to prepay the indebtedness at an amount of 110% of the unpaid principal. From the maturity date to 29 days after the maturity date (July 24, 2022), we were permitted to prepay all (but not less than) an amount equal to 115% of the unpaid amount of the indebtedness. Anytime, after the 30th day after the maturity date (July 25, 2022), we were permitted to prepay all (but not less than) an amount equal to 125% of the unpaid amount of the indebtedness, however, we were required to provide 37N a prepayment notice at least 10 days prior to repayment. If 37N delivered an exercise notice during this 10-day period, the Note would be converted, rather than prepaid.

If 37N delivered an exercise notice and the number of shares issuable is limited by the 19.9% limitation outlined above, then we were permitted to prepay all (but not less than all) an amount equal to 130% of the remaining unpaid amount.

On June 29, 2022, the Company paid $2,200,000 of the outstanding amounts payable under the 2022 Note Agreement with 37N. On July 6, 2022, the Company paid the remaining $100,000 of the outstanding amounts payable under the 2022 Note Agreement with 37N.

December 2023 Note and Warrant Purchase Agreement

On December 1, 2023, we entered into a Note and Warrant Purchase Agreement (the “December 2023 Note Purchase Agreement”) with institutional investors pursuant to which we issued and sold to the investors (a) a series of promissory notes (the “December 2023 Notes”) in the principal amount of up to $6.0 million and (b) two tranches of warrants (the “December 2023 Warrants” and, together with the December 2023 Notes, the “December 2023 Securities”) to purchase shares of our common stock. We issued December 2023 Notes in the aggregate amount of $3.75 million and related warrants on December 1, 2023, and December 2023 Notes in the aggregate amount of $2.25 million and related warrants on December 28, 2023.

The principal amount outstanding under the December 2023 Notes bears interest at the rate of 11.0% per annum, and interest is payable in cash on a quarterly basis, except that, (a) at our option and upon notice to the holder of the December 2023 Notes, any quarterly interest payment may be satisfied, in lieu of paying such cash interest, by adding an equivalent amount to the principal amount of the December 2023 Notes (“December 2023 PIK Interest”), and (b) the first quarterly interest payment due under the December 2023 Notes will be satisfied with December 2023 PIK Interest. The December 2023 Notes provide us with the right, but not the obligation, upon notice to the holders of the December 2023 Notes to redeem (x) at any time before the first anniversary of the issuance of the December 2023 Notes, all or any portion of the indebtedness outstanding under the December 2023 Notes (together with all accrued and unpaid interest, including December 2023 PIK Interest) for an amount equal to one hundred twenty percent (120%) of the outstanding principal amount so being redeemed, and (y) at any time on or after the first anniversary of the issuance of the December 2023 Notes, all or any portion of the indebtedness outstanding under the December 2023 Notes (together with all accrued and unpaid interest, including December 2023 PIK Interest). Unless the December 2023 Notes are sooner redeemed at our option, all indebtedness under the December 2023 Notes is due and payable on June 1, 2025. Under the terms of the December 2023 Note Purchase Agreement, we agreed to use the proceeds of the sale of the December 2023 Securities for working capital and other general corporate expenditures and to pay fees and expenses related to the transactions contemplated by the December 2023 Note Purchase Agreement. Our obligations under December 2023 Notes are secured by a pledge of and security interest in our equity interests in Odyssey Marine Cayman Limited (subject to limited stated exclusions).

Under the terms of the first tranche of December 2023 Warrants, the holders have the right for a period of three years after issuance to purchase an aggregate of up to 1,411,765 shares of our common stock at an exercise price of $4.25 per share, which represents 120.0% of the official closing price of our common stock on the Nasdaq Capital Market immediately preceding the signing of the December 2023 Note Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Under the terms of the second tranche of December 2023 Warrants, the holders have the right for a period of three years after issuance to purchase an aggregate of up to 211,565 shares of our common stock at an exercise price of $7.09 per share, which represents 200.0% of the official closing price of our common stock on the Nasdaq Capital Market immediately preceding the signing of the December 2023 Note Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Upon exercise of the December 2023 Warrants, Odyssey has the option to either (a) deliver the shares of common stock issuable upon exercise or (b) pay to the holder an amount equal to the difference between (i) the aggregate exercise price payable under the notice of exercise and (ii) the product of (A) the number of shares of common stock indicated in the notice of exercise multiplied by (B) the arithmetic average of the daily volume-weighted average price of the common stock on the Nasdaq Capital Market for the five consecutive trading days ending on, and including, the trading day immediately prior to the date of the notice of exercise. The December 2023 Warrants provide the holders with a cashless exercise option if we have announced payment of a dividend or distribution on account of our common stock. The December 2023 Warrants also include customary adjustments to the exercise price and the number of shares of common stock issuable upon exercise in the event of a stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation, or the like.

In connection with the execution and delivery of the December 2023 Note Purchase Agreement, we entered into a registration rights agreement (the “December 2023 Registration Rights Agreement”) pursuant to which we agreed to register the offer and sale of the shares (the “December 2023 Exercise Shares”) of our common stock issuable upon exercise of the December 2023 Warrants. Pursuant to the December 2023 Registration Rights Agreement, we agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the December 2023 Exercise Shares and to use our reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter, subject to stated deadlines.

The Company determined that the December 2023 Warrants meet the definition of a derivative and are not considered indexed to the Company’s own stock due to the settlement adjustment that provides that the share price input upon cashless exercise is always based on the highest of three prices. As such, the December 2023 Warrants were recognized as derivative liabilities and will be initially and subsequentially measured at fair value with the gain or loss due to changes in fair value recognized in the current period. The Company noted that when debt is issued with liability-classified stock purchase warrants, the residual method should be used so that the warrants are recognized at fair value at issuance and the residual proceeds are allocated to the debt.

We incurred $65,500 in related expenses, which are being amortized over the term of the December 2023 Note Purchase Agreement and charged to interest expense. The total proceeds of $6.0 million were allocated between debt and warrant liability by recognizing the warrants at their full fair value and allocating the residual proceeds to the December 2023 Notes. The initial fair value of the December 2023 Warrants was $2,392,563, resulting in a corresponding discount on the December 2023 Notes which is being amortized over the remaining term of the December 2023 Note Purchase Agreement using the effective interest method, which is charged to interest expense.

For the year ended December 31, 2023, we recorded $135,099 of interest expense from the amortization of the debt discount and $3,705 interest from the fee amortization, respectively. At December 31, 2023, the carrying value of the debt was $3,680,741 and was net of unamortized debt fees of $61,795, net of unamortized debt discount of $2,257,464 associated with the fair value of the warrant. The total face value of this obligation at December 31, 2023 was $6,611,839. The interest rate of the December 2023 Notes was 11.0% as of December 31, 2023.

Accrued interest

Total accrued interest associated with our financing was $912,615 and $12,265,891 as of December 31, 2023 and 2022, respectively.

NOTE 12 FAIR VALUE FINANCIAL INSTRUMENTS

Derivative Financial Instruments

Litigation financing

On June 14, 2019, Odyssey and Exploraciones Oceánicas S. de R.L. de C.V., our Mexican subsidiary (“ExO” and, together with Odyssey, the “Claimholder”), and Poplar Falls LLC (the “Funder”) entered into an International Claims Enforcement Agreement (the “Agreement”), pursuant to which the Funder agreed to provide financial assistance to the Claimholder to facilitate the prosecution and recovery of the claim by the Claimholder against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA related to the development of an undersea phosphate deposit off the coast of Baja Sur, Mexico (the “Project”), on our own behalf and on behalf of ExO and United Mexican States (the “Subject Claim”). Pursuant to the Agreement, the Funder agreed to specified fees and expenses regarding the Subject Claim (the “Claims Payments”) incrementally and at the Funder’s sole discretion. The fair value of this derivative instrument at December 31, 2023 is $52.1 million and is recorded in our consolidated balance sheet in Derivative liabilities and other – long term.

Under the terms of the Agreement, the Funder agreed to make Claims Payments in an aggregate amount not to exceed $6,500,000 (the “Maximum Investment Amount”). The Maximum Investment Amount will be made available to the Claimholder in two phases, as set forth below:

(a) a first phase, in which the Funder shall make Claims Payments in an aggregate amount no greater than $1,500,000 for the payment of antecedent and ongoing costs (“Phase I Investment Amount”); and

(b) a second phase, in which the Funder shall make Claims Payments in an aggregate amount no greater than $5,000,000 for the purposes of pursuing the Subject Claim to a final award (“Phase II Investment Amount”).

Upon exhaustion of the Phase I Investment Amount, the Claimholder will have the option to request Tranche A of the Phase II Investment Amount, consisting of funding up to $3.5 million (“Tranche A Committed Amount”). Upon exhaustion of the Tranche A Committed Amount, the Claimholder will have the option to request Tranche B of the Phase II Investment Amount, consisting of funding of up to $1.5 million (“Tranche B Committed Amount”). The Claimholder must exercise its option to receive the Tranche A Committed Amount in writing, no less than thirty days before submitting a Funding Request to the Funder under Tranche A. The Claimholder must exercise its option to receive the Tranche B Committed Amount in writing within forty-five days after the exhaustion of the Tranche A Committed Amount. Pursuant to the Agreement, the Claimholder agreed that, upon exercising the Claimholder’s option to receive funds under Phase I, Tranche A of Phase II, or Tranche B of Phase II, the Funder will be the sole source of third-party funding for the specified fees and expenses of the Subject Claim under each respective phase and tranche covered by the option exercised, and the Claimholder will obtain funding for such fees and expenses, only as set forth in the Agreement. The Funder was due closing fee of $80,000 for the Phase I Investment Amount, and $80,000 for the Phase II Investment Amount to pay third parties in connection with due diligence and other administrative and transaction costs incurred by the Funder prior to and in furtherance of execution of the Agreement.

Upon the Funder making Claims Payments to the Claimholder or its designees in an aggregate amount equal to the Maximum Investment Amount, the Funder has the option to continue funding the specified fees and expenses in relation to the Subject Claim on the same terms and conditions provided in the Agreement. The Funder must exercise its option to continue funding in writing, within thirty days after the Funder has made Claims Payments in an aggregate amount equal to the Maximum Investment Amount. If the Funder exercises its option to continue funding, the parties agreed to attempt in good faith to amend the Agreement to provide the Funder with the right to provide at the Funder’s discretion funding in excess of the Maximum Investment Amount, in an amount up to the greatest amount that may then be reasonably expected to be committed for investment in Subject Claim. If the Funder declines to exercise its option, the Claimholder may negotiate and enter into agreements with one or more third parties to provide funding, which shall be subordinate to the Funder’s rights under the Agreement.

The Agreement provides that the Claimholder may at any time without the consent of the Funder either settle or refuse to settle the Subject Claim for any amount; provided, however, that if the Claimholder settles the Subject Claim without the Funder’s consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the value of the Recovery Percentage (as defined below) will be deemed to be the greater of (a) the Recovery Percentage (under Phase I or Phase II, as applicable), or (b) the total amount of all Claims Payments made in connection with such Subject Claim multiplied by three (3).

If the Claimholder ceases the Subject Claim for any reason other than (a) a full and final arbitral award against the Claimholder or (b) a full and final monetary settlement of the claims, including in particular, for a grant of an environmental permit to the Claimholder allowing it to proceed with the Project (with or without a monetary component), all Claims Payments under Phase I and, if Claimholder has exercised the corresponding option, the Tranche A Committed Amount and Tranche B Committed Amount, shall immediately convert to a senior secured liability of the Claimholder. This sum shall incur an annualized internal rate of return (“IRR”) of 50.0% retroactive to the date each Funding Request was paid by the Funder (under Phase I), or, to the conversion date for the Tranche A Committed Amount and Tranche B Committed Amount of Phase II if the Claimholder has exercised the respective option (collectively, the “Conversion Amount”). Such Conversion Amount and any and all accrued IRR shall be payable in-full by the Claimholder within 24 months of the date of such conversion, after which time any outstanding Conversion Amounts, shall accrue an (“IRR”) of 100.0%, retroactive to the conversion date (the “Penalty Interest Amount”). The Claimholder will execute such documents and take other actions as necessary to grant the Funder a senior security interest on and over all sums due and owing by the Claimholder in order to secure its obligation to pay the Conversion Amount to the Funder. If the Claimholder ceases the Subject Claim due to the grant of an environmental permit (with or without a monetary component), all Claims Payments under Phase 1 and, if the Claimholder has exercised the corresponding option, the Tranche A Committed Amount and Tranche B Committed Amount shall immediately convert to a senior secured liability of the Claimholder and shall incur an annualized an IRR of 50.0% on the Conversion Amount, from the conversion date. Management has estimated it is more likely than not the Subject Claim will result in the issuance of the environmental permit requiring us to record interest under US GAAP. Reliance should not be placed on this estimate in determining the likely outcome of the Subject Claim.

If, at any time after exercising its option to receive funds under either Tranche A or Tranche B of Phase II, the Claimholder wishes to fund the Subject Claim with its own capital (“Self-Funding”) (which excludes any Claims Payments made, either directly or indirectly, by any other third party), the Claimholder shall immediately pay to the Funder the Conversion Amount, provided that this requirement shall not apply if, after the Funder has made Claims Payments in an aggregate amount equal to the Maximum Investment Amount, the Funder does not exercise its option to provide Follow-On Funding.

In the event of any receipt of proceeds resulting from the Subject Claim (“Proceeds”), the Funder shall be entitled to any additional sums above the Conversion Amount to which the Funder is entitled as described below. Should the Claimholder cease the Subject Claim as described above after Self-Funding the Claim, accrued IRR and Penalty Interest shall be calculated and paid to the Funder as set forth above. The Funder’s rights to the Recovery Percentage as defined below shall survive any decision by Claimholder to utilize Self-Funding. The parties acknowledge this Agreement constitutes a sale of the right to a portion of the Proceeds (if any) arising from the Subject Claim as set forth in this Agreement. The Claimholder has relinquished its right to the portion of the proceeds, if any, that the Funder would have the right to as described below. This sale of proceeds is being accounted for under the guidance of ASC 815 Derivatives and Hedging)

On each Distribution Date, distributions of the Proceeds shall be made to the Claimholder and the Funder in accordance with subparagraph (a) or (b) below (the “Recovery Percentage”), as applicable:

(a) If the Claimholder receives only the Phase I Investment Amount from the Funder, the first Proceeds shall be distributed as follows:

(i) first, 100.0% to the Funder, until the cumulative amount distributed to the Funder equals the total Claims Payments paid by the Funder under Phase I;

(ii) second, 100.0% to the Funder until the cumulative amount distributed to the Funder equals an IRR of 20% of Claims Payments paid by the Funder under Phase I (“Phase I Compensation”), per annum; and

(iii) thereafter, 100.0% to the Claimholder.

(b) If the Claimholder exercises its options to receive Tranche A or both Tranche A and Tranche B of the Phase II Investment Amount, the first Proceeds shall be distributed as follows:

(i) first, 100.0% to the Funder until the cumulative amount distributed to the Funder equals the total Claims Payments paid by the Funder under Phases I and II;

(ii) second, 100.0% to the Funder until the cumulative amount distributed to the Funder equals an additional 300.0% of Phase I Investment Amount; plus an additional 300% of the Tranche A Committed Amount (i.e. 300.0% of $3.5 million), less any amounts remaining of the Tranche A Committed Amount that the Funder did not pay as Claims Payments; plus an additional 300.0% of the Tranche B Committed Amount (i.e. 300.0% of $1.5 million), if the Claimholder exercises the Tranche B funding option, less any amounts remaining of the Tranche B Committed Amount that the Funder did not pay as Claims Payments;

(iii) third, for each $10,000 in specified fees and expenses paid by the Funder under Phase I and Phase II and any amounts over each $10,000 of the Tranche A Committed Amount and the Tranche B Committed Amount (if the Claimholder exercises the Tranche B funding option), 0.01% of the total Proceeds from any recoveries after repayment of (i) and (ii) above, to the Funder; and

(iv) thereafter, 100% to the Claimholder.

The Agreement provides that if no Proceeds are ever paid to or received by the Claimholder or its representatives and if the environmental permit is not issued, the Funder shall have no right of recourse or right of action against the Claimholder or its representatives, or any of their respective property, assets, or undertakings, except as otherwise specifically contemplated by the Agreement. If (a) Proceeds are paid to or received by the Claimholder or its representatives; (b) such Proceeds are promptly applied and/or distributed by the Claimholder or on behalf of the Claimholder in accordance with the terms of the Agreement; and (c) the amount received by the Funder as a result thereof is not sufficient to pay all of the Recovery Percentage and all of the amounts due to the Funder under the Agreement, then (provided that all of the Proceeds which the Funder will ever be entitled to have been paid to or received by the Funder), the Funder shall have no right of recourse or action against the Claimholder or its Representatives, or any of their property, assets, or undertakings, except as otherwise specifically contemplated by the Agreement. Pursuant to the Agreement, the Claimholder acknowledged the Funder’s priority right, title, and interest in any Proceeds, including against any available collateral to secure its obligations under the Agreement, which security interest shall be first in priority as against all other security interests in the Proceeds. The Claimholder also acknowledged and agreed to execute and authorize the filing of a financing statement or similar and to take such other actions in such jurisdictions as the Funder, in its sole discretion, deems necessary and appropriate to perfect such security interest. The Agreement also includes representations and warranties, covenants, conditions, termination and indemnification provisions, and other provisions customary for comparable arrangements.

Amendment and Restatement (January 31, 2020)

•

On January 31, 2020, the Claimholder and the Funder entered into an Amended and Restated International Claims Enforcement Agreement (the “Restated Agreement”). The material terms and provisions that were amended or otherwise modified are as follows:

•	The Funder agreed to provide up to $2.2 million in Arbitration Support Funds for the purpose of paying the Claimholder’s litigation support costs in connection with Subject Claim;

•	A closing fee of $200,000 was retained by the Funder in connection with due diligence and other transaction costs incurred by the Funder. This closing fee was expensed when incurred;

•

Warrants to purchase our common stock were issued that are exercisable for a period of five years beginning on the earlier of (a) the date on which the Claimholder ceases the Subject Claim for any reason other than a full and final arbitral award against the Claimholder or a full and final monetary settlement of the claims or (b) the date on which Proceeds are received and deposited into escrow. The exercise price per share is $3.99, and the Funder may exercise the warrant to purchase the number of shares of our common stock equal to the dollar amount of Arbitration Support Funds provided to us pursuant to the Restated Agreement divided by the exercise price per share (subject to customary adjustments and limitations); and

•	All other terms in the Restated Agreement are substantially the same as in the original Agreement.

During 2020, the Funder provided us with $2.0 million of the Arbitration Support Funds, and we incurred $200,000 in related fees that were treated as an additional advance. Upon each funding, the proceeds were allocated between debt and equity for the warrants based on the relative fair value of the two instruments. As a result, there was an immediate expense of $1,063,811 related to the derivative.

Although the warrants only become exercisable upon the occurrence of future events, they are considered issued for accounting purposes and were valued using a binomial lattice model. The expected volatility assumption was based on the historical volatility of our Common Stock. The expected life assumption was primarily based on management’s expectations of when the warrants will become exercisable and the risk-free interest rate for the expected term of the warrant is based on the U.S. Treasury yield curve in effect at the time of measurement. As a result, the fair value of these warrants, $1.1 million, was bifurcated from debt and allocated to equity. The debt then was accreted back up to its face value over a period of three years.

Second Amendment and Restatement (December 12, 2020)

On December 12, 2020, the Claimholder and the Funder entered into a Second Amended and Restated International Claims Enforcement Agreement (the “Second Restated Agreement”) relating to the Subject Claim. Under the terms of the Second Restated Agreement, the Funder has made and agreed to make Claims Payments in an aggregate amount not to exceed $20,000,000 (the “Maximum Investment Amount”). The Second Restated Agreement required the Funder to make Claims Payments in an aggregate amount no greater than $10,000,000 for the purposes of pursuing the Subject Claim to a final award (“Phase III Investment Amount”). We also incurred $200,000 in related fees which were treated as an additional advance and were expensed when incurred. This Second Restated Agreement includes the same representations and warranties, covenants, conditions, termination and indemnification provisions, and other provisions as in the original agreement.

Third Amendment and Restatement (June 14, 2021)

On June 14, 2021, the Claimholder and the Funder entered into a Third Amended and Restated International Claims Enforcement Agreement (the “Third Restated Agreement”) relating to the Subject Claim. Under the terms of the Third Restated Agreement, the Funder agreed to make Claims Payments in an aggregate amount not to exceed $25,000,000, an increase of $5.0 million (the “Incremental Amount”). The Third Restated Agreement requires the Claimholder to request $2.5 million of the Incremental Amount (the “First $2.5 Million”). Within 15 days after exhaustion of the First $2.5 Million, the Claimholder may either (a) request the remaining $2.5 million (the “Second $2.5 Million”) of the Incremental Amount or (b) notify the Funder that the Claimholder has decided to self-fund the Second $2.5 Million. We also incurred $80,000 in related fees which were treated as an additional advance. These fees were expensed when incurred. This Third Restated Agreement includes the same representations and warranties, covenants, conditions, termination and indemnification provisions, and other provisions as in the original agreement.

Waiver and Consent (March 6, 2023)

On March 6, 2023, the Claimholder and the Funder under the agreement entered into a Waiver and Consent Agreement, pursuant to which, among other things, the Funder consented (i) to consent to allow the Claimholder to fund certain costs and expenses arising from the Subject Claim from the Claimholder’s own capital in an aggregate amount not to exceed $5,000,000, and (ii) Odyssey paid a $1,000,000 nonrefundable waiver fee to the Funder, which was expensed to Other expenses when incurred.

The Company determined that the financing arrangement was a derivative, measured at fair value within the scope of ASC 815 Derivatives and Hedging. Subsequently, any changes in the fair value of the derivative will be reported in earnings on a quarterly basis. Fair value was calculated as the midpoint of estimated ranges of the probability-weighted present value of potential results based on management assumptions. As such, the fair value of the obligation on December 31, 2023, and 2022 was $52.1 million and $45.4 million, respectively, with changes in the fair value of $6.7 million and $15.7 million for the years ended December 31, 2023 and 2022, respectively.

See NOTE 2 for discussion of the correction of a material prior period error and fair value of financial instrument.

See NOTE 11 Loan Payable for discussion related to the accounting for the 37N embedded derivative.

Warrant Liability

2022 Warrant

On June 10, 2022, we sold an aggregate of 4,939,515 shares of our Common Stock and the 2022 Warrant to holders to purchase up to 4,939,515 shares of our common stock. The net proceeds received from sale, after offering expenses of $1.8 million, were $14.7 million. The shares of common stock and warrants were sold in units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $3.35 (the “2022 Warrant Price”) per share of common stock. Each unit was sold at a negotiated price of $3.35 per unit. The 2022 Warrant is exercisable at any time beginning on December 10, 2022, and ending on the close of business on June 10, 2027.

Under the terms of the 2022 Warrant agreement, the Holders are entitled, to purchase from the Company one share of Common Stock, at the price of $3.35 per share. The Company in its sole discretion may lower the 2022 Warrant Price at any time prior to the expiration date for a period of not less than twenty Business Days, provided that the Company shall provide at least twenty days prior written notice of such reduction to Holders of the 2022 Warrant and provided further that any such reduction shall be identical among all of the 2022 Warrant.

A Warrant may be exercised by the Holder by delivering the aggregate exercise price unless the Holder chooses net settlement via the cashless exercise option if, there is no active registration statement or available prospectus for the issuance of the Warrant Shares by the Holder. In a cashless exercise, the Holder will receive a number of Warrant Shares determined by dividing [(A-B) (X)] by (A), where (A) represents volume-weighted average price of the common stock or the bid price of common stock, depending on the circumstances, (B) represents the Exercise Price of the Warrant, as adjusted, and (X) represents the number of Warrant Shares that would be issued upon exercise of the Warrant, if it were a cash exercise rather than a cashless exercise.

If the Company fails to deliver the Warrant Shares to the Holder within a time frame required by the agreement, and the Holder is forced to purchase shares of Common Stock to fulfill a sale that was based on receiving the Warrant Shares (referred to as a “Buy-In”), then the Company must reimburse the Holder in cash for the difference between the total purchase price of the Common Stock purchased and the product of the number of Warrant Shares that should have been delivered and the sale price at which the obligation to purchase arose. The 2022 Warrants also included customary adjustments to the exercise price and the number of shares of common stock issuable upon exercise in the event of a stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation, or the like.

The Company determined that the 2022 Warrant meets the definition of a derivative and is not considered indexed to the Company’s own stock due to the input related to the price per share and any non-cash consideration. Management determined that this input would preclude the 2022 Warrant from being indexed to the Company’s stock given that this input could be affected by variables that are extraneous to the pricing of a fixed-for-fixed option or forward contract on equity shares. As such, the 2022 Warrant was recognized as derivative liabilities and will be initially and subsequentially measured at fair value with the gain or loss due to changes in fair value recognized in the current period. The Company noted that when debt is issued with liability-classified stock purchase warrants, the residual method should be used so that the warrants are recognized at fair value at issuance and the residual proceeds are allocated to the debt.

Management determined that the $1.8 million in incremental costs directly attributable to the Common Stock Offering and the issuance of the 2022 Warrant shall be allocated between the two instruments in proportion to the allocation of the issuance proceeds. Furthermore, the incremental costs allocated to the Common Stock were recorded as a reduction of the proceeds in equity while the incremental costs allocated to the 2022 Warrant of $1.087 million were expensed as incurred.

See NOTE 2 for discussion of the correction of a material prior period error and fair value of financial instrument.

See NOTE 11 Loan payable for discussion related to the accounting for the December 2023 Warrants.

Warrants

The Company’s oustanding and exercisable warrants as of December 31, 2023 are presented below:

Issue Date	Exercise Price	Total Warrants Outstanding	Exercisable Warrants Outstanding	Expiration Date
6/10/2022	$3.35	4,848,963	4,848,963	6/10/2027
3/6/2023	$3.78	3,703,711	3,703,711	3/6/2026
Various 2020	$3.99	551,378	551,378	**
12/1/2023	$4.25	1,411,769	1,411,769	12/1/2026
8/25/2020	$4.75	1,873,622	1,873,622	2/25/2024
7/19/2019	$5.76	196,135	196,135	7/8/2024
12/1/2023	$7.09	211,570	211,570	12/1/2026

		12,797,148	12,797,148

**

A five-year exercise period commences upon the earliest occurrence of either Trigger Date A or Trigger Date B. Trigger Date A is the date on which the Claimholder ceases the Subject Claim for any reason other than (i) a full and final arbitral award against the Claimholder or (ii) a full and final monetary settlement of the claim, see Note 12 Fair Value Financial Instruments – Litigation Financing. Trigger Date B is the date on which Proceeds are deposited into the Escrow Account.

Warrants

The Company’s fair value imputs of the warrants as of December 31, 2023 are presented below:

Issue Date	Stock price	Exercise price	Term in years	Volitility	Treasury Yield
6/10/2022	$4.65	$3.35	5 years	62.8%	3.84%
3/6/2023	$4.65	$3.78	3 years	63.7%	4.61%
12/1/2023	$4.65	$4.25	3 years	58.3%-59.9%	4.31%
12/1/2023	$4.65	$7.09	3 years	58.3%-59.9%	4.31%

Derivative liabilities

The Company’s fair value imputs of derivative liabilities as of December 31, 2023 are presented below:

Issue Date	Stock price	Exercise price	Term in years	Volitility	Treasury Yield
6/29/2023	$4.65	$3.70	0.75 year	59.5%	5.0%
6/4/2023	$4.65	$4.40	1 year	66.9%	4.8%

Put Option Liability

See NOTE 7 Investment in Unconsolidated Entities for discussion regarding the Ocean Minerals, LLC Exchange Agreement.

NOTE 13 - SALE-LEASEBACK FINANCING OBLIGATIONS

On April 4, 2023 and June 30, 2023, the Company’s subsidiaries sold marine equipment to separate third-party buyers for $3.5 million and $1.0 million, respectively. Simultaneously with each sale, the subsidiaries entered into lease agreements with each buyer of the respective marine equipment (the sale of the property and simultaneous leaseback is referred to as a “sale-leaseback”). Each of the leases is for a term of 4 years. Under the terms of the lease agreements, the initial base rent is $35,000 and $10,000 per month, respectively. As a part of each of the lease agreements, the lessee is granted an option to purchase the marine equipment back from the buyer, that can be exercised at any time during the period commencing on the first anniversary of the date of the agreements and ending on the day that is 120 days prior to the expiration of the lease term. If the lessee has not already delivered such notice at least 120 days prior to the expiration of the lease term, it is required to purchase the marine equipment upon the expiration of the lease term.

The Company accounted for the sale-leaseback transactions as financing transactions with the purchasers of the property in accordance with ASC Topic 842 as the lease agreements were determined to be finance leases. The Company concluded the lease agreements both met the qualifications to be classified as finance leases due to the obligation to repurchase the equipment.

The presence of a finance lease indicates that control of the equipment has not transferred to the buyer/lessor and, as such, the transactions were each deemed a “failed sale-leaseback” and must be accounted for as a financing arrangement. As a result of this determination, the Company is viewed as having received the sales proceeds from the buyer/lessor in the form of a hypothetical loan collateralized by its leased equipment. The hypothetical loan is payable as principal and interest in the form of “lease payments” to the buyer/lessor. As such, the Company will not derecognize the property from its books for accounting purposes until the lease ends.

ORI was one of Odyssey’s subsidiaries that entered into one of the sale-leaseback financing obligations noted above. As noted in the NOTE 7 Investment in Unconsolidated Entities footnote, Odyssey transferred all of its shares in ORI to OML as part of the Investment in OML. Pursuant to the OML Purchase Agreement, Odyssey is obligated to pay all amounts owed for rent and the repurchase of the marine equipment under the sale-leaseback agreement.

As of December 31, 2023, the carrying values of the financing liabilities were $3,202,044 and $910,288. The monthly lease payments are split between a reduction of principal and interest expense using the effective interest rate method. No gain or loss was recognized related to the sale-leasebacks.

Under the April 4, 2023 and June 30, 2023 sale-leasebacks, the Company recorded third party payments of $350,000 and $100,000 respectively, as a cost of the financing obligation and recorded them as a discount.

Remaining future cash payments related to the financing liability, for the fiscal years ending December 31 are as follows:

Year ending December 31,	Annual payment obligation
2024	$540,000
2025	540,000
2026	540,000
2027	4,700,000

$6,320,000

NOTE 14 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31, 2023	December 31, 2022 (As Restated)
Compensation and incentives	$5,239	$354,186
Professional services	296,332	470,672
Deposit	450,000	657,331
Interest	912,915	12,265,891
Exploration license fees	6,828,872	3,864,370
Other	—	3,057

Total accrued expenses	$8,493,358	$17,615,507

Deposits primarily consist of an earnest money deposit of $450,000 from CIC. The earnest money deposit relates to a draft agreement related to potential sale of a stake of our equity in CIC. This transaction has not yet been agreed upon or consummated.

NOTE 15 – STOCKHOLDERS’ EQUITY/(DEFICIT)

Common Stock

On December 27, 2023, 37N delivered an exercise notice to us pursuant to which it exercised its right to convert $300,003 of the outstanding indebtedness under the Note Agreement into shares of our Common Stock valued at $360,003. In accordance with the Note Agreement, and based on the applicable conversion rate of $2.3226 under the agreement, we issued 155,000 shares of our Common Stock to 37N on December 29, 2023.

On March 3, 2023, Odyssey, AHMSA, MINOSA and Phosphate One entered into the Termination Agreement whereby the parties agreed that, concurrently with the payment of the Termination Payment, a portion of the Minosa Notes would be deemed automatically converted into 304,879 shares of Odyssey’s common stock at a share market price of $3.28 per share.

On June 10, 2022, we sold an aggregate of 4,939,515 shares of our common stock and warrants to purchase up to 4,939,515 shares of our common stock. The net proceeds received from sale, after offering expenses of $14.7 million, were $1.8 million. The shares of common stock and warrants were sold in units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $3.35 per share of common stock. Each unit was sold at a negotiated price of $3.35 per unit. The warrants are exercisable at any time beginning on December 10, 2022, and ending on the close of business on June 10, 2027.

Warrants

The following table summarizes our common stock warrants outstanding at December 31, 2023 and 2022:

Issue Date	December 31, 2023	December 31, 2022	Exercise Price	Termination Date
6/10/2022	4,848,963	4,939,515	$3.35	12/10/2027
3/6/2023	3,703,703	—	$3.78	3/6/2026
Various 2020	551,378	551,378	$3.99		**
12/1/2023	1,411,769	—	$4.25	12/1/2026
8/14/2020	—	131,816	$4.67	8/14/2023
8/25/2020	1,873,622	1,873,622	$4.75	2/25/2024
7/19/2019	196,135	196,135	$5.76	7/8/2024
12/1/2023	211,569	—	$7.09	12/1/2026
11/2/2018	—	700,000	$7.16	11/2/2023

	12,797,139	8,392,466

**

A five-year term commences upon the earliest occurrence of either Trigger Date A or Trigger Date B. Trigger Date A is the date on which the Claimholder ceases the Subject Claim for any reason other than (i) a full and final arbitral award against the Claimholder or (ii) a full and final monetary settlement of the claim, see NOTE 12 Fair Value Financial Instruments – Litigation Financing. Trigger Date B is the date on which Proceeds are deposited into the Escrow Account.

In conjunction with the December 2023 Note Purchase Agreement on December 1, 2023, as described above, we issued December 2023 Notes in the aggregate amount of $3.75 million and related warrants on December 1, 2023, and December 2023 Notes in the aggregate amount of $2.25 million and related warrants on December 28, 2023. Under the terms of the first tranche of December 2023 Warrants, the holders have the right for a period of three years after issuance to purchase an aggregate of up to 1,411,769 shares of our common stock at an exercise price of $4.25 per share, which represents 120.0% of the official closing price of our common stock on the Nasdaq Capital Market immediately preceding the signing of the December 2023 Note Purchase Agreement, upon delivery of a notice of exercise to Odyssey. Under the terms of the second tranche of December 2023 Warrants, the holders have the right for a period of three years after issuance to purchase an aggregate of up to 211,569 shares of our common stock at an exercise price of $7.09 per share, which represents 200.0% of the official closing price of our common stock on the Nasdaq Capital Market immediately preceding the signing of the December 2023 Note Purchase Agreement, upon delivery of a notice of exercise to Odyssey.

In conjunction with the March 2023 Note Purchase Agreement on March 6, 2023, as described above, we issued the March 2023 Warrants to purchase up to 3,703,703 shares of our common stock. The March 2023 Warrants have an exercise price of $3.78 per share and are exercisable at any time during the three years after issuance ending on the close of business on March 6, 2026.

In conjunction with our sale of shares common stock and warrants on July 10, 2022, as described under Note 12 Fair Value Financial Instruments, we issued warrants to purchase up to 4,939,515 shares of our common stock. The warrants have an exercise price of $3.35 per share and are exercisable at any time beginning on December 10, 2022, and ending on the close of business on June 10, 2027. During the three months ended September 30, 2023, holders of warrants issued by Odyssey on June 10, 2022, exercised 90,552 warrants with an exercise price of $3.35 per share.

In conjunction with our sale of shares common stock and warrants on August 25, 2020, we issued warrants to purchase up to 1,873,622 shares of our common stock. The warrants had an exercise price of $4.75 per share and are exercisable at any time during the three-year period commencing six months after the August 25, 2020, sale of our common stock, which was February 25, 2021. During March 2022, warrants to purchase 28,363 shares were exercised by a single investor. The exercise period expired on February 25, 2024.

Included in the Restated Agreement as described in NOTE 12 Fair Value Financial Instruments, during 2020, we issued a warrant allowing the Funder to purchase up to 551,378 shares of our common stock at $3.99. The warrant is contingently exercisable and will become exercisable on the date on which we cease the Subject Claim for any reason other than (i) a full and final arbitral award against the Claimholder or (ii) a full and final monetary settlement of the claims or the date on which Proceeds are deposited into the Escrow Account. The warrant has a five-year life that commences on the date it becomes exercisable. In conjunction with our sale of shares common stock and warrants on October 31, 2018, issued warrants to purchase up to 700,000 shares of common stock. The warrants have an exercise price of $7.155 per share of common stock and were exercisable in accordance with their terms at any time on or before the close of business on November 2, 2023. These warrants expired on November 2, 2023.

On July 12, 2018, in conjunction with a previous note and warrant purchase agreement, we issued warrants to purchase an aggregate of 65,625 shares of common stock in connection with the notes that were issued. These warrants had an expiration date of July 21, 2021, an exercise price of $12.00, and were exercisable to purchase 65,625 shares of our common stock. On July 8, 2019 we entered into a Second Amendment to Note and Warrant Purchase Agreement and Warrant Modification Agreement. As a result, the lenders now hold warrants to purchase an aggregate of 196,135 shares of our common stock at an exercise price of $5.756 per share. These warrants are exercisable at any time until July 12, 2024. On August 14, 2020, this loan was modified and extended to July 12, 2021. In conjunction with the extension, the lenders received warrants to purchase an aggregate of 131,816 shares of our common stock at $4.67 per share. These warrants expired on August 14, 2023.

Convertible Preferred Stock

On March 11, 2015, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Penelope (the “Investor”), and, solely with respect to certain provisions of the Stock Purchase Agreement, MINOSA. The Stock Purchase Agreement provides for the Company to issue and sell to the Investor shares of the Company’s preferred stock in the amounts set forth in the following table (numbers have been adjusted for the February 2016 reverse stock split):

Convertible Preferred Stock	Shares	Price Per Share	Total Investment
SeriesAA-1	8,427,004	$12.00	$101,124,048
SeriesAA-2	7,223,145	$6.00	43,338,870

	15,650,149		$144,462,918

The Investor’s option to purchase the Series AA-2 shares was subject to the closing price of the Common Stock on the Nasdaq market having been greater than or equal to $15.12 per share for a period of twenty (20) consecutive business days on which the Nasdaq market is open.

The closing of the sale and issuance of shares of the Company’s preferred stock to the Investor was subject to certain conditions, including the Company’s receipt of required approvals from the Company’s stockholders, the receipt of regulatory approval, performance by the Company of its obligations under the Stock Purchase Agreement, the listing of the underlying common stock on the Nasdaq Stock Market and the Investor’s satisfaction, in its sole discretion, with the viability of certain undersea mining projects of the Company. This transaction received stockholders’ approval on June 9, 2015. The closing of the sale and issuance of the preferred stock had not occurred as of December 31, 2022 and the Stock Purchase Agreement was terminated pursuant to an agreement dated March 3, 2023 (see further details at NOTE 11 Loans Payable – Minosa 1 and 2).

Stock-Based Compensation

We have three stock incentive plans. The first is the 2005 Stock Incentive Plan that expired in August 2015. After the expiration of this plan, equity instruments cannot be granted but this plan will continue in effect until all outstanding awards have been exercised in full or are no longer exercisable and all equity instruments have vested or been forfeited.

On June 9, 2015, our stockholders approved our 2015 Stock Incentive Plan (the “Plan”) that was adopted by our Board of Directors (the “Board”) on January 2, 2015, which is the effective date. The Plan expires on the tenth anniversary of the effective date. The Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. This plan was initially capitalized with 450,000 shares that may be granted. The Plan is intended to comply with Section 162(m) of the Internal Revenue Code, which stipulates that the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 83,333, and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000. The original maximum number of shares that were to be used for Incentive Stock Options (“ISO”) under the Plan was 450,000. During our June 2016 stockholders’ meeting, the stockholders approved the addition of 200,000 incremental shares to the Plan. As of December 31, 2023, there were no shares available to be issued under the 2015 Plan. With respect to each grant of an ISO to a participant who is not a ten percent stockholder, the exercise price shall not be less than the fair market value of a share on the date the ISO is granted. With respect to each grant of an ISO to a participant who is a ten percent stockholder, the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of a share on the date the ISO is granted. If an award is a non-qualified stock option (“NQSO”), the exercise price for each share shall be no less than (1) the minimum price required by applicable state law, or (2) the fair market value of a share on the date the NQSO is granted, whichever price is greatest. Any award intended to meet the performance-based exception must be granted with an exercise price not less than the fair market value of a share determined as of the date of such grant.

On March 26, 2019, our Board of Directors adopted and approved the 2019 Stock Incentive Plan (the “2019 Plan”), which was approved by our stockholders on June 3, 2019. The 2019 Plan expires on June 3, 2029. The 2019 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. The 2019 Plan was initially capitalized with 800,000 shares that may be granted. During our June 2022 stockholders’ meeting, the stockholders approved the addition of 1.6 million incremental shares to the 2019 Plan, which increased the number of shares authorized to 2.4 million shares. As of December 31, 2023, 678,339 shares were available to be issued under the 2019 Plan. The 2019 Plan includes the following features: no “evergreen” share reserve, prohibition on liberal share recycling, no repricing permitted without stockholder approval, no stock option reload features, no transfers of awards for value and dividends and dividends equivalent shall accrue and be paid only if and to the extent the common stock underlying the award become vested or payable.

Share-based compensation expense is recognized in the statement of operations during the period in which the value of the portion of share-based payment awards that are expected to vest, so it can be reduced for estimated forfeitures. The expense is determined on a straight-line basis over the requisite service period for the entire award. The amount of compensation costs recognized at any date is to be at least equal to the portion of grant-date value of the award that is vested at that date. The ASC 718 topic Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The share-based compensation charged against income, related to our options and restricted stock units, for the years ended December 31, 2023 and 2022 was $585,654 and $1,811,551, respectively.

We granted options to purchase an aggregate of 6,541 shares of Common Stock to directors on May 24, 2023, options to purchase an aggregate of 200,000 shares of common stock to officers on June 9, 2023, and options to purchase an aggregate of 57,500 and 417 shares of common stock to employees on August 7, 2023, and November 15, 2023, respectively. We granted 604,243 stock options to employees on December 9, 2022. The value of the stock options granted was determined using the Black-Scholes-Merton option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the life of the option. The options were valued with the following assumptions used for grants issued in the table below. Expected volatilities are based on historical volatility of our Common Stock. The expected term (in years) is determined using historical data to estimate option exercise patterns. The expected dividend yield is based on the annualized dividend rate over the vesting period. The risk-free interest rate is based on the rate for US Treasury bonds commensurate with the expected term of the granted option. Options issued to officers and employees typically vest over a three-year period. Options issued to directors vest immediately.

	November 15, 2023	August 7, 2023	June 9, 2023	May 24, 2023	December 9, 2022
Risk free interest rate	4.52%	4.16%	3.92%	3.76%	3.75%
Expected life	5 years	5 years	5 years	5 years	5 years
Expected volatility	63.67%	64.18%	63.88%	63.75%	83.56%
Expected dividend yield	—	—	—	—	—
Grant-date fair value	2.10	2.12	2.01	1.70	2.45

Additionally, on December 8, 2022, we granted 17,105 stock options to a non-employee contractor as an incentive. We did not grant stock options to any third parties in 2023. The fair value of each option grant to the third-party consultant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants issued in the table below.

December 8, 2022
Risk free interest rate	3.71%
Expected life	5 years
Expected volatility	83.53%
Expected dividend yield	—
Grant-date fair value	2.34

The Black-Scholes-Merton option pricing model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. Our options do not have the characteristics of traded options; therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of our options.

Additional information with respect to both plans’ stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Life
Outstanding at December 31, 2021	238,651	$15.95
Granted	621,348	$3.60
Exercised	—	$—
Cancelled	—	$—

Outstanding at December 31, 2022	859,999	$7.02
Granted	264,458	$3.55
Exercised	(62,846)	3.60
Cancelled	(123,987)	17.42

Outstanding at December 31, 2023	937,624	$4.90	3.62

Options exercisable at December 31, 2021	238,651	$15.95	4.82

Options exercisable at December 31, 2022	602,591	$8.49	3.71

Options exercisable at December 31, 2023	615,014	$5.60	3.25

The aggregate intrinsic values of options exercisable for the years ended December 31, 2023 and 2022 were $520,544 and $127,605, respectively. The aggregate intrinsic values of options outstanding for the years ended December 31, 2023 and 2022 were $872,540 and $202,587, respectively. The aggregate intrinsic values of options exercised during the years ended December 31, 2023 and 2022 are $65,988 and $0, respectively, determined as of the date of the option exercise. Aggregate intrinsic value represents the positive difference between our closing stock price at the end of a respective period and the exercise price multiplied by the number of relative options. The fair value of shares vested during the years ended December 31, 2023 and 2022 was $661,321 and $1,412,087, respectively. The fair value of shares unvested at December 31, 2023 and 2022 is $1,500,137 and $998,743, respectively.

As of December 31, 2023, there was $611,778 of unrecognized compensation cost related to unvested share-based compensation awards granted to employees related to granted stock options, which have an expected remaining life of 2.02 years.

The following table summarizes information about stock options outstanding at December 31, 2023:

	Stock Options Outstanding
Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$12.48 - $12.84	141,000	1.00	$12.49
$2.02 - $3.60	796,624	4.08	$3.55

	937,624	3.62	$4.90

The estimated fair value of each restricted stock award is calculated using the share price at the date of the grant. A summary of the status of the restricted stock awards as of December 31, 2023 and changes during the year ended December 31, 2023 is presented as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2022	45,618	$6.54
Granted	—
Vested	(31,537)
Cancelled	(3,994)

Unvested at December 31, 2023	10,087	$3.41

The fair value of shares underlying restricted stock units vested during the years ended December 31, 2023 and 2022 was $146,647 and $1,064,331, respectively. The fair value of unvested restricted stock units remaining at the years ended December 31, 2023 and 2022 is $46,905 and $176,998, respectively. The weighted-average grant date fair value of restricted stock units granted during the years ended December 31, 2023 and 2022 were $4.94 and $3.27, respectively. The weighted-average remaining contractual term of these restricted stock units at the years ended December 31, 2023 and 2022 are 0 and 2.3 years, respectively. As of December 31, 2023, there was a total of $34,405 unrecognized compensation cost related to unvested restricted stock awards.

Cuota Appreciation Rights

On August 4, 2017, the Company’s board of directors (the “Board”) adopted the Odyssey Marine Exploration, Inc. Key Employee Cuota Appreciation Rights (the “Key Employee Plan”) and the Odyssey Marine Exploration, Inc. Nonemployee Director Cuota Appreciation Rights (the “Director Plan” and, together with the Key Employee Plan, the “Cuota Plans”). The Cuota Plans provide for the award of cuota appreciation rights (“CARs”) to eligible participants. A “cuota” is a unit of equity interest under Panamanian law, and the value of the CARs will be determined based upon the appreciation, if any, in the value of the cuotas of Oceanica Resources, S. de R.L., a Panamanian sociedad de responsabilidad limitada (“Oceanica”), after the award of such CARs. The Company indirectly holds a majority stake in Oceanica.

The Board authorized the award of up to 750,000 CARs under the Key Employee Plan and the award of up to 600,000 CARs under the Director Plan. The terms of any CARs awarded under the Cuota Plans will be set forth in an award agreement between the Company and each participant, and the award agreement will set forth a vesting schedule for the CARs. In general, unvested CARs will be forfeited upon a participant’s separation of service from the Company, and all vested and unvested CARs will be forfeited upon a participant’s separation of service from the Company for “cause” (as defined in the Cuota Plans).

Each participant in the Cuota Plans will be entitled to be paid the value of such participant’s CARs upon the occurrence of a “payment event.” As used in the Cuota Plans, payment events consist of a change in control of the Company or the date specified in the applicable award agreement and, in the case of the Key Employee Plan, a separation of service without cause and the participant’s continuous employment with the Company until the date specified in the applicable award agreement. The value of CARs liability will be based upon the difference between the basis in the cuotas of Oceanica on the date of the award of the CARs, which is $3.00, and the fair value of the cuotas on the date used for the payment event, in each case as determined by the Board in accordance with the provisions of the Cuota Plans. The fair value of the cuota as of August 31, 2019 was $1.00. There is no active market for Oceanica’s securities, and there was no activity that would have materially changed the valuation at December 31, 2023.

During the year ended December 31, 2022 the 385,580 CARs, previously granted in 2018 in the Key Employee Plan expired. At December 31, 2023 and 2022, there were no vested CARs outstanding and there were no exercisable CARs outstanding related to the Key Employee Plan. At December 31, 2023 and 2022, there was no liability or associated compensation cost associated with these CARs. The CARs in the Nonemployee Director Plan were utilized as compensation for services, therefore these CARs vest upon grant. During the year ended December 31, 2022 the 292,663 CARs in the Nonemployee Director Plan had expired and, as such, the associated $315,235 liability was written-off and is included as a gain on Cuota Appreciation Rights extinguishment in our consolidated statements of operations. At December 31, 2023 and 2022, there were no vested and outstanding and there were no exercisable CARs outstanding related to the Nonemployee Director Plan. At December 31, 2023 and 2022, there were no issued or outstanding CARs, and therefore no liability recorded.

NOTE 16 – INCOME TAXES

As of December 31, 2023, the Company had consolidated income tax net operating loss (“NOL”) carryforwards for federal tax purposes of approximately $212,425,199 and net operating loss carryforwards for foreign income tax purposes of approximately $46,098,050. The federal NOL carryforwards from 2005 forward will expire in various years beginning 2025 and ending through the year 2035. From 2025 through 2027, approximately $29 million of the NOL will expire, and from 2028 through 2037, approximately $128 million of the NOL will expire. The NOL generated in 2018 through 2023 of approximately $55 million will be carried forward indefinitely.

The components of the provision for income tax (benefits) are attributable to continuing operations as follows:

	December 31, 2023	December 31, 2022 (As Restated)
Current
Federal	$—	$—
State	—	—

	$—	$—

Deferred
Federal	$—	$—
State	—	—

	$—	$—

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31, 2023	December 31, 2022 (As Restated)
Deferred tax assets:
Net operating loss and tax credit carryforwards	$67,688,664	$64,609,834
Start-up costs	—	6,033
Excess of book over tax depreciation	39,070	206,998
Stock option and restricted stock award expense	1,799,988	1,806,546
Debt Extinguishment	61,946	61,945
Less: valuation allowance	(69,345,930)	(66,461,662)

	$243,738	$229,694

Deferred tax liability:
Property and equipment basis	$84,020	$50,174
Prepaid expenses	159,718	179,520

	$243,738	$229,694

Net deferred tax asset	$—	$—

As reflected above, we have recorded a net deferred tax asset of $0 at December 31, 2023. As required by the Accounting for Income Taxes topic in the ASC, we have evaluated whether it is more likely than not that the deferred tax assets will be realized. Based on the available evidence, we have concluded that it is more likely than not that those assets would not be realized without the recognition of substantial taxable income in the future, thus a valuation allowance has been recorded as of December 31, 2023.

The change in the valuation allowance is as follows:

December 31, 2023	$69,345,930
December 31, 2022	66,461,662

Change in valuation allowance	$(2,884,268)

The federal and state income tax provision (benefit) is summarized as follows for the years ended:

	December 31, 2023	December 31, 2022 (Restated)
Expected (benefit)	$1,122,622	$(4,636,770)
Effects of:
State income taxes net of federal benefits	294,020	(1,214,392)
Nondeductible expense	698,160	78,422
Subpart F income	6,418,307	33,040
Equity method investment		—
Derivatives fair value	2,200,259	2,627,355
Change in valuation allowance	(1,721,451)	6,249,059
Foreign rate differential	(9,011,917)	(3,136,714)

	$—	$—

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income before income taxes primarily because of certain expenses deductible for financial reporting purposes that are not deductible for tax purposes, research and development tax credits, operating loss carryforwards, and adjustments to previously-recorded deferred tax assets and liabilities due to the enactment of the Tax Cuts and Jobs Act.

We have not recognized a material adjustment in the liability for unrecognized tax benefits and have not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

The earliest tax year still subject to examination by a major taxing jurisdiction is 2019.

NOTE 17 – MAJOR CUSTOMERS

For the year ended December 31, 2023, we had two customers, CIC and OML, which are both related parties (see NOTE 8 Related Party Transactions), that accounted for 100% of our total revenue in 2023. For the year ended December 31, 2022, we had one customer, CIC, that accounted for 100% of our total revenue in 2022.

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company may be subject to a variety of claims and suits that arise from time to time in the ordinary course of business. We are not a party to any litigation as a defendant where a loss contingency is required to be reflected in our consolidated financial statements.

Contingency

We owe consultants contingent success fees of up to $700,000 upon the approval and issuance of the ExO Project Environmental Impact Assessment (“EIA”) for our Mexican subsidiary. The EIA has not been approved as of the date of this report, and the contingent success fees have not been accrued.

Lease commitment

In August 2019, we entered into an operating lease for our corporate office space under a non-cancellable lease through August 2024 with monthly payments ranging from $11,789 to $13,269, not including sales tax. The lease provides for annual increases of base rent of 3% until the expiration date. Pursuant to ASC 842, an operating lease right of usage (“ROU”) asset and liability were recognized in the amount of $590,612 at inception of the lease based on the present value of lease payments over the remaining lease term. The ROU asset represents the Company’s right to use the underlying office space asset for the lease term, and the lease liability represents the Company’s obligation to make lease payments arising from the lease. Since the implicit rate of interest in the arrangement was not readily determinable, we utilized our incremental borrowing rate of 10% in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

During the third quarter of 2019, we entered into a five-year lease at the location of our corporate office space in Tampa, Florida to support our marine operations. The lease was effective October 1, 2019 and has monthly lease payments ranging from $4,040 to $4,547, not including sales tax, over the five-year term. We are accounting for this lease under ASC 842 which resulted in a right of use asset and lease obligation of $202,424. The discount used in determining the right of use asset was 10%.

At December 31, 2023, the ROU assets and lease obligations for our two real property operating leases were, $121,568 and $129,139, respectively.

The remaining lease payment obligations, which include an interest component of $4,675 are as follows:

Year ending December 31,	Annual payment obligation
2024	$133,814

$133,814

We recognized $223,515 and $218,000 in rent expense associated with these leases for the years ended December 31, 2023 and 2022, respectively.

2023 Special Bonus Plan

On September 8, 2023, the compensation committee of our board of directors approved the 2023 Special Bonus Plan (the “Bonus Plan”) for Odyssey’s full-time employees, including the chief executive officer and the other named executive officers, who meet the eligibility requirements set forth in the Bonus Plan. The Bonus Plan was approved in lieu of a traditional cash annual incentive plan for employees for 2023 in recognition of the significant dedication, work and sacrifice of Odyssey’s employees (including eligible employees under the Bonus Plan) to achieve a positive outcome for Odyssey with respect to Exploraciones Oceánicas S. de R.L. de C.V. (“ExO”), to continue to achieve success in other areas of the business with limited resources, and to incentivize the team to continue its efforts to maximize any monetary outcome with respect to ExO.

Pursuant to the Bonus Plan, individuals who were employed by Odyssey for the full year ending December 31, 2023, or whose employment or separation agreements indicate their eligibility to participate in the Bonus Plan, will be entitled to a one-time special cash bonus payment (a “Special Bonus”) if Odyssey profits significantly from its ownership of ExO, including pursuant to an award in the NAFTA arbitration case by Odyssey and ExO pending against the United States of Mexico. Any Special Bonus will be payable by Odyssey only if all of the following conditions are met within specified timeframes:

•

the tribunal in the pending arbitration issues a decision in favor of and a monetary award to Odyssey and/or ExO (an “Arbitration Award”); or (b) Odyssey enters into an agreement pursuant to which Odyssey is entitled to receive a monetary payment (a “Settlement”) relating to ExO or its mineral licenses; and

•

Odyssey receives cash payments from any combination of (a) a dividend or distribution resulting from an Arbitration Award or Settlement based on its indirect ownership interest in ExO; (b) an Award or Settlement, or any agreement to monetize an Award; or (c) repayment of certain promissory notes issued by or relating to ExO; and

•

the aggregate net cash payments received by Odyssey, after payment of or reservation of cash for all legal and other expenses, including litigation financing for the Arbitration, and all of ExO’s outstanding liabilities, equal at least $10 million. Odyssey has estimated that the amount of a monetary award or settlement amount would need to be at least $200 million for this condition to be satisfied.

If the Special Bonus conditions are satisfied, a Special Bonus will be payable to each eligible employee within 60 days of Odyssey’s receipt of the cash payments. The amount of the Special Bonus payments will be based on the amount of the net cash payment amount received by Odyssey. The Bonus Plan provides for various bonus pool amounts and percentages of each eligible employee’s salary based upon the amount of net cash payments received, and range from a pro rata share of an aggregate bonus pool of $750,000 if the net payments to Odyssey equal at least $10 million, to an amount equal to up to 40% of each eligible employee’s salary if the net payments to Odyssey equal at least $50 million, to a maximum amount equal to up to 250% of each eligible employee’s salary if the net payments to Odyssey equal at least $400 million. At each payment level, the aggregate Special Bonus paid would equal approximately 2% or less of the net proceeds received by Odyssey.

NOTE 19 – SUBSEQUENT EVENTS

We have evaluated subsequent events for recognition or disclosure through the date this Form 10-K is filed with the Securities and Exchange Commission.

In January 2024, we issued amended and restated warrants to the holders of the Warrant issued on March 6, 2023. The amended and restated warrants amended the terms of the original Warrant by including a cashless exercise option and extending to 65 days the notice that we are required to give holders prior to any dividend payment. A copy of the form of Amended and Restated Warrant to Purchase Stock is attached to this Comprehensive Form 10-K as Exhibit 4.4.

In January 2024, the Compensation Committee of the Board of Directors approved certain awards of stock options and restricted stock units (“RSUs”) consistent with past use of equity plan awards and executive compensation practices. In approving the awards, the Compensation Committee noted that the Company is operating with fewer executive officers and minimum staff levels, and the number of independent directors was reduced by two members during 2023, resulting in increased workloads for all officers, employees and directors. The Compensation Committee determined that equity awards are appropriate under these circumstances to incentivize personnel and promote retention. The committee approved the award and granted an aggregate of 592,200 stock options and 10,800 RSUs from the 2019 Stock Incentive Plan to officers, employees, and directors. The grant date of the stock options and RSUs was January 29, 2024. The exercise price of the stock options is $4.65 per share, which was the closing price of the Company’s common stock on the grant date. The stock options have a five-year term and were fully vested on January 29, 2024. Stock options issued to the Company’s independent directors were in lieu of the annual equity award that they would have been entitled to receive in June 2024.

In February 2024, we entered into an amendment to the December 2023 Registration Rights Agreement with the holders of the December 2023 Warrants pursuant to which the deadline by which we are required to file a registration statement covering the resale of the shares issuable upon exercise of the December 2023 Warrants was extended from February 14, 2024, to the earliest to occur of (a) the date that is five business days after the date on which the Company files its Form 10-K for the year ended December 31, 2023 with the SEC, or (b) April 15, 2024.

In February 2024, we entered into a Fourth Amendment of the OML Purchase Agreement pursuant to which the deadline for the second closing was extended to June 28, 2024.

On March 8, 2024, Odyssey received a letter from ICSID advising that the Tribunal in the NAFTA Arbitration “has continued to make progress in finalizing its determinations” and that it “expects to render the Award in the second quarter of this year.”

On May 3, 2024, we received payment of approximately $9.4 million in net proceeds from a recovered shipwreck in which we retained a residual economic interest when we sold substantially all the assets related to our shipwreck business to a third-party purchaser in December 2015. The holders of the March 2023 Notes hold a security interest in the proceeds.

NOTE 20 – QUARTERLY FINANCIAL DATA – UNAUDITED

The following tables present the impacts of the restatement adjustments, as described in NOTE 2 Restatement of Consolidated Financial Statements. The unaudited consolidated financial statements for September 30, 2023, which have not previously been presented and have not been restated, are also presented here. This quarterly information has been prepared on the same basis as the Consolidated Financial Statements and includes all adjustments necessary to state fairly the information for the interim periods presented for which the unaudited quarterly financial statements have been restated that management considers necessary for a fair presentation when read in conjunction with the Consolidated Financial Statements and notes. We believe these comparisons of consolidated quarterly selected financial data are not necessarily indicative of future performance.

In addition to the corrections summarized in NOTE 2 Restatement of Consolidated Financial Statements, the accounting treatments corrected in the unaudited restated quarterly financial statements include the following:

CIC Services Agreement Adjustment – Corrections of an error to each affected period were recorded based on the settlement of the MSA through services provided or cash settlement.

2022 Warrant Issuance Adjustment – A correction of an error was made to reclassify from Equity to Derivative Financial Instrument as described in NOTE 2 Restatement of Consolidated Financial Statements.

37North Adjustment – Management determined that the Share Settled Redemption Feature within the 37N Note is an embedded derivative and should be measured at fair value, with the difference between the fair value of the Share Settled Redemption Feature and the proceeds received from the issuance of the Note allocated to the Note. Then, for subsequent measurements, the Note should be measured at accreted value using the interest method and the Share Settled Redemption Feature is measured at fair value each period with changes in fair value reported in earnings. A correction of an error was made to record the fair value of the Share Settled Redemption Feature separately as a derivative liability financial instrument related to the 37N Note of $423,696 at June 30, 2023.

Monaco Note Payable Adjustment - A correction of an error was made to Equity to record subsequent changes in fair value of $311,123 in March 2022.

Seller Note Adjustment – Management determined that the Seller Note should have been recorded in notes payable-long term at March 31, 2023. Management reclassified $931,425 at March 31, 2023 from short-term Loan Payable to long-term Loan Payable.

Capitalization of ROV Expense adjustment – The Company capitalized refurbishments costs of its Retriever asset that were previously expensed of $510,402 and $287,865 during the three months ended March 31, 2023, and June 30, 2023, respectively.

Impact on Consolidated Balance Sheets

The following Unaudited Interim Consolidated Balance Sheet tables present the impacts of the restatement adjustments as of the periods ended March 2022 and 2023, June 30, 2022 and 2023, September 30, 2022 and December 31, 2022. For the impacts of the restatement adjustments for the Consolidated Balance Sheet as of December 31, 2022, refer to NOTE 2 Restatement of Consolidated Financial Statements. The unaudited interim consolidated balance sheet for the period ended September 30, 2023 was not subject to restatement but is presented here.

	Consolidated Balance Sheet As of March 31, 2022
	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	Other Adjustments	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,106,313	$—	$—	$—	$2,106,313
Accounts and other related party receivables	262,128	—	—	—	262,128
Short-term notes receivable related party	—	—	—	—	—
Other current assets	753,495	—	—	—	753,495

Total current assets	3,121,936	—	—	—	3,121,936

OTHER NON-CURRENT ASSETS
Investment in unconsolidated entities	3,548,925	—	(503,100)	—	3,045,825
Option to purchase equity securities in related parties	—	—	1,353,630	—	1,353,630
Exploration license	1,821,251	—	—	—	1,821,251
Property and equipment, net	18,538	—	—	—	18,538
Right of use - operating leases	422,336	—	—	—	422,336
Other non-current assets	34,295	—	—	—	34,295
Total non-current assets	5,845,345	—	850,530	—	6,695,875

Total assets	$8,967,281	$—	$850,530	$—	$9,817,811

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$5,677,097	$—	$—	$—	$5,677,097
Accrued expenses	30,827,610	(13,789,304)	—		17,038,306
Operating lease liability, current portion	168,809	—	—	—	168,809
Loans payable, current portion	24,984,010	—	—	311,123	25,295,133

Total current liabilities	61,657,526	(13,789,304)	—	311,123	48,179,345

LONG-TERM LIABILITIES
Loans payable	19,483,909	(19,334,009)	—	—	149,900
Litigation financing and other	—	36,128,779	—	—	36,128,779
Deferred revenue	—	—	1,353,630	—	1,353,630
Operating lease liability	271,428	—	—	—	271,428

Total long-term liabilities	19,755,337	16,794,770	1,353,630	—	37,903,737

Total liabilities	81,412,863	3,005,466	1,353,630	311,123	86,083,082

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT		—		—
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding	—	—	—	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 14,487,146 issued	1,448	—	—	—	1,448
Additional paid-in capital	249,189,881	—	—	(232,175)	248,957,706
Accumulated deficit	(283,321,086)	(3,005,466)	(503,100)	(78,948)	(286,908,600)

Total stockholders’ deficit before non-controlling interest	(34,129,757)	(3,005,466)	(503,100)	(311,123)	(37,949,446)
Non-controlling interest	(38,315,825)	—	—	—	(38,315,825)

Total stockholders’ deficit	(72,445,582)	(3,005,466)	(503,100)	(311,123)	(76,265,271)

Total liabilities and stockholders’ deficit	$8,967,281	$—	$850,530	$—	$9,817,811

	Consolidated Balance Sheet As of June 30, 2022
	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	2022 Warrant Adjustment	Other Adjustment	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,534,828	$—	$—	$—	$—	$10,534,828
Accounts and other related party receivables	329,540	—	—	—	—	329,540
Short-term notes receivable related party	—	—	—	—	—	—
Other current assets	547,077	—	—	—	—	547,077

Total current assets	11,411,445	—	—	—	—	11,411,445

OTHER NON-CURRENT ASSETS
Investment in unconsolidated entities	3,848,925	—	(503,100)	—	—	3,345,825
Option to purchase equity securities in related parties	—	—	1,215,981		—	1,215,981
Exploration license	1,821,251	—	—	—	—	1,821,251
Property and equipment, net	320,107	—	—	—	—	320,107
Right of use - operating leases	382,587	—	—	—	—	382,587
Other non-current assets	34,295	—	—	—	—	34,295

Total non-current assets	6,407,165	—	712,881	—	—	7,120,046

Total assets	$17,818,610	$—	$712,881	$—	$—	$18,531,491

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$2,734,296	$—	$—	$—	$—	2,734,296
Accrued expenses	33,978,084	(16,694,822)	—	—		17,283,262
Operating lease liability, current portion	174,588	—	—	—	—	174,588
Loans payable, current portion	20,384,010	—	—	—		20,384,010

Total current liabilities	57,270,978	(16,694,822)	—	—	—	40,576,156

LONG-TERM LIABILITIES
Loans payable	24,174,983	(24,025,083)	—	—	—	149,900
Litigation financing and other	—	44,182,659	—		—	44,182,659
Deferred revenue	—	—	1,215,981	—	—	1,215,981
Warrant liability	—	—	—	11,648,889	—	11,648,889
Operating lease liability	225,944	—	—	—	—	225,944

Total long-term liabilities	24,400,927	20,157,576	1,215,981	11,648,889	—	57,423,373

Total liabilities	81,671,905	3,462,754	1,215,981	11,648,889	—	97,999,529

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT		—	—	—	—
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding	—	—	—	—	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 19,464,950 issued and outstanding	1,946	—	—	—	—	1,946
Additional paid-in capital	264,323,108	—	—	(8,686,840)	(232,175)	255,404,093
Accumulated deficit	(288,004,571)	(3,462,754)	(503,100)	(2,962,049)	232,175	(294,700,299)

Total stockholders’ deficit before non-controlling interest	(23,679,517)	(3,462,754)	(503,100)	(11,648,889)	—	(39,294,260)
Non-controlling interest	(40,173,778)	—	—	—	—	(40,173,778)

Total stockholders’ deficit	(63,853,295)	(3,462,754)	(503,100)	(11,648,889)	—	(79,468,038)

Total liabilities and stockholders’ deficit	$17,818,610	$—	$712,881	$—	$—	$18,531,491

	Consolidated Balance Sheet As of September 30, 2022
	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	2022 Warrant Adjustment	Other Adjustment	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,782,608	$—	$—	$—	$—	$6,782,608
Accounts and other related party receivables	422,656	—	—	—	—	422,656
Short-term notes receivable related party	—	—	—	—	—	—
Other current assets	481,384	—	—	—	—	481,384

Total current assets	7,686,648	—	—	—	—	7,686,648

OTHER NON-CURRENT ASSETS
Investment in unconsolidated entities	4,147,008	—	(503,100)	—	—	3,643,908
Option to purchase equity securities in related parties	—	—	1,079,212	—	—	1,079,212
Exploration license	1,821,251	—	—	—	—	1,821,251
Property and equipment, net	306,348	—	—	—	—	306,348
Right of use - operating leases	341,833	—	—	—	—	341,833
Other non-current assets	34,295	—	—	—	—	34,295

Total non-current assets	6,650,735	—	576,112	—	—	7,226,847

Total assets	$14,337,383	$—	$576,112	$—	$—	$14,913,495

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$2,568,554	$—	$—	$—	$—	2,568,554
Accrued expenses	37,715,418	(19,779,018)	—	—		17,936,400
Operating lease liability, current portion	172,665	—	—	—	—	172,665
Loans payable, current portion	20,284,010	—	—	—		20,284,010

Total current liabilities	60,740,647	(19,779,018)	—	—	—	40,961,629

LONG-TERM LIABILITIES
Loans payable	24,354,604	(24,204,704)	—	—	—	149,900
Litigation financing and other	—	44,795,966	—	—	—	44,795,966
Deferred revenue	—	—	1,079,212		—	1,079,212
Warrant liability	—	—	—	10,436,569	—	10,436,569
Operating lease liability	186,406	—	—	—	—	186,406

Total long-term liabilities	24,541,010	20,591,262	1,079,212	10,436,569	—	56,648,053

Total liabilities	85,281,657	812,244	1,079,212	10,436,569	—	97,609,682

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT		—	—	—	—
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding		—	—	—	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 19,507,469 issued and outstanding	1,950	—	—	—	—	1,950
Additional paid-in capital	264,621,682	—	—	(8,686,840)	(232,175)	255,702,667
Accumulated deficit	(293,459,800)	(812,244)	(503,100)	(1,749,729)	232,175	(296,292,698)

Total stockholders’ deficit before non-controlling interest	(28,836,168)	(812,244)	(503,100)	(10,436,569)	—	(40,588,081)
Non-controlling interest	(42,108,106)	—	—	—	—	(42,108,106)

Total stockholders’ deficit	(70,944,274)	(812,244)	(503,100)	(10,436,569)	—	(82,696,187)

Total liabilities and stockholders’ deficit	$14,337,383	$—	$576,112	$—	$—	$14,913,495

	Consolidated Balance Sheet As of March 31, 2023
	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	2022 Warrant Adjustment	Other Adjustment	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$674,428	$—	$—	$—	$—	$674,428
Accounts and other related party receivables	17	—	—	—	—	17
Short-term notes receivable related party	2,033,744	—	—	—	—	2,033,744
Other current assets	1,071,704	—	—	—	(6,848)	1,064,856

Total current assets	3,779,893	—	—	—	(6,848)	3,773,045

OTHER NON-CURRENT ASSETS
Investment in unconsolidated entities	4,676,092	—	(503,100)	—	—	4,172,992
Option to purchase equity securities in related parties	—	—	836,453	—	—	836,453
Exploration license	1,821,251	—	—	—	—	1,821,251
Property and equipment, net	2,608,146	—	—	—	634,256	3,242,402
Right of use - operating leases	242,703	—	—	—	—	242,703
Other non-current assets	34,295	—	—	—	—	34,295

Total non-current assets	9,382,487	—	333,353	—	634,256	10,350,096

Total assets	$13,162,380	$—	$333,353	$—	$627,408	$14,123,141

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,438,698	$—	$—	$—	$—	1,438,698
Accrued expenses	32,809,997	(25,886,275)	—	—		6,923,722
Operating lease liability, current portion	178,020	—	—	—	—	178,020
Loans payable, current portion	1,906,620	—	—	—	(931,425)	975,195

Total current liabilities	36,333,335	(25,886,275)	—	—	(931,425)	9,515,635

LONG-TERM LIABILITIES
Loans payable	34,204,032	(23,493,443)	—	—	931,425	11,642,014
Litigation financing and other	—	47,056,993	—	—	—	47,056,993
Deferred revenue	—	—	836,453	—	—	836,453
Warrant liability	—	—	—	8,870,064	—	8,870,064
Operating lease liability	78,497	—	—	—	—	78,497

Total long-term liabilities	34,282,529	23,563,550	836,453	8,870,064	931,425	68,484,021

Total liabilities	70,615,864	(2,322,725)	836,453	8,870,064	—	77,999,656

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT		—	—	—	—
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding	—	—	—	—	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 19,893,450 issued and outstanding	1,989	—	—	—	—	1,989
Additional paid-in capital	270,608,427		—	(8,686,840)	(232,175)	261,689,412
Accumulated deficit	(281,631,073)	2,322,725	(503,100)	(183,224)	859,583	(279,135,089)

Total stockholders’ deficit before non-controlling interest	(11,020,657)	2,322,725	(503,100)	(8,870,064)	627,408	(17,443,688)
Non-controlling interest	(46,432,827)	—	—	—	—	(46,432,827)

Total stockholders’ deficit	(57,453,484)	2,322,725	(503,100)	(8,870,064)	627,408	(63,876,515)

Total liabilities and stockholders’ deficit	$13,162,380	$—	$333,353	$—	$627,408	$14,123,141

	Consolidated Balance Sheet As of June 30, 2023
	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	2022 Warrant Adjustment	Other Adjustment	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,832,078	$—	$—	$—	$—	$1,832,078
Accounts and other related party receivables	1,005,157	—	—	—	—	1,005,157
Short-term notes receivable related party	690,795	—	—	—	—	690,795
Other current assets	991,534	—	—	—	(10,327)	981,207

Total current assets	4,519,564	—	—	—	(10,327)	4,509,237

OTHER NON-CURRENT ASSETS
Investment in unconsolidated entities	4,842,925	—	(503,100)	—	—	4,339,825
Equity securities	—	—	759,905	—	—	759,905
Exploration license	1,821,251	—	—	—	—	1,821,251
Property and equipment, net	2,554,544	—	—	—	922,121	3,476,665
Right of use - operating leases	213,108	—	—	—	—	213,108
Other non-current assets	34,295	—	—	—	—	34,295

Total non-current assets	9,466,123	—	256,805	—	922,121	10,645,049

Total assets	$13,985,687	$—	$256,805	$—	$911,794	$15,154,286

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$932,902	$—	$—	$—	$—	932,902
Accrued expenses	36,919,178	(28,940,418)	—	—		7,978,760
Operating lease liability, current portion	199,365	—	—	—	—	199,365
Loans payable, current portion	2,216,963	—	—	—	(428,614)	1,788,349

Total current liabilities	40,268,408	(28,940,418)	—	—	(428,614)	10,899,376

LONG-TERM LIABILITIES
Loans payable	38,708,182	(23,706,580)	—	—	—	15,001,602
Litigation financing and other	—	48,744,614	—	—	423,696	49,168,310
Deferred revenue	—	—	759,905		—	759,905
Warrant liability	—	—	—	9,946,945	—	9,946,945
Operating lease liability	26,578	—	—	—	—	26,578

Total long-term liabilities	38,734,760	25,038,034	759,905	9,946,945	423,696	74,903,340

Total liabilities	79,003,168	(3,902,384)	759,905	9,946,945	(4,918)	85,802,716

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT		—	—	—	—
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding	—	—	—	—	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 19,981,901 issued and outstanding	1,998	—	—	—	—	1,998
Additional paid-in capital	271,083,470	—	—	(8,686,840)	(232,175)	262,164,455
Accumulated deficit	(287,354,763)	3,902,384	(503,100)	(1,260,105)	1,148,887	(284,066,697)

Total stockholders’ deficit before non-controlling interest	(16,269,295)	3,902,384	(503,100)	(9,946,945)	916,712	(21,900,244)
Non-controlling interest	(48,748,186)	—	—	—	—	(48,748,186)

Total stockholders’ deficit	(65,017,481)	3,902,384	(503,100)	(9,946,945)	916,712	(70,648,430)

Total liabilities and stockholders’ deficit	$13,985,687	$—	$256,805	$—	$911,794	$15,154,286

Consolidated Balance Sheet As of September 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$511,809
Accounts and other related party receivables	71,509
Short-term notes receivable related party	—
Other current assets	734,585

Total current assets	1,317,903

OTHER NON-CURRENT ASSETS
Investment in unconsolidated entities	8,878,974
Equity securities	6,394,049
Exploration license	1,821,251
Property and equipment, net	116,427
Right of use - operating leases	167,940
Other non-current assets	34,295

Total non-current assets	17,412,936

Total assets	$18,730,839

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$586,687
Accrued expenses	7,895,653
Operating lease liability, current portion	178,536
Equity securities liability	1,446,796
Put option liability	4,273,038
Loans payable, current portion	14,258,915

Total current liabilities	28,639,625

LONG-TERM LIABILITIES
Loans payable	4,199,152
Litigation financing and other	51,027,114
Deferred revenue	700,353
Warrant liability	10,005,658
Operating lease liability	—

Total long-term liabilities	65,932,277

Total liabilities	94,571,902

Commitments and contingencies (Note 18)
STOCKHOLDERS’ DEFICIT
Preferred stock - $.0001 par value; 24,984,166 shares authorized; none outstanding
Common stock – $.0001 par value; 75,000,000 shares authorized; 20,072,453 issued and outstanding	2,007
Additional paid-in capital	263,024,673
Accumulated deficit	(287,879,984)

Total stockholders’ deficit before non-controlling interest	(24,853,304)
Non-controlling interest	(50,987,759)

Total stockholders’ deficit	(75,841,063)

Total liabilities and stockholders’ deficit	$18,730,839

Impact on Consolidated Statement of Operations

The following Unaudited Interim Consolidated Statements of Operations present the impacts of the restatement adjustments for the periods ended March 31, 2022 and 2023, June 30, 2022 and 2023 and September 30, 2022. For the impacts of the restatement adjustments for the Consolidated Statement of Operations for the period ended December 31, 2022 refer to NOTE 2 Restatement of Consolidated Financial Statements. The Consolidated Statements of Operations for the period ended September 30, 2023 were not subject to restatement but are presented here.

	Consolidated Statement of Operations For the Three Months Ended March 31, 2022
	As Reported	Litigation Financing Adjustment	Investment in Unconsolidated Entities Adjustments	Other Adjustment	As Restated
REVENUE
Marine services	294,975	—	—	—	294,975
Other services	4,631	—	—	—	4,631

Total revenue	299,606	—	—	—	299,606

OPERATING EXPENSES
Marketing, general and administrative	1,918,496	(36,724)	—	—	1,881,772
Operations and research	5,056,535	—	—	—	5,056,535

Total operating expenses	6,975,031	(36,724)	—	—	6,938,307

INCOME (LOSS) FROM OPERATIONS	(6,675,425)	36,724	—	—	(6,638,701)
OTHER INCOME (EXPENSE)
Interest income	93	—	—	—	93
Interest expense	(3,225,653)	2,480,488	—	—	(745,165)
Change in derivative liabilities fair value	—	(1,521,543)	—	(311,123)	(1,832,666)
Other	(190,257)	—	—	—	(190,257)

Total other income (expense)	(3,415,817)	958,945	—	(311,123)	(2,767,995)

(LOSS) BEFORE INCOME TAXES	(10,091,242)	995,669	—	(311,123)	(9,406,696)
Income tax benefit	—	—	—	—	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(10,091,242)	995,669	—	(311,123)	(9,406,696)
Net loss attributable to noncontrolling interest	1,861,013	—	—	—	1,861,013

NET INCOME / (LOSS)	(8,230,229)	995,669	—	(311,123)	(7,545,683)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	(0.57)	0.07	—	(0.03)	(0.53)

Diluted (See Note 2)	(0.57)	0.07	—	(0.03)	(0.53)

Weighted average number of common shares outstanding
Basic	14,365,633	—	—	—	14,365,633

Diluted	14,365,633	—	—	—	14,365,633

	Consolidated Statement of Operations For the Three Months Ended June 30, 2022
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$300,000	$—	$—	$—	$300,000
Other services	90,278	—	—	—	90,278

Total revenue	390,278	—	—	—	390,278

OPERATING EXPENSES
Marketing, general and administrative	2,292,082	(36,724)	1,087,254	—	3,342,612
Operations and research	1,229,634	—	—	—	1,229,634

Total operating expenses	3,521,716	(36,724)	1,087,254	—	4,572,246

INCOME (LOSS) FROM OPERATIONS	(3,131,438)	36,724	(1,087,254)	—	(4,181,968)
OTHER INCOME (EXPENSE)
Interest income	2,178	—	—	—	2,178
Interest expense	(3,552,539)	2,977,531	—	—	(575,008)
Change in derivative liabilities fair value	—	(3,471,543)	(1,874,795)	311,123	(5,035,215)
Other	140,361	—	—	—	140,361

Total other income (expense)	(3,410,000)	(494,012)	(1,874,795)	311,123	(5,467,684)

(LOSS) BEFORE INCOME TAXES	(6,541,438)	(457,288)	(2,962,049)	311,123	(9,649,652)
Income tax benefit	—	—	—	—	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(6,541,438)	(457,288)	(2,962,049)	311,123	(9,649,652)
Net loss attributable to noncontrolling interest	1,857,953	—	—	—	1,857,953

NET INCOME / (LOSS)	$(4,683,485)	$(457,288)	$(2,962,049)	$311,123	$(7,791,699)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$(0.30)	(0.03)	(0.19)	0.02	$(0.50)

Diluted (See Note 2)	$(0.30)	(0.03)	(0.19)	0.02	$(0.49)

Weighted average number of common shares outstanding
Basic	15,803,746	—	—	—	15,803,746

Diluted	15,803,746	—	—	—	15,803,746

	Consolidated Statement of Operations For the Six Months Ended June 30, 2022
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$594,975	$—	$—	$—	$594,975
Other services	94,909	—	—	—	94,909

Total revenue	689,884	—	—	—	689,884

OPERATING EXPENSES
Marketing, general and administrative	4,210,578	(73,448)	1,087,254	—	5,224,384
Operations and research	6,286,169	—	—	—	6,286,169

Total operating expenses	10,496,747	(73,448)	1,087,254	—	11,510,553

INCOME (LOSS) FROM OPERATIONS	(9,806,863)	73,448	(1,087,254)	—	(10,820,669)
OTHER INCOME (EXPENSE)
Interest income	2,272	—	—	—	2,272
Interest expense	(6,778,193)	5,458,019	—	—	(1,320,174)
Change in derivative liabilities fair value	—	(4,993,086)	(1,874,795)	—	(6,867,881)
Other	(49,896)	—	—	—	(49,896)

Total other income (expense)	(6,825,817)	464,933	(1,874,795)	—	(8,235,679)

(LOSS) BEFORE INCOME TAXES	(16,632,680)	538,381	(2,962,049)	—	(19,056,348)
Income tax benefit	—	—	—	—	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(16,632,680)	538,381	(2,962,049)	—	(19,056,348)
Net loss attributable to noncontrolling interest	3,718,966	—	—	—	3,718,966

NET INCOME / (LOSS)	$(12,913,714)	$538,381	$(2,962,049)	$—	$(15,337,382)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$(0.86)	0.04	(0.20)	—	$(1.02)

Diluted (See Note 2)	$(0.86)	0.04	(0.20)	—	$(1.02)

Weighted average number of common shares outstanding
Basic	15,088,662	—	—	—	15,088,662

Diluted	15,088,662	—	—	—	15,088,662

	Consolidated Statement of Operations For the Three Months Ended September 30, 2022
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$298,083	$—	$—	$—	$298,083
Other services	60,326	—	—	—	60,326

Total revenue	358,409	—	—	—	358,409

OPERATING EXPENSES
Marketing, general and administrative	2,213,515	(36,724)	—	—	2,176,791
Operations and research	1,864,883	—	—	—	1,864,883

Total operating expenses	4,078,398	(36,724)	—	—	4,041,674

INCOME (LOSS) FROM OPERATIONS	(3,719,989)	36,724	—	—	(3,683,265)
OTHER INCOME (EXPENSE)
Interest income	—	—	—	—	—
Interest expense	(3,664,733)	3,160,329	—	—	(504,404)
Change in derivative liabilities fair value	—	(546,543)	1,212,320	—	665,777
Other	(4,835)	—	—	—	(4,835)

Total other income (expense)	(3,669,568)	2,613,786	1,212,320	—	156,538

(LOSS) BEFORE INCOME TAXES	(7,389,557)	2,650,510	1,212,320	—	(3,526,727)
Income tax benefit	—	—	—	—	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(7,389,557)	2,650,510	1,212,320	—	(3,526,727)
Net loss attributable to noncontrolling interest	1,934,328	—	—	—	1,934,328

NET INCOME / (LOSS)	$(5,455,229)	$2,650,510	$1,212,320	$—	$(1,592,399)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$(0.28)	$0.14	$0.06	$—	$(0.08)

Diluted (See Note 2)	$(0.28)	$0.14	$0.06	$—	$(0.08)

Weighted average number of common shares outstanding
Basic	19,482,118	—	—	—	19,482,118

Diluted	19,482,118	—	—	—	19,482,118

	Consolidated Statement of Operations For the Nine Months Ended September 30, 2022
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$893,058	$—	$—	$—	$893,058
Other services	155,235	—	—	—	155,235

Total revenue	1,048,293	—	—	—	1,048,293

OPERATING EXPENSES
Marketing, general and administrative	6,424,093	(110,172)	1,087,254	—	7,401,175
Operations and research	8,151,052	—	—	—	8,151,052

Total operating expenses	14,575,145	(110,172)	1,087,254	—	15,552,227

INCOME (LOSS) FROM OPERATIONS	(13,526,852)	110,172	(1,087,254)	—	(14,503,934)
OTHER INCOME (EXPENSE)
Interest income	—	—	—	—	—
Interest expense	(10,440,654)	8,618,348	—	—	(1,822,306)
Change in derivative liabilities fair value	—	(5,539,629)	(662,475)	—	(6,202,104)
Other	(54,731)		—	—	(54,731)

Total other income (expense)	(10,495,385)	3,078,719	(662,475)	—	(8,079,141)

(LOSS) BEFORE INCOME TAXES	(24,022,237)	3,188,891	(1,749,729)	—	(22,583,075)
Income tax benefit	—	—	—	—	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(24,022,237)	3,188,891	(1,749,729)	—	(22,583,075)

Net loss attributable to noncontrolling interest	5,653,294	—	—	—	5,653,294

NET INCOME / (LOSS)	$(18,368,943)	$3,188,891	$(1,749,729)	$—	$(16,929,781)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$(1.11)	0.19	(0.11)	—	$(1.02)

Diluted (See Note 2)	$(1.11)	0.19	(0.11)	0.00	$(1.02)

Weighted average number of common shares outstanding
Basic	16,569,240	—	—	—	16,569,240

Diluted	16,569,240	—	—	—	16,569,240

	Consolidated Statement of Operations For the Three Months Ended March 31, 2023
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$271,375	$—	$—	$—	$271,375
Other services	17,364	—	—	—	17,364

Total revenue	288,739	—	—	—	288,739

OPERATING EXPENSES
Marketing, general and administrative	1,877,844	(61,918)	—	—	1,815,926
Operations and research	1,787,859	—	—	(503,133)	1,284,726

Total operating expenses	3,665,703	(61,918)	—	(503,133)	3,100,652

INCOME (LOSS) FROM OPERATIONS	(3,376,964)	61,918	—	503,133	(2,811,913)
OTHER INCOME (EXPENSE)
Interest income	388,532	—	—	—	388,532
Interest expense	(3,808,586)	3,102,064	—	—	(706,522)
Gain on debt extinguishment	21,478,614	—	—	—	21,478,614
Change in derivative liabilities fair value	—	(1,685,517)	4,732,403	—	3,046,886
Other	(322,251)	(1,000,000)	—	(1,102)	(1,323,353)

Total other income (expense)	17,736,309	416,547	4,732,403	(1,102)	22,884,157

(LOSS) BEFORE INCOME TAXES	14,359,345	478,465	4,732,403	502,031	20,072,244
Income tax benefit	5,746	—	—	(5,746)	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	14,365,091	478,465	4,732,403	496,285	20,072,244
Net loss attributable to noncontrolling interest	2,235,443	—	—	—	2,235,443

NET INCOME / (LOSS)	$16,600,534	$478,465	$4,732,403	$496,285	$22,307,687

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$0.84	0.02	0.24	0.03	$1.13

Diluted (See Note 2)	$0.83	0.02	0.24	0.03	$1.12

Weighted average number of common shares outstanding
Basic	19,666,459	—	—	—	19,666,459

Diluted	19,923,445	—	—	(44,901)	19,878,544

	Consolidated Statement of Operations For the Three Months Ended June 30, 2023
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$166,832	$—	$—	$—	$166,832
Other services	5,743	—	—	—	5,743

Total revenue	172,575	—	—	—	172,575

OPERATING EXPENSES
Marketing, general and administrative	1,820,858	(11,530)	—	—	1,809,328
Operations and research	1,498,701	—	—	(280,595)	1,218,106

Total operating expenses	3,319,559	(11,530)	—	(280,595)	3,027,434

INCOME (LOSS) FROM OPERATIONS	(3,146,984)	11,530	—	280,595	(2,854,859)
OTHER INCOME (EXPENSE)
Interest income	23,424	—	—	—	23,424
Interest expense	(4,333,224)	3,253,645	—	4,918	(1,074,661)
Gain on debt extinguishment	(301,414)	—	—	—	(301,414)
Change in derivative liabilities fair value	—	(1,685,516)	(1,076,881)	—	(2,762,397)
Other	(283,897)	—	—	(433)	(284,330)

Total other income (expense)	(4,895,111)	1,568,129	(1,076,881)	4,485	(4,399,378)

(LOSS) BEFORE INCOME TAXES	(8,042,095)	1,579,659	(1,076,881)	285,080	(7,254,237)
Income tax benefit	3,046	—	—	(3,046)	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(8,039,049)	1,579,659	(1,076,881)	282,034	(7,254,237)
Net loss attributable to noncontrolling interest	2,315,359	—	—	—	2,315,359

NET INCOME / (LOSS)	$(5,723,690)	$1,579,659	$(1,076,881)	$282,034	$(4,938,878)

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$(0.29)	0.08	(0.05)	0.01	$(0.25)

Diluted (See Note 2)	$(0.29)	0.08	(0.05)	0.02	$(0.25)

Weighted average number of common shares outstanding
Basic	19,918,677	—	—	—	19,918,677

Diluted	19,918,677	—	—	—	19,918,677

	Consolidated Statement of Operations For the Six Months Ended June 30, 2023
	As Reported	Litigation Financing Adjustment	2022 Warrant Adjustment	Other Adjustment	As Restated
REVENUE
Marine services	$438,208	$—	$—	$—	$438,208
Other services	23,106	—	—	—	23,106

Total revenue	461,314	—	—	—	461,314

OPERATING EXPENSES
Marketing, general and administrative	3,698,702	(73,448)	—	—	3,625,254
Operations and research	3,286,560	—	—	(790,997)	2,495,563

Total operating expenses	6,985,262	(73,448)	—	(790,997)	6,120,817

INCOME (LOSS) FROM OPERATIONS	(6,523,948)	73,448	—	790,997	(5,659,503)
OTHER INCOME (EXPENSE)
Interest income	411,956	—	—	—	411,956
Interest expense	(8,141,810)	6,355,709	—	4,918	(1,781,183)
Gain on debt extinguishment	21,177,200	—	—	—	21,177,200
Change in derivative liabilities fair value	—	(3,371,033)	3,655,522	—	284,489
Other	(606,148)	(1,000,000)	—	(1,535)	(1,607,683)

Total other income (expense)	12,841,198	1,984,676	3,655,522	3,383	18,484,779

(LOSS) BEFORE INCOME TAXES	6,317,250	2,058,124	3,655,522	794,380	12,825,276
Income tax benefit	8,792	—	—	(8,792)	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	6,326,042	2,058,124	3,655,522	785,588	12,825,276
Net loss attributable to noncontrolling interest	4,550,802	—	—	—	4,550,802

NET INCOME / (LOSS)	$10,876,844	$2,058,124	$3,655,522	$785,588	$17,376,078

NET INCOME / (LOSS) PER SHARE
Basic (See Note 2)	$0.55	0.10	0.18	0.04	$0.88

Diluted (See Note 2)	$0.54	0.10	0.18	0.04	$0.87

Weighted average number of common shares outstanding
Basic	19,793,265	—	—	—	19,793,265

Diluted	20,019,461	—	—	38,433	20,057,894

	Consolidated Statement of Operations
	For the Nine Months ended	For the Three Months ended
	September 30, 2023	September 30, 2023
REVENUE
Marine services	$628,907	$190,699
Other services	8,283	(14,823)

Total revenue	637,190	175,876

OPERATING EXPENSES
Marketing, general and administrative	5,189,410	1,564,156
Operations and research	3,562,705	1,067,142

Total operating expenses	8,752,115	2,631,298

INCOME (LOSS) FROM OPERATIONS	(8,114,925)	(2,455,422)
OTHER INCOME (EXPENSE)
Interest income	412,611	655
Interest expense	(3,617,336)	(1,836,153)
Loss on equity method investment	(190,000)	(190,000)
Gain (loss) on debt extinguishment	21,177,200	—
Gain (loss) sale of wholly owned entity	174,107	174,107
Change in derivative liabilities fair value	(1,574,658)	(1,859,147)
Other	(1,494,581)	113,102

Total other income (expense)	14,887,343	(3,597,436)

(LOSS) BEFORE INCOME TAXES	6,772,418	(6,052,858)
Income tax benefit	—	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	6,772,418	(6,052,858)
Net loss attributable to noncontrolling interest	6,790,375	2,239,573

NET INCOME / (LOSS)	$13,562,793	$(3,813,285)

NET INCOME / (LOSS) PER SHARE
Basic	$0.68	$(0.19)

Diluted	$0.46	$(0.19)

Weighted average number of common shares outstanding
Basic	19,871,381	20,025,067

Diluted	21,536,962	20,025,067

Cumulative Effect of Prior Period Adjustments

The following table represents the impact of the Restatement of the Company’s Stockholders’ deficit for the periods ended March 2022, June 2022, September 2022, March 2023 and June 2023:

	Preferred Stock – Shares	Common Stock – Shares	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total
Balance at December 31, 2021 (As previously reported)	—	14,309,315	$—	$1,431	$249,055,600	$(275,090,857)	$(36,454,812)	$(62,488,638)

Litigation Financing Adjustment	—	—	—	—	—	(4,001,135)	—	(4,001,135)
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
Other Adjustments	—	—	—	—	(232,175)	232,175	—	—

Cumulative restatement adjustments	—	—	—	—	(232,175)	(4,272,060)	—	(4,504,235)

Balance at December 31, 2021 (As Restated)	—	14,309,315	$—	$1,431	$248,823,425	$(279,362,917)	$(36,454,812)	$(66,992,873)

Balance at March 31, 2022 (As previously reported)	—	14,487,146	$—	$1,448	$249,189,881	$(283,321,086)	$(38,315,825)	$(72,445,582)

Litigation Financing Adjustment	—	—	—	—	—	(3,005,466)	—	(3,005,466)
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
Other Adjustments	—	—	—	—	(232,175)	(78,948)	—	(311,123)

Cumulative restatement adjustments	—	—	—	—	(232,175)	(3,587,514)	—	(3,819,689)

Balance at March 31, 2022 (As Restated)	—	14,487,146	$—	$1,448	$248,957,706	$(286,908,600)	$(38,315,825)	$(76,265,271)

Balance at June 30, 2022 (As previously reported)	—	19,464,950	$—	$1,946	$264,323,108	$(288,004,571)	$(40,173,778)	$(63,853,295)

Litigation Financing Adjustment	—	—	—	—	—	(3,462,754)	—	(3,462,754)
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
2022 Warrant Adjustment	—	—	—	—	(8,686,840)	(2,962,049)	—	(11,648,889)
Other Adjustments	—	—	—	—	(232,175)	232,175	—	—

Cumulative restatement adjustments	—	—	—	—	(8,919,015)	(6,695,728)	—	(15,614,743)

Balance at June 30, 2022 (As Restated)	—	19,464,950	$—	$1,946	$255,404,093	$(294,700,299)	$(40,173,778)	$(79,468,038)

Balance at September 30, 2022 (As previously reported)	—	19,507,469	$—	$1,950	$264,621,682	$(293,459,800)	$(42,108,106)	$(70,944,274)

Litigation Financing Adjustment	—	—	—	—	—	(812,244)	—	(812,244)
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
2022 Warrant Adjustment	—	—	—	—	(8,686,840)	(1,749,729)	—	(10,436,569)
Other Adjustments	—	—	—	—	(232,175)	232,175	—	—

Cumulative restatement adjustments	—	—	—	—	(8,919,015)	(2,832,898)	—	(11,751,913)

Balance at September 30, 2022 (As Restated)	—	19,507,469	$—	$1,950	$255,702,667	$(296,292,698)	$(42,108,106)	$(82,696,187)

Balance at March 31, 2023 (As previously reported)	—	19,893,450	$—	$1,989	$270,608,427	$(281,631,073)	$(46,432,827)	$(57,453,484)

Litigation Financing Adjustment	—	—	—	—	—	2,322,725	—	2,322,725
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
2022 Warrant Adjustment	—	—	—	—	(8,686,840)	(183,224)	—	(8,870,064)
Other Adjustments	—	—	—	—	(232,175)	859,583	—	627,408

Cumulative restatement adjustments	—	—	—	—	(8,919,015)	2,495,984	—	(6,423,031)

Balance at March 31, 2023 (As Restated)	—	19,893,450	$—	$1,989	$261,689,412	$(279,135,089)	$(46,432,827)	$(63,876,515)

Balance at June, 2023 (As previously reported)	—	19,981,901	$—	$1,998	$271,083,470	$(287,354,763)	$(48,748,186)	$(65,017,481)

Litigation Financing Adjustment	—	—	—	—	—	3,902,384	—	3,902,384
Investment in Unconsolidated Entities Adjustments	—	—	—	—	—	(503,100)	—	(503,100)
2022 Warrant Adjustment	—	—	—	—	(8,686,840)	(1,260,105)	—	(9,946,945)
Other Adjustments	—	—	—	—	(232,175)	1,148,887	—	916,712

Cumulative restatement adjustments	—	—	—	—	(8,919,015)	3,288,066	—	(5,630,949)

Balance at June, 2023 (As Restated)	—	19,981,901	$—	$1,998	$262,164,455	$(284,066,697)	$(48,748,186)	$(70,648,430)

Balance at June, 2023 (As Restated)	—	19,981,901	$—	$1,998	$262,164,455	$(284,066,697)	$(48,748,186)	$(70,648,430)

Sharebased compensation					166,069			166,069
Commons stock issued for warrants exercised		90,552		9	303,340			303,349
Fair value of warrants					390,809			390,809
Net income / (loss)						(3,813,287)	(2,239,573)	(6,052,860)

Balance as of September 30, 2023	—	20,072,453	$—	$2,007	$263,024,673	$(287,879,984)	$(50,987,759)	$(75,841,063)

Impact of Consolidated Statement of Cash Flows

The following Unaudited Interim Consolidated Statements of Cash Flows tables present the impacts of the restatement adjustments for the periods ended March 31, 2022 and 2023, June 30, 2022 and 2023 and September 30, 2022. For the impacts of the restatement adjustments for the Consolidated Statement of Operations for the period ended December 31, 2022, refer to NOTE 2 Restatement of Consolidated Financial Statements. The Consolidated Statements of Cash Flows for the period ended September 30, 2023 were not subject to restatement but are presented here.

	Statement of Cash Flows For the Three Months Ended March 31, 2022
	As Reported	Litigation Financing Adjustment	Other Adjustment	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$(10,091,242)	$995,669	$(311,123)	$(9,406,696)
Adjustments to reconcile net loss to net cash used in operating activities:
Investment in unconsolidated entity	(294,975)	—	—	(294,975)
Depreciation	2,373	—	—	2,373
Financing fees amortization	36,724	—	—	36,724
Amortization of finance liability	—	—	—	—
Amortization of loan prepayment premium	200,000	—	—	200,000
Note payable interest accretion	68,140	—	—	68,140
Note receivable interest accretion	—	—	—	—
Right of use asset amortization	38,773	—	—	38,773
Fair market value adjustment for OML acquisition liabilities	—	—	—	—
Share-based compensation	312,646	—	—	312,646
Change in derivatives liabilities fair value	—	1,521,543	311,123	1,832,666
(Increase) decrease in:
Accounts and other related party receivables	6,739	—	—	6,739
Change in operating lease liability	(38,729)	—	—	(38,729)
Other assets	23,135	—	—	23,135
Accounts payable	4,633,450	—	—	4,633,450
Accrued expenses and other	3,378,543	(2,517,212)	—	861,331

NET CASH USED IN OPERATING ACTIVITIES	(1,724,423)	—	—	(1,724,423)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	(2,878)	—	—	(2,878)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,878)	—	—	(2,878)

	As Reported	Litigation Financing Adjustment	Other Adjustment	As Restated
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	2,200,000	—	—	2,200,000
Payment of debt obligation	(186,777)	—	—	(186,777)
Repurchase of stock-based awards withheld for payment of withholding tax requirements	(454,360)	—	—	(454,360)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,558,863	—	—	1,558,863

NET INCREASE (DECREASE) IN CASH	(168,438)	—	—	(168,438)
CASH AT BEGINNING OF YEAR	2,274,751	—	—	2,274,751

CASH AT END OF YEAR	$2,106,313	$—	$—	$2,106,313

	As Reported	Litigation Financing Adjustment	Other Adjustment	As Restated
SUPPLEMENTARY INFORMATION:
Interest paid	$—	—	—	$—
Income taxes paid	$—	—	—	$—

	Statement of Cash Flows For the Six Months Ended June 30, 2022
	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$(16,632,680)	$538,381	$(2,962,049)	$—	$(19,056,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Investment in unconsolidated entity	(594,975)	—	—	—	(594,975)
Depreciation	10,325	—	—	—	10,325
Financing fees amortization	73,448	—	—	—	73,448
Amortization of loan prepayment premium	300,000	—	—	—	300,000
Note payable interest accretion	140,153	—	—	—	140,153
Right of use asset amortization	78,522	—	—	—	78,522
Share-based compensation	731,498	—	—	—	731,498
Change in derivatives liabilities fair value	—	3,043,086	3,824,795	—	6,867,881
(Increase) decrease in:
Accounts and other related party receivables	(60,672)	—	—	—	(60,672)
Change in operating lease liability	(78,434)	—	—	—	(78,434)
Other assets	229,553	—	—	—	229,553
Accounts payable	6,336,234	—	—	—	6,336,234
Accrued expenses and other	6,716,044	(5,531,467)	—	—	1,184,577

NET CASH USED IN OPERATING ACTIVITIES	(2,750,984)	(1,950,000)	862,746	—	(3,838,238)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(312,399)	—	—	—	(312,399)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(312,399)	—	—	—	(312,399)

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	2,200,000	—	—	—	2,200,000
Payment of debt obligation	(5,073,804)	—	—	—	(5,073,804)
Repurchase of stock-based awards withheld for payment of withholding tax	(524,263)	—	—	—	(524,263)
Offering cost paid on sale of common stock	(1,790,848)	—	1,087,254	—	(703,594)
Proceeds from sale of common stock	16,512,375	—	—	—	16,512,375
NET CASH PROVIDED BY FINANCING ACTIVITIES	11,323,460	—	1,087,254	—	12,410,714

NET INCREASE (DECREASE) IN CASH	8,260,077	—	—	—	8,260,077
CASH AT BEGINNING OF YEAR	2,274,751	—	—	—	2,274,751

CASH AT END OF YEAR	$10,534,828	$—	$—	$—	$10,534,828

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
SUPPLEMENTARY INFORMATION:
Interest paid	$—	—	—	—	—
Income taxes paid	$—	—	—	—	—

	Statement of Cash Flows For the Nine Months Ended September 30, 2022
	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$(24,022,237)	$3,188,891	$(1,749,729)	$—	$(22,583,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Investment in unconsolidated entity	(893,058)	—	—	—	(893,058)
Depreciation	28,509	—	—	—	28,509
Financing fees amortization	110,172	—	—	—	110,172
Amortization of loan prepayment premium	300,000	—	—	—	300,000
Note payable interest accretion	216,286	—	—	—	216,286
Right of use asset amortization	119,276	—	—	(119,895)	(619)
Share-based compensation	1,025,283	—	—	—	1,025,283
Change in derivatives liabilities fair value	—	5,539,629	662,475	—	6,202,104
(Increase) decrease in:
Accounts and other related party receivables	(153,788)	—	—	—	(153,788)
Other assets	295,246	—	—	—	295,246
Accounts payable	6,301,005	—	—	—	6,301,005
Accrued expenses and other	10,641,134	(8,728,520)	—	—	1,912,614

NET CASH USED IN OPERATING ACTIVITIES	(6,032,172)	—	(1,087,254)	(119,895)	(7,239,321)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(316,823)	—	—	—	(316,823)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(316,823)	—	—	—	(316,823)

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	2,200,000	—	—	—	2,200,000
Payment of operating lease liability	(119,895)	—	—	119,895	—
Payment of debt obligation	(5,361,560)	—	—	—	(5,361,560)
Repurchase of stock-based awards withheld for payment of withholding tax	(563,268)	—	—	—	(563,268)
Offering cost paid on sale of common stock	(1,810,800)	—	1,087,254	—	(723,546)
Proceeds from sale of common stock	16,512,375	—	—	—	16,512,375
NET CASH PROVIDED BY FINANCING ACTIVITIES	10,856,852	—	1,087,254	119,895	12,064,001

NET INCREASE (DECREASE) IN CASH	4,507,857				4,507,857
CASH AT BEGINNING OF YEAR	2,274,751	—	—	—	2,274,751

CASH AT END OF YEAR	$6,782,608	$—	$—	$—	$6,782,608

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
SUPPLEMENTARY INFORMATION:
Interest paid	$222,000	—	—	—	$222,000
Income taxes paid	$—	—	—	—	$—

	Consolidated Statement of Cash Flows For the Three Months Ended March 31, 2023
	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$14,365,091	$478,465	$4,732,403	$496,285	$20,072,244
Adjustments to reconcile net loss to net cash used in operating activities:
Investment in unconsolidated entity	(271,375)	—	—	—	(271,375)
Depreciation	143,647	—	—	—	143,647
Financing fees amortization	41,372	—	—	—	41,372
Note payable interest accretion	315,363	—	—	—	315,363
Note receivable interest accretion	(288,991)	—	—	—	(288,991)
Right of use asset amortization	57,322	—	—	—	57,322
Share-based compensation	122,339	—	—	—	122,339
(Gain) loss on debt extinguishment	(21,478,614)	—	—	—	(21,478,614)
Change in derivatives liabilities fair value	—	1,685,517	(4,732,403)	—	(3,046,886)
(Increase) decrease in:
Accounts and other related party receivables	7,498	—	—	—	7,498
Short-term notes receivable related party	(168,036)	—	—	—	(168,036)
Change in operating lease liability	(59,278)	—	—	—	(59,278)
Other assets	(124,276)	—	—	6,848	(117,428)
Accounts payable	(657,416)	—	—	—	(657,416)
Accrued expenses and other	4,507,406	(3,163,982)	—	—	1,343,424

NET CASH USED IN OPERATING ACTIVITIES	(3,487,948)	(1,000,000)	—	503,133	(3,984,815)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,326)	—	—	(503,133)	(508,459)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(5,326)	—	—	(503,133)	(508,459)

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	13,515,100	—	—	—	13,515,100
Waiver fee paid	(1,000,000)	1,000,000	—	—	—
Offering cost paid on financing	(98,504)	—	—	—	(98,504)
Payment of debt obligation	(9,692,315)	—	—	—	(9,692,315)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,724,281	1,000,000	—	—	3,724,281

NET INCREASE (DECREASE) IN CASH	(768,993)	—	—	—	(768,993)
CASH AT BEGINNING OF YEAR	1,443,421	—	—	—	1,443,421

CASH AT END OF YEAR	$674,428	$—	$—	$—	$674,428

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustments	As Restated
SUPPLEMENTARY INFORMATION:
Interest paid	$72,359	—	—	—	$72,359
Income taxes paid	$—	—	—	—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of debt to common stock	$1,000,000	—	—	—	$1,000,000
Warrants issued	$3,416,594	—	—	—	$3,416,594

	Consolidated Statement of Cash Flows For the Six Months Ended June 30, 2023
	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustment	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$6,326,042	$2,058,124	$3,655,522	$785,588	$12,825,276
Adjustments to reconcile net loss to net cash used in operating activities:
Investment in unconsolidated entity	(438,208)	—	—	—	(438,208)
Depreciation	289,511	—	—	—	289,511
Financing fees amortization	268,673	—	—	—	268,673
Amortization of loan prepayment premium	116,826	—	—	—	116,826
Note payable interest accretion	857,549	—	—	4,918	862,467
Note receivable interest accretion	(288,991)	—	—	—	(288,991)
Right of use asset amortization	86,917	—	—	—	86,917
Share-based compensation	372,831	—	—	—	372,831
Gain on debt extinguishment, net of note receivable write-off	(21,177,200)	—	—	—	(21,177,200)
(Gain) loss on debt extinguishment	—	—	—	—	—
Gain on sale of equipment	(40,000)	—	—	—	(40,000)
Beneficial conversion feature on convertible debt, interest expense	—	—	—	—	—
Change in derivatives liabilities fair value	—	3,371,033	(3,655,522)	—	(284,489)
(Increase) decrease in:
Accounts and other related party receivables	(997,642)	—	—	—	(997,642)
Short-term notes receivable related party	(176,501)	—	—	—	(176,501)
Change in operating lease liability	(89,852)	—	—	—	(89,852)
Other assets	(44,106)	—	—	10,327	(33,779)
Accounts payable	(1,056,107)	—	—	—	(1,056,107)
Accrued expenses and other	8,616,587	(6,429,157)	—	2,352	2,189,782

NET CASH USED IN OPERATING ACTIVITIES	(7,373,671)	(1,000,000)	—	803,185	(7,570,486)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	40,001	—	—	—	40,001
Purchase of property and equipment	(97,589)	—	—	(798,267)	(895,856)
Proceeds from related party	1,000,000	—	—	—	1,000,000

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	942,412	—	—	(798,267)	144,145

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustment	As Restated
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of loans payable	15,067,746	—	—	—	15,067,746
Waiver fee paid	(1,000,000)	1,000,000	—	—	—
Offering cost paid on financing	(98,504)	—	—	—	(98,504)
Payment of debt obligation	(11,139,244)	—	—	—	(11,139,244)
Proceeds from sale leaseback financing, net	4,050,000	—	—	—	4,050,000
Payment on sale leaseback financing	(65,000)	—	—	—	(65,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,814,998	1,000,000	—	—	7,814,998

NET INCREASE (DECREASE) IN CASH	383,739	—	—	4,918	388,657
CASH AT BEGINNING OF YEAR	1,443,421	—	—	—	1,443,421

CASH AT END OF YEAR	$1,827,160	$—	$—	$4,918	$1,832,078

	As Reported	Litigation Financing Adjustment	2022 Warrants Adjustment	Other Adjustment	As Restated
SUPPLEMENTARY INFORMATION:
Interest paid	$134,717	—	—	—	$134,717
Income taxes paid	$—	—	—	—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of debt to common stock	$1,000,000	—	—	—	$1,000,000
Warrants issued	$3,536,154	—	—	—	$3,536,154

Consolidated Statement of Cash flows For the Nine Months ended September 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$6,772,417
Adjustments to reconcile net loss to net cash used in operating activities:
Investment in unconsolidated entity	(628,907)
Depreciation	236,192
Financing fees amortization	502,729
Amortization of finance liability	274,152
Amortization of deferred discount	1,412,726
Note payable interest accretion	963,596
Note receivable interest accretion	(288,991)
Note payable interest paid in kind	468,891
Right of use asset amortization	132,085
Share-based compensation	538,900
Loss on equity method investment	190,000
Gain on debt extinguishment, net of note receivable write-off	(21,177,200)
Gain on sale of equipment	(40,000)
Change in derivatives liabilities fair value	1,574,658
(Increase) decrease in:
Accounts and other related party receivables	(3,087)
Short-term notes receivable related party	514,294
Change in operating lease liability	(137,259)
Other assets	212,843
Accounts payable	(1,005,903)
Accrued expenses and other	746,040

NET CASH USED IN OPERATING ACTIVITIES	(8,741,824)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	323,103
Purchase of property and equipment	(578,554)
Cash paid for investment in unconsolidated entity	(1,000,000)
Proceeds from related party	1,000,000
Gain on sale of entity	(174,106)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(429,557)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale leaseback financing, net	4,050,000
Payment on sale leaseback financing	(235,000)
Debt proceeds	15,415,000
Repayment of debt obligations	(11,379,677)
Proceeds from warrants exercised	303,349
Warrants issued	184,601
Offering costs paid on financing	(98,504)
Proceeds from sale of common stock	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,239,769

NET INCREASE (DECREASE) IN CASH	(931,612)
CASH AT BEGINNING OF YEAR	1,443,421

CASH AT END OF YEAR	$511,809

SUPPLEMENTARY INFORMATION:
Interest paid	$86,687
Income taxes paid	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Conversion of debt to common stock	$1,000,000
Warrants issued	$3,742,362
Non-cash contribution of Investment in Odyssey Retriever, Inc. for equity interest in Ocean Minerals, LLC	$2,735,000
Ocean Minerals, LLC acquisition liabilities	$5,719,834
Accrued expenses converted to equity	$—
Non-cash financing related to litigation financing	$4,633

PART III – EXHIBITS

Exhibit Number	Description

2.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the year ended February 28, 2001)

2.2	Certificate of Amendment filed with the Nevada Secretary of State on June 6, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed June 7, 2011)

2.3	Certificate of Amendment filed with the Nevada Secretary of State on February 18, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed February 19, 2016)

2.4	Certificate of Change filed with the Nevada Secretary of State on February 18, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 8-K filed February 19, 2016)

2.5	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K dated February 28, 2006)

2.6	Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed August 15, 2017)

3.1	Reference is hereby made to Exhibits 2.1 through 2.6.

3.2	Note and Warrant Purchase Agreement dated December 1, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed December 4, 2023)

3.3	Form of Promissory Note dated December 1, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed December 4, 2023)

3.4	Form of Tranche I Warrant to Purchase Common Stock dated December 1, 2023 (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 8-K filed December 4, 2023)

3.5	Form of Tranche II Warrant to Purchase Common Stock dated December 1, 2023 (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 8-K filed December 4, 2023)

3.6	Registration Rights Agreement dated December 1, 2023 (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 8-K filed December 4, 2023)

3.7	Form of Warrant Agreement between the Company and each investor named therein (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed June 10, 2022).

3.8	Form of Equity Exchange Agreement among Odyssey Marine Exploration, Inc. and the members of Ocean Minerals, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed June 5, 2023).

3.9	Form of Amended and Restated Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K dated May 17, 2024).

6.1†	2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company’s Report on Form 8-K dated August 3, 2005)

6.2†	Employment Agreement dated August 7, 2014, between the Company and Mark D. Gordon (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014)

6.3†	2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated January 2, 2015)

6.4†	2019 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A dated April 24, 2019).

6.5†	Executive Compensation Plan dated July 8, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated August 8, 2024)

6.6†	Executive Severance Plan dated August 5, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q dated August 8, 2024)

6.7	Note and Loan Agreement dated April 16, 2020 between Odyssey Marine Exploration, Inc. and Fifth Third Bancorp (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed April 22, 2020)

6.8	Loan Authorization, Note and Security Agreement dated May 16, 2020 and executed on June 26, 2020 between Odyssey Marine Exploration, Inc. and the U.S. Small Business Administration (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed June 30, 2020)

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6.9	Third Amendment to Note and Warrant Purchase Agreement and Note and Warrant Modification Agreement dated August 14, 2020 among Odyssey Marine Exploration, Inc. and the Lenders (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed August 20, 2020)

6.10	Form of Subscription Agreement between the Company and each investor named therein (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed June 10, 2022)

6.11	Note and Warrant Purchase Agreement dated March 6, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed March 10, 2023)

6.12	Promissory Note dated March 6, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed March 10, 2023)

6.13	Unit Purchase Agreement, dated June 4, 2023, among Odyssey Marine Exploration, Inc., Odyssey Minerals Cayman Limited, and Ocean Minerals, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed June 5, 2023)

6.14	Form of Contribution Agreement among Odyssey Marine Exploration, Inc., Odyssey Minerals Cayman Limited, and Ocean Minerals, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 8-K filed June 5, 2023)

6.15	Note and Warrant Purchase Agreement dated December 1, 2023 (incorporated by reference Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 4, 2023).

6.16	Form of Promissory Note dated December 1, 2023 (incorporated by reference Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 4, 2023).

6.17	Form of Tranche I Warrant to Purchase Common Stock dated December 1, 2023 (incorporated by reference Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 4, 2023).

6.18	Form of Tranche II Warrant to Purchase Common Stock dated December 1, 2023 (incorporated by reference Exhibit 10.4 to the Company’s Current Report on Form 8-K filed December 4, 2023).

6.19	Registration Rights Agreement dated December 1, 2023 (incorporated by reference Exhibit 10.5 to the Company’s Current Report on Form 8-K filed December 4, 2023).

6.20	Form of Amended and Restated Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023).

6.21	Executive Compensation Plan dated July 8, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2024).

6.22	Executive Severance Plan dated August 5, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed August 8, 2024).

6.23	Securities Purchase Agreement dated December 23, 2024 (incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.24	Registration Rights Agreement dated December 23, 2024 (incorporated by reference to Exhibit 10.02 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.25	Amendment to Note and Warrant Purchase Agreement dated December 23, 2024 (incorporated by reference to Exhibit 10.03 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.26	Amended and Restated Convertible Promissory Note dated December 23, 2024 (incorporated by reference to Exhibit 10.04 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.27	Amendment to Warrant to Purchase Common Stock dated December 23, 2024 (incorporated by reference to Exhibit 10.05 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.28*	Registration Rights Agreement dated December 23, 2024.

6.29	Amendment to Note and Warrant Purchase Agreement dated December 23, 2024 (incorporated by reference to Exhibit 10.07 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.30	Amended and Restated Convertible Promissory Note dated December 23, 2024 (incorporated by reference to Exhibit 10.08 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.31	Amendment to Warrant to Purchase Common Stock dated December 23, 2024 (incorporated by reference to Exhibit 10.09 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.32	Registration Rights Agreement dated December 23, 2024 (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed December 23, 2024).

6.33	Joint Venture Agreement dated December 23, 2024 (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed December 23, 2024).

10.1*	Power of Attorney (included on the signature page to this Offering Statement)

11.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

11.2*	Consent of Akerman LLP (included in Exhibit 12.1)

12.1*	Opinion of Akerman LLP

*	Filed herewith.
†	Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 24, 2025.

ODYSSEY MARINE EXPLORATION, INC..

/s/ Mark D. Gordon
Mark D. Gordon
Chairman of the Board and Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark D. Gordon and Susan Fennessey, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this offering statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark D. Gordon Mark D. Gordon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	January 24, 2025

/s/ Mark B. Justh Mark B. Justh	Director	January 24, 2025

/s/ Jon D. Sawyer Jon D. Sawyer	Director	January 24, 2025

/s/ Todd E. Siegel Todd E. Siegel	Director	January 24, 2025

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